UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 NAVITRAK INTERNATIONAL CORPORATION
(Name of small business issuer in its charter)

Nevada	3812	91-1918321
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1190 Barrington Street, Suite 400, Halifax, Nova Scotia, Canada B3H 2R4 800.661.7830
(Address and telephone number of principal executive offices)

1190 Barrington Street, Suite 400, Halifax, Nova Scotia, Canada B3H 2R4 800.661.7830
(Address of principal place of business or intended principal place of business)

Robert Knight, President Navitrak International Corporation 1190 Barrington Street, Suite 400, Halifax, Nova Scotia, Canada B3H 2R4 800.661.7830

(Name, address and telephone number of agent for service)

Copy of communications to:
Ethan Minsky
Clark Wilson LLP
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered for resale by selling stockholders	5,944,000	$1.00(3)	$5,944,000	$636.01
Common Stock to be offered for resale by selling stockholders upon exercise of share purchase warrants(1)	(2)6,972,000	$1.00	$6,972,000	$746.00
Total Registration Fee	12,916,000(2)	$1.00	$12,916,000	$1,382.01

(1)           An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)           Represents the aggregate number of shares of our common stock that may be issued upon the exercise of an aggregate of up to 6,972,000 share purchase warrants consisting of: (i) 2,872,000 share purchase warrants that we sold to 59 non U.S. investors in an offshore private placement of units that closed during the months of June, August and September, 2005, (ii) 4,000,000 share purchase warrants that we issued to a consultant to our company on December 1, 2004 and (iii) 100,000 share purchase warrants that we issued to one investor in satisfaction of a portion of the outstanding balance of a loan to our company on August 31, 2005. Each of the share purchase warrants that we issued in our offshore private placement of units can be exercised at any time on or before June 14, 2007, at an exercise price of $1.00. None of the 4,000,000 share purchase warrants that we issued to our consultant on December 1, 2004 can be exercised until they vest. 3,000,000 of this consultant’s warrants vest on January 15, 2006; the balance of 1,000,000 vests September 15, 2006. After vesting, these share purchase warrants may be exercised at varying prices: 2,000,000 may be exercised at an exercise price of $0.25 until November 30, 2006, an additional 1,000,000 may be exercised at an exercise price of $0.50 until November 30, 2007 and the balance of 1,000,000, which vest September 15, 2006, may be exercised at an exercise price of $1.00 until November 30, 2009.

(3)           This fee is calculated in accordance with Rule 457(c) of the Securities Act and is estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price of our common stock on the Pink Sheets LLC on December 22, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS	Subject to Completion
______________, 2005

Navitrak International Corporation

12,916,000 Shares of Common Stock of Navitrak International Corporation

_________________________________

This prospectus relates to the resale by certain selling stockholders of Navitrak International Corporation of up to 12,916,000 shares of our common stock consisting of:

- up to 5,744,000 shares of our common stock that we sold to 59 non-U.S. investors in an offshore private placement of units that closed during the months of June, August and September, 2005;

- up to 2,872,000 shares of our common stock which may be issued upon the exercise of up to 2,872,000 share purchase warrants that we sold to 59 non-U.S. investors in an offshore private placement of units that closed during the months of June, August and September, 2005;

- up to 4,000,000 shares of our common stock which may be issued upon the exercise of up to 4,000,000 share purchase warrants that we issued on December 1, 2004, to a consultant of our company;

- up to 200,000 shares of our common stock that we issued to a non-U.S. investor in an offshore private placement of units that closed on August 31, 2005; and

- up to 100,000 shares of our common stock which may be issued upon the exercise of up to 100,000 share purchase warrants that we issued to a non-U.S. investor in an offshore private placement of units that closed on August 31, 2005.

The selling stockholders may offer and sell their shares of common stock on a continuous or delayed basis. The sales may be conducted in the open market or in privately negotiated transactions, and will be made at the fixed price of $1.00 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at fixed prices, prevailing market prices at the time of sale, varying prices or negotiated prices. The Pink Sheets is not considered an exchange for purposes of selling at other than the fixed price of $1.00.

We have been advised by the selling shareholders that they may offer to sell all or a portion of the shares of common stock being offered in this prospectus from time to time. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders, although we could receive proceeds of up to $4,972,000 if all of the share purchase warrants are exercised. We will pay all of the costs of registering these shares for resale.

Shares of our common stock are currently quoted on the over-the-counter market maintained by Pink Sheets LLC (www.pinksheets.com) under the trading symbol “NVKI”. On December 22, 2005, the closing price for one share of our common stock (last sale of the day) was $0.97 on the Pink Sheets LLC.

Our business is subject to many risks and an investment in our common stock will involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 9 of this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is ____________________, 2005.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY

Our Business

We are in the business of providing advanced software systems for the operation of airborne cameras and sensors that provide geographically synchronized active navigation solutions primarily for airborne vehicles. Our predecessor company sold, and we plan to continue to sell, software systems primarily to government agencies, including law enforcement, fire fighters, search and rescue organizations and the military. Our principal administrative office is located at 1190 Barrington Street, Suite 400, Halifax, Nova Scotia, Canada B3H 2R4. The telephone number for our principal administrative office is 800.661.7830.

We have four subsidiary corporations. One of these – Navitrak Engineering Incorporated - has an active business. Navitrak Engineering Incorporated is a Nova Scotia corporation with its principal place of business located at 1190 Barrington Street, Suite 400, Halifax, Nova Scotia, Canada B3H 2R4. We conduct our Canadian operations through this company, which we acquired on November 12, 2004 in a transaction whereby we acquired the operating business of Navitrak International Corporation (an unrelated Canadian corporation whose only operating subsidiary was Navitrak Engineering Incorporated). As a result of this acquisition, the acquired business of the Canadian Navitrak companies became our predecessor business and is referred to as such throughout this document. The second of our four subsidiaries is 0705951 B.C. Ltd., a British Columbia corporation that was incorporated solely for the purposes of preserving tax losses accumulated in prior years by our subsidiary, Navitrak Engineering Incorporated. 0705951 B.C. Ltd does not currently have any assets or active business. Our third subsidiary, Navitrak Sales Corporation, is a Nevada corporation that does not currently have any assets or active business. Our fourth subsidiary is Navitrak Technologies Inc., which was recently incorporated to hold software licenses acquired from U.S. corporations. It does not yet have any assets or an active business.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling stockholders of Navitrak International Corporation of up to 12,916,000 shares of our common stock consisting of:

- up to 5,744,000 shares of our common stock that we sold to 59 non-U.S. investors in an offshore private placement of units that closed during the months of June, August and September, 2005;

- up to 2,872,000 shares of our common stock which may be issued upon the exercise of up to 2,872,000 share purchase warrants that we sold to 59 non-U.S. investors in an offshore private placement of units that closed during the months of June, August and September, 2005;

- up to 4,000,000 shares of our common stock which may be issued upon the exercise of up to 4,000,000 share purchase warrants that we issued on December 1, 2004, to a consultant of our company;

- up to 200,000 shares of our common stock that we issued to a non-U.S. investor in an offshore private placement of units that closed on August 31, 2005; and

- up to 100,000 shares of our common stock which may be issued upon the exercise of up to 100,000 share purchase warrants that we issued to a non-U.S. investor in an offshore private placement of units that closed on August 31, 2005.

Number of Shares Outstanding

There were 30,702,430 shares of our common stock issued and outstanding as at December 22, 2005.

Estimated Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling security holders, although we could receive proceeds of up to $4,972,000 if all of the 6,972,000 share purchase warrants are exercised. If the share purchase warrants are exercised, we will use the proceeds to pay employee salaries and consulting fees over the next 12 months, to acquire additional computer hardware and software for our research and development efforts, to acquire additional inventory of hardware parts essential to the guidance systems of our software, to pay professional fees and rent over the next 12 months and for general working capital.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2004 and 2003, the audited pre-acquisition financial statements of our predecessor business for the period from January 1, 2004 to November 11, 2004 and the year ended December 31, 2003 and the interim consolidated financial statements for the nine-month periods ended September 30, 2005 and 2004 (together with the comparative 2004 pre-acquisition numbers for our predecessor) including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 51 of this prospectus. We acquired our predecessor business on November 12, 2004 through an asset acquisition. The acquired business assets are those of our predecessor business by virtue of the completed acquisition and financial information prior to the acquisition date below has been provided for each of our company and the predecessor business. In contemplation of the acquisition of our predecessor business, we discontinued our involvement with our previous e-plug technology business. Information pertaining to the e-plug technology business and its ultimate disposal has been segregated in our consolidated financial statements as “discontinued operations”. For the purposes of the information below, the pre-acquisition financial information of our predecessor business is denoted as "predecessor" while the post-acquisition results of our company are denoted as "successor".

	For the period from January 1, 2004 to November 11, 2004(1)	For the year ended December 31, 2004(2)		For the nine-month period ended September 30, 2005(2)
Revenue	$104,844	$	Nil	$81,733
Loss for the period from continuing operations	$(1,101,309)		$(2,580,205)	$(5,472,543)
Loss Per Share - basic and diluted – continuing operations	$(0.03)		$(0.10)	$(0.21)

	As at December 31, 2004(2)	As at September 30, 2005(2)
Working Capital Deficit	$(1,755,412)	$(1,191,379)
Total Assets	$4,803,699	$6,079,212
Total Stockholders’ Equity	$2,711,233	$3,375,730
Accumulated Deficit	$(2,786,587)	$(8,259,130)

(1)          Represents the consolidated results of operations of the predecessor company.

(2)          Represents the consolidated financial position and consolidated results of operations of the successor company.

RISK FACTORS

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements. Forward-looking statements are statements which relate to future events or our future performance, including our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", or "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks enumerated in this section entitled "Risk Factors", that may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this Registration Statement. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL STATEMENT ABOUT RISKS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS ASSOCIATED WITH OUR BUSINESS

Competition in our primary market is fierce. If we cannot compete in this market, our business will be adversely affected and you could lose all of your investment

The military and commercial industries in which we operate are fiercely competitive. Our competitors range from highly resourceful small concerns, which engineer and produce specialized items, to large, diversified firms with extensive resources. Several established and emerging companies offer a variety of products similar to our own, including Harris Corp., Thales Group and Raytheon Company in the military sector and Avalex Technologies, AeroComputers Airborne Systems and EuroNav Navigation Systems in the law enforcement sector. Many of our competitors have more extensive or more specialized engineering, research and development, manufacturing and marketing capabilities than we do. There can be no assurance that we can continue to compete with these firms. In addition, some of our largest customers could develop the capability to manufacture products similar to ours. This could result in these customers supplying their own products and competing directly with us for sales of these products to other customers, all of which could significantly reduce our revenues and seriously harm our business.

Our future success will depend on our ability to timely develop new and improved products that achieve market acceptance

Our industry is characterized by rapidly changing technologies and evolving standards. Accordingly, our future performance depends on a number of factors, including our ability to:

•	Identify emerging technological trends in our target markets;
•	Develop and maintain competitive products;
•	Enhance our products by adding innovative features that differentiate our products from those of our competitors; and
•	Manufacture and bring cost-effective products to market quickly.

In order to remain competitive we believe that we must continue to invest significant resources in research and development in an effort to ensure the development of new and improved products. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures ultimately will lead to the timely development of new products. Due to the design complexity of some of our products, development and introduction of new or improved products can be a lengthy process and we cannot be assured that the markets for our products will develop as we anticipate. The failure of our products to gain market acceptance could significantly reduce our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing products that gain market acceptance in advance of our products or that our competitors will not develop new products that cause our existing products to become obsolete. If we fail in our new product development efforts or our products fail to achieve market acceptance more rapidly than those of our competitors, our revenues will decline and our business, financial condition and results of operations will be adversely affected.

Changes in technology, changes in customer requirements and preferences, introduction of products and services embodying new or different technologies and the emergence of new industry standards and practices could render our existing technology and products less competitive or obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our technology and products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future with our current products, to accommodate such increases in a timely manner.

RISKS RELATED TO OUR COMPANY

We have historically depended on the U.S. government and associated federal, state and local agencies for a significant portion of our revenues. The loss of this customer base would have a material adverse consequence on our business.

We are highly dependent on sales to the U.S. government and associated federal, state and local government agencies. During the nine-month period ended September 30, 2005, we completed one sale to the City of Philadelphia Police Department. During the period from January 1, 2004 to November 11, 2004, and the year ended December 31, 2003, approximately 91 percent and 67 percent of our predecessor’s revenues, respectively, were derived from sales to the U.S. government. Any significant disruption of or deterioration in our relationship with the U.S. government and related federal, state and local government agencies would significantly reduce our revenues and could cause our business to fail.

Further, U.S. government programs are frequently implemented through the award of many different individual contracts and subcontracts, funding for which is subject to appropriation by the U.S. Congress. Although multi-year contracts may be planned or authorized in connection with major programs, Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs often receive only partial funding initially, with additional funds committed only as and if Congress makes further appropriations in subsequent years. If Congress were to fail to approve additional funding for any project for which our company had received a contract, our business could be adversely impacted.

U.S. government contracts are usually subject to oversight audits by U.S. government representatives. In addition, these contracts usually permit termination without prior notice for the U.S. government’s convenience, upon payment of compensation for work done to the date of termination. The cancellation of any project in which we may be involved could adversely affect our operations.

Finally, U.S. government contracts generally require that contractors comply with numerous requirements, including those related to procurement integrity, export control, security regulations, employment practices, protection of the environment, accuracy of records and the recording of costs and foreign corruption. These requirements increase our performance and compliance costs. Failure to comply with these requirements could lead to suspension or debarment from U.S. government contracting or subcontracting for a period of time.

Because a significant portion of our future revenues are expected to be dependent on our U.S. government contracts, the loss of one or more of these government contracts due to a lack of appropriation, early termination for the government’s convenience, or failure to comply with contract requirements would adversely affect our ability to fund our operations, and could cause our business to fail.

If we cannot qualify for a security clearance, we may not qualify to receive future U.S. Government contracts that require a security clearance. In addition, the U.S. government prefers to do business with U.S. companies with operations located in the United States.

Our research and development is performed in Canada. A majority of our current directors and a majority of our current shareholders are neither U.S. citizens nor U.S. residents. Companies like ours, whose management or operations may be influenced, directly or indirectly, by foreign interests, are considered by the U.S. government to be under ‘Foreign Ownership, Control or Influence’, or “FOCI”. Companies

that are under FOCI may find it difficult or even impossible to obtain access to classified materials. These companies may, as a result, find it difficult or impossible to qualify for government contracts, especially for the U.S. military community. In order to obtain a security clearance from the U.S. government, we will need to mitigate any risks presented by FOCI in order to assure the U.S. government that there will be no possibility of unauthorized access to, or an adverse effect upon, U.S. government classified material. We may not be able to obtain a security clearance from the U.S. Government because we may not be able to mitigate the effects of FOCI.

Further, International Traffic in Arms Regulation makes it difficult for companies with operations located in Canada to compete with U.S. companies whose operations are located in the United States for contracts that involve advanced International Traffic in Arms restricted technology. We believe that the U.S. government will be more inclined to enter into contracts requiring the use and/or development of such technology with U.S. companies whose operations are located in the United States. We do not currently have the capital to effect a relocation of our operations from Canada to the United States. If we cannot relocate our operations to the United States, our business with the U.S. government might be adversely affected.

We may not be successful in obtaining the necessary export licenses to conduct operations abroad, and the United States Congress may prevent proposed sales to foreign governments.

Export licenses are required from United States government agencies under the Export Administration Act, the Trading with the Enemy Act of 1917 and the Arms Export Control Act of 1976 for export of many of the components of our products. We can give no assurance that we will be successful in obtaining these licenses. Recently, heightened government scrutiny of export licenses for products in our market has resulted in lengthened review periods for our license applications. Failure to obtain or delays in obtaining these licenses would prevent or delay us from selling our products and would have a material adverse effect on our business, financial condition and results of operations.

We are focused on one group of products. It the market for these products shrinks or disappears, our business could fail.

We have focussed our resources on the development of one group of related products that we sell into a small and fiercely competitive market in which we compete with larger and better equipped competitors with greater capital and other resources than are available to our company. If our products or our marketing efforts prove to be inadequate our lack of diversity could cause our business to fail.

We have a history of operating losses and we may never be profitable.

We have yet to establish profitable operations and we may never be able to operate profitably.  We incurred a loss from continuing operations of $2,580,205 for the year ended December 31, 2004 and $5,472,543 for the nine months ended September 30, 2005. Not included in the loss for the year ended December 31, 2004 is the loss that our predecessor incurred for the period from January 1, 2004 to November 11, 2004 (immediately preceding the acquisition date) of $1,101,309. At December 31, 2004, we had an accumulated deficit of $2,786,587 and, at September 30, 2005 we had an accumulated deficit of $8,259,130.  Our revenues have not, historically, been sufficient to sustain our operations and we expect that our revenues will not be sufficient to sustain our operations for the foreseeable future.  We have, historically, depended upon capital infusion from the issuance of long and short term debt and equity securities to provide the cash needed to fund operations but we cannot be assured that we will be able to continue to do so.  Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our marketing and sales efforts.  No assurances can be given that we will ever be profitable.

As of September 30, 2005, we had a working capital deficit of $1,291,379. We estimate our cash requirements for the one-year period ending September 30, 2006 to be approximately $3,489,000. We intend to fulfill any additional cash requirement through the issuance of long-term debt and the sale of our securities as we do not expect to receive sufficient revenue to satisfy our cash requirements to September 30, 2006. There can be no assurance that capital will continue to be available if necessary to meet these continuing costs or, if the capital is available, that it will be on terms acceptable to us.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on the December 31, 2004 consolidated financial statements and the acquisition date financial statements of our predecessor, which are included with this registration statement. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We may not be able to effectively protect our intellectual property rights, the foundation of our business, which could harm our business by making it easier for our competitors to duplicate our services.

Certain aspects of our products, processes, services and technology are proprietary. In the past, we have taken steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods.

Three patents that were issued to our company’s predecessor and three patent applications with respect to additional patent claims pertaining to various aspects of our technology were assigned to us on November 12, 2004. We have since abandoned all six of these patents and patent applications and we do not currently own any patents, patents pending or patent applications. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our products and services. We cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertion by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Litigation can be prohibitively expensive and can divert resources even if we win. We may not have the financial resources to fight a protracted legal battle to defend our patents. Any litigation could have a material adverse effect on our business, financial condition and operating results.

We may not effectively manage the growth necessary to execute our business plan.

Our business plan anticipates a significant increase in the number of our strategic partners, manufacturers, dealers, distributors and customers. This growth will place significant strain on our current personnel, systems and resources. We expect that we will be required to hire qualified employees to help us manage our growth effectively. We believe that we will also be required to improve our management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. If we fail to manage our anticipated growth effectively, our business could be adversely affected.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States in Canada. We maintain permanent places of business within the United States in New York and Washington. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

Our Articles of Incorporation exculpate our officers and directors from any liability to our company or our shareholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our shareholders from suing our officers and directors based upon breaches of their duties to our company, though such an action, if successful, might otherwise benefit our company and our shareholders.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue employee/director/consultant options or if we issue additional shares to finance our operations.

We may in the future grant to some or all of our directors, officers, insiders, and key employees options to purchase our common shares as non-cash incentives to those persons. These options may be granted at exercise prices equal to or less than market prices, and may be granted when the market for our securities is depressed. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional shares or decide to enter into joint ventures with other parties in order to raise financing or acquire other businesses through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. There are currently outstanding common share purchase warrants and options exercisable into 11,812,000 common shares which, if exercised, would represent approximately 25.5% of our issued and outstanding shares. If all of these warrants and options are exercised and the underlying shares are issued, such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our shares or a change in the control of our company.

A decline in the price of our common stock could affect our ability to raise further working capital and our ability to continue our normal operations.

Historically, our operations have been financed in large part through a combination of debt and the sale of equity securities. A prolonged decline in the price of our common stock could make it difficult for us to raise capital through the sale of our equity securities. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations.

Earnings and Dividend Record.

We have no earnings or dividend record. We have not paid dividends on our common shares since incorporation and do not anticipate doing so in the foreseeable future. We do not generate any cash flow from operations and could not expect to do so in the foreseeable future.

Dependence on Key Management Employees.

The nature of our business, our ability to continue our development of new and innovative products and to develop a competitive edge in our marketplace depends, in large part, on our ability to attract and maintain qualified key personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of key management figures, such as Bob Knight, our President, Joel Strickland, our Director of Business Development, Herb Lustig, our General Manager, and Adam Wolinski, our Director of Technology, Research and Development. The loss of any of these key people could have a material adverse effect on our business. We do not currently maintain key-man life insurance on any of our key employees.

RISKS ASSOCIATED WITH OUR COMMON STOCK

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Our common stock is not presently traded on any securities exchange, although our common shares are quoted on the over-the-counter market operated by Pink Sheets LLC. The sale of a substantial number of shares of our common stock in any public market could cause a reduction in the market price of our common stock. We had 30,702,430 shares of our common stock issued and outstanding as of December 22, 2005. When this registration statement is declared effective, the selling stockholders may be reselling up to 12,916,000 shares of our common stock and, as a result of this registration statement, a substantial number of our shares of our common stock may be available for immediate resale, which could have an adverse effect on the price of our common stock.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

Our common stock is presently not traded on any securities exchange and we have not applied for listing or quotation on any securities exchange. The shares of our common stock are however quoted on the pink sheets, operated by Pink Sheets, LLC. There is currently very little active trading in the market for our common stock and such a market may not develop or be sustained. We currently plan to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that an actively traded public market will materialize. If our common stock is not quoted on the OTC Bulletin Board or if an active public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

The holders of the 6,972,000 outstanding share purchase warrants have the right to exercise the share purchase warrants and receive shares of our common stock. If the holders exercise all or any number of their share purchase warrants, there will be dilution of your shares of our common stock.

The exercise of any or all of the share purchase warrants will result in dilution to the interests of other holders of our common stock since the holders may ultimately exercise all of the warrants and they may sell some or all of these shares into the public market. If the holders of all of the share purchase warrants exercised all of their share purchase warrants, then we would be required to issue an additional 6,972,000 shares of our common stock, which would represent approximately 22.7% of our issued and outstanding shares on December 22, 2005.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

As used in this prospectus, the terms "we", "us", "our", and "Navitrak" mean Navitrak International Corporation, and our subsidiaries, unless otherwise indicated.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.800.SEC.0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of Navitrak International Corporation of up to 12,916,000 shares of our common stock consisting of:

- up to 5,744,000 shares of our common stock that we sold to 59 non-U.S. investors in an offshore private placement of units that closed during the months of June, August and September, 2005;

- up to 2,872,000 shares of our common stock which may be issued upon the exercise of up to 2,872,000 share purchase warrants that we sold to 59 non-U.S. investors in an offshore private placement of units that closed during the months of June, August and September, 2005;

- up to 4,000,000 shares of our common stock which may be issued upon the exercise of up to 4,000,000 share purchase warrants that we issued on December 1, 2004, to a consultant of our company;

- up to 200,000 shares of our common stock that we issued to a non-U.S. investor in an offshore private placement of units that closed on August 31, 2005; and

- up to 100,000 shares of our common stock which may be issued upon the exercise of up to 100,000 share purchase warrants that we issued to a non-U.S. investor in an offshore private placement of units that closed on August 31, 2005.

The selling stockholders may offer and sell their shares of common stock on a continuous or delayed basis. The sales may be conducted in the open market or in privately negotiated transactions, and will be made at the fixed price of $1.00 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at fixed prices, prevailing market prices at the time of sale, varying prices or negotiated prices. The Pink Sheets is not considered an exchange for purposes of selling at other than the fixed price of $1.00.

We have been advised by the selling shareholders that they may offer to sell all or a portion of the shares of common stock being offered in this prospectus from time to time. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders, although we could receive proceeds of up to $4,972,000 if all of the share purchase warrants are exercised. We will pay all of the costs of registering these shares for resale.

Shares of our common stock are currently quoted on the over-the-counter market maintained by Pink Sheets LLC (www.pinksheets.com) under the trading symbol “NVKI”. On December 22, 2005, the closing price for one share of our common stock (last sale of the day) was $0.97 on the Pink Sheets LLC.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the respective selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders, although we may receive proceeds of up to $4,972,000 upon the exercise of the share purchase warrants. If the share purchase warrants are exercised, we will use the proceeds to pay employee salaries and consulting fees over the next 12 months, to acquire additional computer hardware and software for our research and development efforts, to acquire additional inventory of hardware parts essential to the guidance systems of our software, to pay professional fees and rent over the next 12 months and for general working capital.

DETERMINATION OF OFFERING PRICE

The sales may be conducted in the open market or in privately negotiated transactions, and will be made at the fixed price of $1.00 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at fixed prices, prevailing market prices at the time of sale, varying prices or negotiated prices. The Pink Sheets is not considered an exchange for purposes of selling at other than the fixed price of $1.00.

We have been advised by the selling shareholders that they may offer to sell all or a portion of the shares of common stock being offered in this prospectus from time to time. We will not receive any proceeds form the resale of shares of our common stock by the selling shareholders, although we could receive proceeds of up to $4,972,000 if all of the share purchase warrants are exercised. We will pay all of the costs of registering these shares for resale.

SELLING SECURITY HOLDERS

All of the shares of common stock issued are being offered by the selling security holders listed in the table below. We issued all of these shares of common stock, or the share purchase warrants that may be exercised in exchange for these shares of common stock, in private placement transactions that were exempt from the registration requirements imposed by the Securities Act of 1933, as amended, pursuant to the exemptions provided by Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder.

The selling stockholders may offer and sell, from time to time, any or all of the 5,944,000 shares of common stock already issued to them and up to an additional 6,972,000 shares of common stock that may be issued to them upon exercise of the share purchase warrants. Because the selling stockholders may offer all or only some portion of the 12,916,000 shares of common stock being registered hereby, we cannot estimate the number of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock by the selling stockholders as of December 22, 2005, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.

Other than the relationships described below, none of the selling stockholders has, nor have they within the past three years had, any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Navitrak	Common Shares owned by the Selling Stockholder (2)	Number of Shares Issuable Upon Exercise of all of the Share Purchase Warrants	Total Shares Registered(3)	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
Alpine Atlantic Asset Management(4) Usteristrasse 19 CH-8023 Zurich Switzerland	10,000	5,000	15,000	Nil	0%
H. Jakob Amstad Geissweidli 29 CH-Willerzell Switzerland	40,000	20,000	60,000	Nil	0%
Zsolt Bandy Toedistrasse CH-8700 Kuesnacht Switzerland	70,000	35,000	105,000	Nil	0%
Margrit Behringer AM Gsteigtobel 4 8713 Uerikon Switzerland	40,000	20,000	60,000	Nil	0%

Urs Bhend Ebnestrasse 32 CH-8712 Staefa Switzerland	50,000	25,000	75,000	Nil	0%
Bits Management Corp.(5) Pasea Estate Road Town Tortola, BVI	100,000	50,000	150,000	Nil	0%
Philip Both Alte Zuerichster 7 CH-8133 Esslingen Switzerland	70,000	35,000	105,000	Nil	0%
Anna Brack Bahnhofstrasse 2 CH-8700 Kuesnacht Switzerland	40,000	20,000	60,000	Nil	0%
Rolf Brack Bahnhofstrasse 2 CH-8700 Kuesnacht Switzerland	30,000	15,000	45,000	Nil	0%
Martin Brunner Kapf CH-9450 Luchingen Switzerland	100,000	50,000	150,000	Nil	0%
Adolf Brupacher-Gubler Bruechstrasse 89 8706 Meilen Switzerland	30,000	15,000	45,000	Nil	0%
Couts Bank Von Ernst Ltd.(6) Stauffacherstrasse 1 CH – 8022, Zurich Switzerland	1,000,000	500,000	1,500,000	Nil	0%
Daimler Capital Partners Ltd. (7) 2 rue Thalberg CH-1201, Geneva Switzerland	488,000	244,000	732,000	Nil	0%
Fritz Eggimann Bachstrasse 36 CH-5417 Untersiggenthal Switzerland	30,000	15,000	45,000	Nil	0%
Roberto Faucitano Monte Rosa 74 Milano, Italy	60,000	30,000	90,000	Nil	0%
FIBI Bank (Switzerland) Ltd. (8) See Str. 61 CH-8027 Zurich Switzerland	200,000	100,000	300,000	Nil	0%

Beatrice Fischli Oberseestr 17 CH-8752 Nafels, Switzerland	20,000	10,000	30,000	Nil	0%
Gisela Flury Chalet Christiania Oberdorfstrasse 15 CH-3920 Zermatt Switzerland	230,000	115,000	345,000	Nil	0%
Luzia Maria Froehli Rte. Du Village CH-1195 Bursinel Switzerland	100,000	50,000	150,000	Nil	0%
Felix Gaehwiler Raespweg 11 CH-8126 Zumikor Switzerland	20,000	10,000	30,000	Nil	0%
Gabi Glesti Spiegelgasse 2 CH-8001, Zurich Switzerland	20,000	10,000	30,000	Nil	0%
Hedy Goette-Berger Tannsteinweg 19 CH-8800, Thalwil Switzerland	70,000	35,000	105,000	Nil	0%
Hans Graessli Hofenstrasse 83 CH-8708 Maennedorf Switzerland	20,000	10,000	30,000	Nil	0%
Maurizio Grizzi AM Furtbach 17 CH-8106 Adlikon Switzerland	14,000	7,000	21,000	Nil	0%
Reto Hartinger Viktoriastr. 13 CH-8057 Zurich Switzerland	50,000	25,000	75,000	Nil	0%
Walter Keller Hummelbergster 75 CH-8645 Jona Switzerland	100,000	50,000	150,000	Nil	0%
Peter Kunz Seestrasse 510 Postfach 522 CH-8706 Meilen Switzerland	20,000	10,000	30,000	Nil	0%
Rolf Leeman Postfach 204 CH-8340 Hinwil Switzerland	100,000	50,000	150,000	Nil	0%

Priska Leutenegger Tannacker 21 CH-3122 Kehrsatz Switzerland	20,000	10,000	30,000	Nil	0%
Liechtensteinische Landesbank AG(9) Staedtle 44, PO Box 384 FL-9490 Vaduz Principality of Liechtenstein, Europe	200,000	100,000	300,000	Nil	0%
Herbi Lips Dorfstrasse 55 CH-8802 Kilchberg Switzerland	400,000	50,000	150,000	300,000	*
Maurizio Mazzei-Croci Tannholzstr. 24 CH-8705 Wieh Switzerland	20,000	10,000	30,000	Nil	0%
Margrit Messmer Eugen Huber Strasse 63 CH-8048 Zurich Switzerland	20,000	10,000	30,000	Nil	0%
Andre Meyer Solibodenstr. 9 CH-8180 Bulach Switzerland	8,000	4,000	12,000	Nil	0%
Roger Muelhaupt Espigraben 18A CH-8264 Eschenz Switzerland	670,000	335,000	1,005,000	Nil	0%
Beatrice Peter Freundenbergstr 71 CH-8044 Zurich Switzerland	240,000	50,000	150,000	140,000	*
Realprisma AG(10) Algierstr. 1 CH-8048 Zurich Switzerland	20,000	10,000	30,000	Nil	0%
Kurt Rebsamen Schlierenstrasse 13 CH-8142 Uitikon Waldegg, Switzerland	60,000	20,000	60,000	20,000	*
Max Rechsteiner Attenhoferstrasse 8 CH-8640 Rapperswil Switzerland	30,000	15,000	45,000	Nil	0%
Rudy Rieser Burgen Weg 4 CH-6052 Hergiswil Switzerland	70,000	35,000	105,000	Nil	0%

Kurt Rohner Gossauerstrasse 14 CH-8340 Hinwil Switzerland	40,000	20,000	60,000	Nil	0%
Walter Rohr Rebenstrasse 43 CH-8309 Birchwil Switzerland	40,000	20,000	60,000	Nil	0%
RPC AG (11) Algierstrasse 1 CH-8048 Zurich Switzerland	100,000	50,000	150,000	Nil	0%
Heinz Ruff Rohliberg 24 CH-6330 Cham Switzerland	30,000	15,000	45,000	Nil	0%
Argang Schariat Du Flonzel 41 CH-1053 La Conversion Vaud Switzerland	400,000	200,000	600,000	Nil	0%
Jean Schmid Lindenstr. 16 CH-8953 Dietikon Switzerland	50,000	25,000	75,000	Nil	0%
Gertrud Schneider Pfarrahausgasse 11 CH-8706 Meilen Switzerland	20,000	10,000	30,000	Nil	0%
Walter Schneider Buelstrasse 16 CH-8143 Stallikon Switzerland	300,000	50,000	150,000	200,000	*
Philipp Senn Trichtenhausenstr 38 CH-8053 Zurich Switzerland	70,000	35,000	105,000	Nil	0%
Alexey Shkoda Hyposwiss Privatbank AG Schutzengasse 4 CH-8023, Zurich Switzerland	100,000	50,000	150,000	Nil	0%
Giovanni Sileno IM Dorfli 43 CH-8953 Dietikon Switzerland	14,000	7,000	21,000	Nil	0%
Karin Strobele Vetterliweg 61 CH-8048 Zurich Switzerland	10,000	5,000	15,000	Nil	0%

Peter Tschirky Baecherstrasse 27A CH-8806 Bach Switzerland	420,000	50,000	150,000	320,000	1.04%
Margrit Unterrassner Weinrebenstr 30 CH-8708 Mauudedorf Switzerland	20,000	10,000	30,000	Nil	0%
Hans Wenger Vordere Grundstr. 18 CH-8135 Langnam a.A. Switzerland	30,000	15,000	45,000	Nil	0%
Emil Wettstein-Jahn Weissenrainstr 6 CH-8908 Maennedorf Switzerland	40,000	20,000	60,000	Nil	0%
Daniel Zoladz Waffenplatzstrasse 11 CH-8002 Zurich, Switzerland	100,000	50,000	150,000	Nil	0%
Susi Zumbuehl Wofisbuehl 24 CH-6020 Emmenbruecke Switzerland	60,000	30,000	90,000	Nil	0%
G.M. Capital Partners Ltd.(12) 2, Rue Thalberg CP 1507 CH-1211 Geneve 1 Switzerland	16,412	4,000,000	4,000,000	16,412	*
1199684 Ontario Inc. (13) 9468 Willey Road RR#3 Iona Station, Ontario N0L 1P0 Canada	200,000	100,000	300,000	Nil	0%
Total	6,940,412	6,972,000	12,916,000	996,412	2.28%

*holds less than 1%

(1)

Assumes that all 6,972,000 of the share purchase warrants are exercised and that all 5,944,000 shares of the common stock being offered are sold. Based on 30,702,430 common shares issued and outstanding on December 22, 2005.

(2)

The number of shares of common stock listed as beneficially owned by such selling stockholder represents the number of shares of common stock currently owned and potentially issuable to such selling stockholder. For these purposes, any contractual or other restriction on the number of securities the selling stockholder may own at any point have been disregarded.

(3)	Represents the total common stock and shares issuable upon exercise of Share Purchase Warrants.

(4)

Erwin Speckert, the principal officer of Alpine Atlantic Asset Management, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Alpine Atlantic Asset Management.

(5)

Joe Sommer, the principal shareholder, director and officer of Bits Management, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Bits Management.

(6)

John Riedi, the principal officer of Couts Bank Von Ernst Ltd., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Couts Bank Von Ernst Ltd.

(7)

Bill Meadow, Managing Director of Daimler Capital Partners Inc. exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Daimler Capital Partners Inc.

(8)

Rene Schmidt, the principal officer at FIBI Bank (Switzerland) Ltd., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by FIBI Bank (Switzerland) Ltd.

(9)

Ekkehard Leeb, an officer of Liechtensteinische Landesbank AG, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Lichtensteinische Landesbank AG.

(10)	Peter Wieland, the Managing Director of Realprisma AG, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Realprisma AG.
(11)	Peter Wieland, the Managing Director of RPC AG, exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by RPC AG.
(12)

J.A. Michie, the Managing Director of G.M. Capital Partners Ltd., and Marc Angst, a director of G.M. Capital Partners Ltd., exercise dispositive and voting power with respect to the securities of our company that are registered in the name of G.M. Capital Partners Ltd.

(13)

David Kuiak, the President and principal shareholder of 1199684 Ontario Inc. exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by 1199684 Ontario Inc.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently Pink Sheets LLC), in privately negotiated transactions or otherwise. Because there is currently no established public trading market for our common stock, the selling stockholders will sell their shares of common stock under this prospectus at a fixed price of $1.00 per share until our common stock is quoted on the OTC Bulletin Board, or quoted or listed for trading on any other exchange, and thereafter at fixed prices, negotiated prices or at prices related to market prices at that time. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock offered for resale by this prospectus, including the shares of common stock that may be issued upon exercise of the share purchase warrants, may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions; and
(g)	a combination of any of the aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will either: (i) amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares; or (ii) if appropriate, file a Rule 424 prospectus supplement disclosing the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Liberty Transfer Company, 274 B New York Avenue, Huntington, New York, 11743 (Telephone: 631.385.1616; Facsimile: 631.385.1619).

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling security holders was passed upon by the law firm of Clark Wilson LLP of Vancouver, British Columbia, Canada.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers of Navitrak

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Robert Knight	Director and President Director and President of Navitrak Engineering Incorporated	48	July 10, 1998
Richard Brown	Director, Chief Financial Officer	46	November 12, 2004
Randle Barrington-Foote	Director	52	November 12, 2004
Joel Strickland	Director	42	November 12, 2004
Herbert Lustig	General Manager, Navitrak International Corporation	53	June 15, 2005

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he/she was employed.

Robert Knight, Director and President

Mr. Knight was a Director of our company from July 10, 1998 until September 1, 1998. He was also our President, Secretary and Treasurer from July 10, 1998 until September 1, 1998. He was re-appointed as a director of our company on August 24, 2001. He was re-appointed as the President, Secretary and Treasurer of our company on May 10, 2004.

Mr. Knight has 15 years of experience in corporate finance and has served in various capacities for a number of public companies over that same period of time. He served as our President, Treasurer and Secretary from May 10, 2004 and, though he resigned from the offices of Treasurer and Secretary on November 12, 2004, he continues to serve as our President. From September 1998 until January 12, 2005, Mr. Knight served as the President, Secretary-Treasurer and a Director of Synova Healthcare Group, Inc. (PK: SNVH.PK), a U.S. reporting company formerly known as Advanced Global Industries Ltd. and Centaur BioResearch Corp., which distributes non-invasive medical diagnostic tools mainly for women. Mr. Knight has served as a Director of Invisa, Inc. (OTC-BB: INSA.OB), a reporting company in the United States whose shares trade on the OTC Bulletin Board, from September, 1998 until April, 2005. Invisa, Inc. manufactures and distributes safety sensing equipment used mainly for parking gate closure devices. Mr. Knight served as President, Secretary and Treasurer of Invisa, Inc. from 1998 until February 2000. From July 1998 to December 22, 2005, Mr. Knight served as a Director of Heartland Oil and Gas Corp. (OTC-BB: HOGC.OB), a reporting company in the United States whose shares are quoted on the OTC Bulletin Board. Heartland Oil and Gas Corp. is involved in the exploration and development of coal bed methane gas properties in the United States. Mr. Knight served as President of Heartland Oil and Gas Corp. from July, 1998 until September 2002, as its Chief Financial Officer from September 2002 until November 2004 and as its corporate Secretary from July 1998 until November 2004. Mr. Knight served as Treasurer and Director of Advertain On-Line Inc. from March 2000 until June 2003. Advertain On-Line Inc. is an on-line advertising software development firm. On December 4, 2005, Mr. Knight was appointed as President and as a member of the board of directors of Sunburst Acquisitions IV, Inc.(OTC-BB: SBAQ.OB), a reporting company in the United States whose shares are quoted on the OTC Bulletin Board.

Mr. Knight was awarded an MBA degree, from Herriot-Watt University in December, 1998.

Richard Brown ,Chief Financial Officer and Director

Mr. Brown has been a Director since November 12, 2004. He was appointed our Chief Financial Officer on November 10, 2005.

Since November of 2001, Mr. Brown has been a partner with Osprey Capital Partners, located in Toronto, Ontario, Canada. Osprey Capital provides financing, merger and acquisition services and government funding assistance to mid-market private and public companies. From February 1998 until February 2002, Mr. Brown was the Chief Financial Officer of Navitrak International Corporation (our predecessor), the Canadian company whose assets we acquired in November 2004. While with the Canadian Navitrak International Corporation, Mr. Brown participated in raising over $6 million in equity financing, negotiated bank facilities, acquisitions and developed business strategy. Prior to his tenure with Navitrak, Mr. Brown spent ten years with the Bank of Nova Scotia and Scotia Capital Markets in New York City. Mr. Brown also serves as President and Director of Phoenician Holdings Corporation, a reporting company in Canada, and as Chairman and Director of Grandview Gold Inc. (CNQ: GVGI), a Canadian reporting company engaged in the business of mineral exploration, since May 10, 2004. Since March 16, 2005, Mr. Brown has served as a director, Chief Financial Officer and Treasurer of Express Systems Corporation, a reporting company in the United States engaged in the business of managing databases and distributing third party newsletters.

Mr. Brown holds completed a Masters degree in Finance from the Daniels School of Business at the University of Denver in December 1982 and a BA in Economics from the University of Guelph (Ontario, Canada) in May 1988.

Randle Barrington-Foote, Director

Mr. Barrington-Foote has been a Director since November 12, 2004.

Mr. Barrington-Foote worked with HSBC Bank Canada from February, 1982 until December, 2004. During his last five years with HSBC Bank Canada, Mr. Barrington-Foote was an Assistant Vice-President & Manager. Since January 1, 2005, Mr. Barrington-Foote has been an independent mortgage broker with Meridian Financial Services in Vancouver, Canada. Since March 16, 2005, he has been the President and a director of Express Systems Corporation, a reporting company in the United States engaged in the business of managing databases and distributing third party newsletters.

Joel Strickland, Director

Mr. Strickland has been a director since November 12, 2004.

From June 2000 to June 2002 Mr. Strickland worked as a private contractor for Capital Partners Corporation, a limited market dealer in Toronto, trading their Canadian bond portfolio. From 1996 to 1999 Mr. Strickland was the president of Innovadent Technologies Ltd. From January 2001 to November 2004, Mr. Strickland was President of Navitrak International Corporation (our predecessor, the Canadian company whose assets we acquired in November 2004). After the acquisition of our predecessor’s assets by our company on November 12, 2004, Mr. Strickland continued to serve as the sole officer and director of the Canadian company. Since December 20, 2004, Mr. Strickland has served as a director of Grandview Gold Inc. (CNQ: GVGI), a Canadian reporting company engaged in mineral exploration. Mr. Strickland has extensive experience in corporate governance.

Mr. Strickland holds a Bachelor of Arts (Honours) in Business Administration from the University of Western Ontario.

Herbert M. Lustig, General Manager

Mr. Lustig has been the General Manager of, Navitrak International Corporation, since June 2005. From June to December 2003, he was Chief Operating Officer of Invisa Inc. (OTC-BB: INSA), a U.S. reporting company engaged in the business of manufacturing and distributing safety sensing equipment for parking gate closure devices. In December of 2003, he joined the Invisa Board of Directors and from January 2004 through April 2005, he was President and CEO of Invisa Inc. He resigned as a director of Invisa Inc. in May, 2005. Prior to that, from November 2002 to October 2003, Mr. Lustig was principal of Techmark Group, a consulting firm providing technology and market development assistance for corporations. Earlier Mr. Lustig held executive positions at Honeywell International, General Instrument Corporation, Booz Allen Hamilton, and Communications Satellite Corporation (COMSAT).

Mr. Lustig was awarded an MBA from the Wharton School of the University of Pennsylvania and a Bachelor of Science degree from the University of Massachusetts at Amherst.

Significant Employees

Our significant employees, their ages and positions held are as follows:

Name	Position Held with the Company	Age
Adam Wolinski	Director of Technology, Research and Development	53
Yulia Lazukova	Software Development Manager	37
Ping Chen	Airborne Product Development Director	34
Robert Gallant	Controller	43

Dr. Adam Wolinski; Director of Technology, Research and Development

Dr. Wolinski joined Navitrak Engineering Incorporated in 1999 as a senior engineer. Responsible for overseeing development of much of Navitrak’s proprietary technology Dr. Wolinski is currently leading research and development efforts at Navitrak Engineering Incorporated.

Ph. D. of Engineering Sciences, Technological University of Poznan, Poland, 1980; Masters Degree in Mechanical Engineering, University of Nitra, Czechoslovakia, 1975

Yulia Lazukova; Software Development Manager

Ms. Lazukova joined Navitrak Engineering Incorporated in November 1999 and currently leads Navitrak Engineering Incorporated’s software development team. She is responsible for all aspects of the design, development and maintenance of Navitrak Engineering Incorporated’s software and data resources.

Masters Degree in Mechanical Engineering, Institute of Chemical Machine Building, Moscow, Russia; additional Masters level studies in Computer Science, Dalhousie University, Halifax, Canada.

Ping Chen; Chief Software Architect, Airborne Product Development Director

Mr. Chen joined Navitrak Engineering Incorporated in 1996 and has been pivotal in the development and commercialization of the company’s core products. Mr. Chen leads Navitrak Engineering Incorporated’s product design, integration and implementation efforts.

Bachelor of Computer Science, Technical University of Nova Scotia, Dal Tech; Bachelor of Engineering, Microelectronic Circuits and Systems, Shanghai Jiao Tong University, China.

Robert Gallant, Controller

Mr. Gallant joined our company in June 2005. He is a Certified Management Accountant and holds Bachelor’s degrees in Computer Science and in Business. Since 1987 he has worked in increasingly senior financial positions at Schlumberger, International Paper, Federal Mogul and PolyCello.

BS Computer Science and BA Business Administration, 1987, from the University of Moncton, New Brunswick, Canada.

Family Relationships

There are no family relationships between any director, executive officer or significant employee.

Committees of the Board

On November 10, 2005, the audit committee of our board of directors was formed with its one current member. The audit committee will be comprised of three directors and will operate under a written charter adopted by the board. All members of the audit committee (i) will meet the criteria for independence as set forth in the Securities Exchange Act, (ii) will not have participated in the preparation of our financial statement at any time during the past three years and (iv) will be able to read and understand fundamental financial statements. Our audit committee is currently comprised of one director – Randall Barrington-Foote. We are currently in the process of identifying two other candidates who will meet the criteria for membership established above.

The responsibilities of the audit committee include recommending to the board an accounting firm to be engaged as our independent registered public accounting firm. Our management has primary responsibility for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee’s responsibility is to oversee these processes and the activities of our internal accounting department. Because the Audit Committee was only formed during the month of November, 2005, it has not yet convened any meetings.

We do not have a compensation committee at this time.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.            any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.            any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.            being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.            being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

As our company is relatively small, our Board of Director’s audit committee does not have a member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding our internal controls and procedures, including those pertaining to financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in light of the current size of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of December 22, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Robert Knight 114 West Magnolia Street, Suite 446, Bellingham, WA 98225	300,000(2)	*

Randle Barrington-Foote 114 West Magnolia Street, Suite 446, Bellingham, WA 98225	225,000 (3)	*
Richard Brown Suite 1705 – 55 University Avenue Toronto, Ontario M5J 2H7	433,674(4)	1.40%
Joel Strickland 1190 Barrington Street Suite #400, Halifax, Nova Scotia Canada B3H 2R4	2,600,000(5)	18.37%
Herbert M. Lustig 750 N. Tamiami Trail Suite #203, Sarasota, Florida 34236	250,000(6)	*
Cede & Co Box 20, Bowling Green Station New York, NY 10004	6,954,000	22.65%
G.M. Capital Partners Ltd.(7) 2, Rue Thalberg CP 1507 CH-1211 Geneve 1 Switzerland	3,016,412	8.95%
Directors and Executive Officers as a Group (5 people)	3,808,674	11.87%

*less than 1%

(1)

Based on 30,702,430 shares of common stock issued and outstanding as of December 22, 2005 and, as to a specific person, shares issuable pursuant to the exercise of share purchase warrants and options exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Consists of fully vested options to acquire an aggregate of 300,000 shares of common stock; Mr. Knight holds additional options that will not vest within 60 days of the date of this prospectus.
(3)

Consists of fully vested options to acquire an aggregate of 225,000 shares of common stock. Mr. Barrington-Foote holds additional options that will not vest within 60 days of the date of this prospectus.

(4)	Includes fully vested options to acquire an aggregate of 225,000 shares of common stock. Mr. Brown holds additional options that will not vest within 60 days of the date of this prospectus.
(5)

Includes fully vested options to acquire an aggregate of 375,000 shares of common stock, and an additional 1,400,000 common shares that we issued to the Canadian Navitrak International Corporation, our predecessor, upon the completion of our transaction on November 12, 2004, which are included as being beneficially owned by Joel Strickland because Mr. Strickland is the sole remaining officer and director of that company. Mr. Strickland holds additional options that will not vest within 60 days of the date of this prospectus.

(6)	Consists of fully vested options to acquire an aggregate of 500,000 shares of common stock. Mr. Lustig holds additional options that will not vest within 60 days of the date of this prospectus.
(7)

Includes 16,412 common shares and 3,000,000 share purchase warrants that can be exercised on or after January 15, 2006. J. A. Michie, the Managing Director of G.M. Capital Partners Ltd., exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by G.M. Capital Partners Ltd.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General. Our authorized securities consist of 100,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of December 22, 2005, there were 30,702,430 shares of common stock issued and outstanding held by 181 holders of record, and there were no shares of preferred stock outstanding. Each stockholder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Our board of directors, without any action by stockholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish the rights, preferences and privileges of these shares, including dividends, liquidation and voting rights. The rights of holders of shares of preferred stock that may be issued may be superior to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could delay, defer or prevent a change of control of our company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

Voting Rights. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of our directors. Holders of preferred stock are not entitled to vote.

Dividend Policy. All shares of common stock are entitled to participate in dividends when and as declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. We effected a stock split on June 1, 2004, whereby each stockholder of record on June 1, 2004 received 2 new shares for every one old share they owned, and we declared a stock dividend effective August 29, 2005, whereby each shareholder of record at the close of business on August 26, 2005 received 2 new shares for every 1 old share they owned. Except where expressly provided to the contrary, all of the disclosure in this document pertaining to issuance of our common shares, or with respect to the number of our common shares that are currently issued and outstanding, has been adjusted to reflect both the 2004 stock split and the 2005 stock dividend.

Miscellaneous Rights and Provisions. Stockholders of common stock have no pre-emptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Navitrak International Corporation (formerly Flashpoint International Inc., the successor company) included in this prospectus have been audited by BDO Dunwoody LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Navitrak International Corporation (the predecessor business) included in this prospectus have been audited by BDO Dunwoody LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the predecessor company's ability to continue as a going concern) appearing elsewhere in this registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

- reasonably believed that their conduct was in or not opposed to our company's best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favour by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themself in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- by independent legal counsel in a written opinion; or

- by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

General Overview

We are in the business of providing advanced software systems for the operation of airborne cameras and sensors that provide geographically synchronized active navigation solutions primarily for airborne vehicles. Our predecessor company sold, and we plan to continue to sell, our software systems primarily to government agencies including law enforcement, fire fighters, search and rescue organizations and the military. Our principal administrative office is located at 1190 Barrington Street, Suite 400, Halifax, Nova Scotia, Canada B3H 2R4. The telephone number for our principal administrative office is 800.661.7830.

We have four subsidiaries. One of these is Navitrak Engineering Incorporated, a Nova Scotia corporation with its principal place of business located at 1190 Barrington Street, Suite 400, Halifax, Nova Scotia, Canada B3H 2R4. We conduct our research and development and our Canadian operations through this company. Our second subsidiary is 0705951 B.C. Ltd., a British Columbia corporation incorporated solely for the purposes of holding tax losses that does not currently have any assets or an active business. Our third subsidiary, Navitrak Sales Corporation, is a Nevada corporation that does not currently have any assets or an active business. On September 1, 2005, we allowed this subsidiary to be revoked by the Secretary of State of the State of Nevada for failure to file its annual list. Our fourth subsidiary, Navitrak Technologies Inc., was recently incorporated to conduct some of our U.S. operations and to hold software licenses acquired from U.S. corporations. Navitrak Technologies Inc. maintains an office at 405 Park Avenue, 15th Floor, New York, NY 10022. It does not yet have any assets or an active business.

We maintain a web site located at www.navitrak.com. Information contained on our website does not form part of this Registration Statement. Our resident agent in Nevada is Nevada Corporate Services, Inc., whose address is 1800 East Sahara Avenue, Suite 107, Las Vegas, Nevada 89104.

Our company is actively engaged in the business of developing and marketing advanced Global Positioning System based navigation, mapping and tracking solutions for use by airborne and ground personnel in law enforcement, military, police, fire-fighting, search and rescue and other applications. The Global Positioning System, commonly referred to as “GPS”, is a worldwide radio-navigation system formed from a constellation of 24 satellites and their ground stations. Using the GPS system, our navigation systems provide real time positioning information through proprietary software, moving map display technology and location-based information.

Corporate History

We were incorporated in Nevada on July 9, 1998 under the name BFD Capital Group, Inc., with authorized capital of 25,000,000 common shares, each with a par value of $0.001 (without adjustment for any subsequent share split or share dividend). On January 28, 2001, we changed our name to Metronet Communications Company and began to implement our business plan to provide small and medium sized businesses in the United States with switchless telecommunications services such as 1+ calling, operator assisted dialing, credit card calls and similar services. We were unable to raise the necessary capital to implement our business plan and the business was abandoned.

In early 2001, our management began to search for other business opportunities. We identified a potential opportunity in FlashPoint, Inc., a privately held Florida corporation with an option to purchase spark-plug technology known as “e-plug” from its inventor, Mr. Wilbur R. Kibbey. The “e-plug” technology consisted of a spark plug designed to improve the efficiency of the combustion process in internal combustion engines, thus increasing horsepower, torque and fuel efficiency while simultaneously reducing greenhouse gases and hydrocarbons. FlashPoint, Inc. was interested in a business relationship that would enable it to acquire, test and commercialize the “e-plug”. To the date of the acquisition, FlashPoint, Inc had not previously earned revenue.

In June, 2001 we formed MNTCC/FLHP Acquisition Corp., a Nevada corporation, as a vehicle for the acquisition of all of the issued and outstanding securities of FlashPoint, Inc. On August 24, 2001 we acquired FlashPoint, Inc. in exchange for, among other things, 28,000,000 shares of our common stock which we issued to the shareholders of FlashPoint, Inc. As a result of this transaction, we appointed Samuel S. Duffey, Stephen A. Michael, Edmund C. King and William Dolan, who were all of the directors of FlashPoint, Inc. prior to the merger transaction, and Robert Knight, who was not previously a director of FlashPoint, Inc., to our Board of Directors and to the Board of Directors of MNTCC/FLHPP Acquisition Corp. At the same time, we appointed the following people to the following offices of both our company and MNTCC/FLHPP Acquisition Corp:

Stephen A. Michael, President;

Edmund C. King, Treasurer and Chief Financial Officer; and

William Dolan, corporate Secretary.

The sole director of our company prior to the merger, Mr. Frank Bauer, resigned all of his positions with our company and our subsidiary on August 24, 2001.

On August 29, 2001, we changed the name of our company to FlashPoint, Inc. and, on October 4, 2001, we merged our newly acquired subsidiary, FlashPoint, Inc. (the Florida company that we had recently acquired) into MNTCC/FLHPP Acquisition Corp. On October 18, 2001 we changed the name of our company to FlashPoint International, Inc. and, on October 19, 2001, we changed the name of MNTCC/FLHPP Acquisition Corp. to FlashPoint, Inc. On July 20, 2004, we changed the name of this company to Navitrak Sales Corporation and, on September 1, 2005 allowed this company to be revoked by the Secretary of State of Nevada for failure to file its annual list.

In October, 2001, we exercised our option and purchased the “e-plug” technology from Wilbur Kibbey for a lump sum payment of $500,000, subject to royalties of 1.5%.

By early 2004 a majority of the minority of our shareholders and one of our directors decided that the commercial development of the “e-plug” technology would take more time and cost more money than originally anticipated. In contrast, the majority of our management team, who, acting as a group, controlled our company and consisted mainly of the vendors of the Florida FlashPoint, Inc. entity that we purchased in 2001, remained confident of the e-plug’s commercial future. We decided to sell the “e-plug” technology back to these members of our management team. Accordingly, we entered into an asset purchase agreement dated April 30, 2004 whereby our company and our subsidiary agreed to sell the “e-plug” technology to ePlug, Inc., a newly formed Florida company, in exchange for (a) 375,000 common shares in the capital of Invisa, Inc., a publicly traded company, (b) the surrender of the 28,000,000 common shares of our company to be returned to treasury, and all other securities of our company, that we had issued to the vendors of the old Florida FlashPoint, Inc., entity; (c) severance of all employment, consulting and similar arrangements between our company and Samuel Duffey, William Dolan, Edmund King, Larry Anderson, Randy Parks, the Spencer Charles Duffey Irrevocable Trust and the Elizabeth Rosemary Duffey Irrevocable Trust, all of whom were, at the time, either officers, directors, consultants, employees or shareholders of our company or our wholly-owned subsidiary; and (d) execution of mutual releases between all of the parties. This transaction was completed on May 12, 2004. At the closing of our sale to ePlug, Inc., Samuel Duffey, our Chairman, Steve Michael, our President and a Director, Edmund King, our CFO, Treasurer and a Director, William Dolan, our corporate Secretary and a Director and Larry Anderson, a Director, resigned from our Board of Directors and all of their respective offices, employment and other relationships with, our company and our subsidiary. Robert Knight, who had been an independent director until the closing, was appointed our President, Secretary and Treasurer.

The 375,000 common shares of Invisa, Inc. that we received in exchange for the “e-plug” technology were subject to a lock-up agreement dated as of May 12, 2004, between our company, our subsidiary FlashPoint, Inc. (now known as Navitrak Sales Corporation and revoked for failure to file its annual list) and Invisa, Inc., pursuant to which we agreed that we would not sell or otherwise transfer the 375,000 shares of Invisa, Inc. until after June 30, 2005. On May 12, 2004, the closing price for one share of Invisa, Inc. was $2.00 (source www.bloomberg.com). On December 20, 2005, the closing price for one share of Invisa, Inc. (last sale) was $0.18.

We spent approximately $500,000 to acquire the “e-plug” technology. During the period that we owned the “e-plug” technology, we spent approximately $100,000 testing the e-plug, in addition to approximately $100,000 that we spent during this three-year period on our general and administrative costs and no revenue was generated therefrom during the period we owned the “e-plug” technology.

Upon completion of our asset sale to ePlug, Inc., we began to explore a possible business combination with Blackstone Holdings Corporation, a privately held Nevada corporation. Blackstone had contracted to purchase substantially all of the assets of an Ontario Canada public company called Navitrak International Corporation and its Canadian subsidiaries Navitrak Engineering Incorporated, Navitrak Corp., Navimap Corp., Navitrak Manufacturing Incorporated and Navitrak Systems Inc. Prior to commencing its negotiations with these Canadian companies, Blackstone Holdings Corporation did not have, and had not since inception had, a business or own any assets.

The Canadian Navitrak International Corporation is a publicly held Ontario corporation reporting as a public company in the Canadian provinces of British Columbia, Alberta, Ontario and Nova Scotia. Until December 30, 2003, its common shares were listed on the TSX Venture Exchange, a Canadian stock exchange, but on December 30, 2003, its listing was transferred from the TSX Venture Exchange to the NEX for failure to continue to meet the TSX Venture Exchange maintenance requirements. NEX is a separate board of TSX Venture Exchange that provides a trading forum for listed companies that have fallen below the TSX Venture Exchange's ongoing listing standards.

The Canadian Navitrak International Corporation, primarily through its subsidiary Navitrak Engineering Incorporated, was actively engaged in the business of developing, marketing and selling advanced GPS-based navigation, mapping and tracking solutions for use by airborne and ground personnel in law enforcement, military, police, fire-fighting, search and rescue and other applications.

In anticipation of the successful conclusion of our negotiations to acquire the Canadian Navitrak International Corporation’s assets (including the shares of its operating subsidiary Navitrak Engineering Incorporated), we changed the name of our company to Navitrak International Corporation on May 18, 2004, and we changed the name of our Nevada subsidiary to Navitrak Sales Corporation on July 20, 2004.

Prior to our discussions with Blackstone, Blackstone and the Canadian Navitrak companies had signed a binding term sheet dated as of November 19, 2003 providing that Blackstone would purchase all of the assets of the Canadian Navitrak companies, including the capital stock of Navitrak Engineering but excluding the capital stock of Navitrak Corp., Navimap Corp., Navitrak Manufacturing Incorporated and Navitrak Systems Inc., in exchange for $100,000 in cash payable to Navitrak International Corporation of Canada and 46% of the issued and outstanding common shares of Blackstone at closing. These Blackstone shares were to be issued 7.1% to Navitrak International Corporation of Canada, an aggregate of 28.9% to all but one of the Navitrak companies’ secured creditors (the exclusion being The Royal Bank of Canada), and an aggregate of 10% to the employees and management of the Canadian Navitrak group of companies. Completion of the asset purchase was subject to various conditions including the execution of a formal asset purchase agreement. If the asset purchase transaction did not close for any reason other than a default by Blackstone, Blackstone was to receive a break-up fee in the amount of $150,000.

Because the Canadian Navitrak companies were not generating cash flow sufficient to fund their operating requirements and the pre-closing requirements imposed on them by the term sheet, the term sheet contemplated that Blackstone would lend the Navitrak companies the sum of $500,000 to be used to discharge the Navitrak companies’ unsecured trade debt, to fund a partial payment on account of a secured loan owed by the Navitrak companies to the Royal Bank of Canada, and to fund transaction costs and ongoing operations pursuant to an agreed budget. This loan was evidenced by a loan agreement and a promissory note, both dated November 19, 2004, and was secured by a general charge on all of the assets of Navitrak International Corporation (of Canada) and Navitrak Engineering, and guaranteed by all of the other Canadian Navitrak companies. The loan was to be repaid if the transaction did not close, but if it closed the loan proceeds were to form part of the purchase price.

Also prior to our discussions with Blackstone, Blackstone and the Canadian Navitrak companies had amended and restated the binding term sheet and simultaneously signed a formal asset purchase agreement dated as of January 31, 2004. The terms of the formal agreement and the amended and restated binding term sheet were substantially similar to the November 19, 2003 term sheet. In addition to the matters already addressed in the November term sheet and described above, the formal asset purchase agreement provided for a closing date of not later than May 20, 2004 and an additional loan from Blackstone to the Navitrak companies of up to $500,000 to be used to pay the costs of the asset purchase transaction and for working capital. This January loan was evidenced by a loan agreement dated as of January 31, 2004 and a series of promissory notes (one for each advance as and when advances were made), secured by a general charge on all of the assets of the Canadian Navitrak International Corporation and Navitrak Engineering Incorporated and guaranteed by all of the other Canadian Navitrak companies. As with the November 2003 loan, the January 2004 loan was only to be repaid if the transaction did not close. If it closed, the loan balance was to form part of the purchase price. If the transaction did not close, both loans were to mature on the earlier of December 30, 2004 or the date of termination of the asset purchase agreement.

Completion of the transaction was subject to conditions including, among others:

•	approval of the transaction by the TSX Venture Exchange on or before April 20, 2004;
•	acquisition by Blackstone of all of the secured debt held by the secured creditors of the Canadian Navitrak companies in exchange for Blackstone shares;
•	Blackstone having raised, on or prior to the closing date, $2,600,000 in gross proceeds from one or more equity offerings; and
•	approval of the asset purchase transaction by a majority of the Canadian Navitrak International Corporation’s shareholders on or before April 20, 2004.

Both the term sheet and the formal asset purchase agreement required that Blackstone file a registration statement with the Securities and Exchange Commission within 30 days after closing and apply for a listing on the OTC Bulletin Board within one year after closing, though no penalties were imposed if we failed to do so timely. All of the persons that were to receive Blackstone shares at closing agreed to share transfer restrictions prohibiting the sale of any shares for one year following closing and restricting them to the sale of not more than 25% of the shares that each received at closing during any 90 day period between the first and second anniversaries of the closing date. Blackstone agreed to grant ‘piggyback’ registration rights at closing to the Canadian Navitrak International Corporation and to the Canadian Navitrak companies’ secured creditors requiring that Blackstone include up to 25% of the shares issued to each of them at closing in any registration statement filed with respect to any shares issued by Blackstone either (a) prior to or at closing, or (b) between the first and second anniversary of the closing date.

Between January 12, 2004, and January 31, 2004, Blackstone entered into agreements with each of the Canadian Navitrak companies’ secured creditors (except The Royal Bank of Canada) in which Blackstone agreed to acquire their secured debt in exchange for an aggregate number of common shares of Blackstone equal, at closing, to 28.9% of the issued and outstanding shares of Blackstone.

The shareholders of the Canadian Navitrak International Corporation approved the transaction at their annual general meeting held April 30, 2004 but the parties were not ready to close the transactions on May 20, 2004. By an amending agreement dated as of May 20, 2004 Blackstone and the Canadian Navitrak companies agreed to, among other things, reschedule the closing date to September 16, 2004 and increase the maximum amount of the January Loan from $500,000 to $1,099,228. The parties agreed that Blackstone had already raised $1,050,000 in equity and that it would use the balance yet to be raised, in the amount of $1,550,000, to fund three pre-closing advances under the January loan agreement in the aggregate amount of $850,000, with the balance to be in Blackstone’s account at closing. In addition, Blackstone waived any requirement that the Canadian Navitrak companies pay the $150,000 break-up fee if the transaction did not close, and Blackstone agreed to permit the Canadian Navitrak companies to extend the December 31, 2004 maturity date of the November and January loans for consecutive 90 day periods upon ten days notice and payment to Blackstone, as at the date of each such extension, of all accrued interest together with a reduction of principal equal to 25% of the amount of principal then outstanding under both loans.

By an amending agreement dated as of June 18, 2004, the secured creditors of the Canadian Navitrak companies agreed, among other things, to extend the closing date for the acquisition of their secured debt to September 30, 2004.

Our Board of Directors decided to acquire Blackstone on June 1, 2004. At this time, Mr. Knight was a director of both our company and Blackstone and he was the President of both companies. We exchanged common shares in our company for all of the issued and outstanding shares of Blackstone between June, 2004, and September, 2004, pursuant to subscription agreements between our company and each Blackstone shareholder on the basis of one common share of Blackstone for one common share in our company. As none of the Blackstone shareholders were “U.S. persons” (as that term is defined in Regulation S, promulgated under the Securities Act of 1933), and neither the offer or sale of any of these shares took place in the United States, we relied on the exemption from registration provided by Regulation S in completing this transaction. Prior to this acquisition, there were 12,428,000 shares of our company issued and outstanding. We acquired 3,060,000 common shares of Blackstone, representing all of its issued and outstanding shares, and the Blackstone shareholders, as a group, acquired an aggregate of 6,236,746 shares of our company, representing 33.4% of the 18,664,746 issued and outstanding shares of our company at the completion of the transaction. 2,000 of our common shares were not issued to Blackstone shareholders until March 2005.

On October 7, 2004 we incorporated 0705951 B.C. Ltd. under the British Columbia Corporations Act. The purpose for the incorporation of this new subsidiary is solely to hold tax losses.

On November 3, 2004, we merged Blackstone into our company. At and after the effective date of the merger, our company succeeded to all of Blackstone’s rights and obligations, including those arising out of Blackstone’s various agreements with the Navitrak companies.

The September Amendments

In a Second Amending Agreement dated as of September 16, 2004, but signed November 12, 2004, we agreed with the Navitrak companies that:

•	the Canadian Navitrak companies would waive the closing condition with respect to the $2,600,000 equity financing;
•

the number of shares of our company to be received by the Canadian Navitrak International Corporation at closing would be reduced from approximately 7.1% of our company to approximately 6.7% (at closing) of our company, or 1,400,000 shares;

•

the aggregate number of shares of our company to be issued to all of the secured creditors of the Canadian Navitrak companies, as a group, would be reduced from approximately 28.9% of our company to approximately 10% of our company, or 2,480,000 shares;

•

the aggregate number of shares of our company to be received by the employees and management of the Canadian Navitrak companies, as a group, would be reduced from approximately 10% of our company to approximately 6.7% of our company, or 2,230,000 shares;

•

the cash portion of the purchase price would be reduced from $100,000 to $60,000, $10,000 of which would be paid at closing and the balance pursuant to a $50,000 promissory note payable in five monthly instalments of $10,000 beginning on the first day of the second full calendar month following closing;

•	we would issue an aggregate of 99,320 of our common shares to three ex-directors of the Canadian Navitrak International Corporation in payment of delinquent directors fees;
•

we would appoint Joel Strickland, who was then the Chief Executive Officer of the Canadian Navitrak International Corporation, Randle Barrington-Foote and Richard Brown to our Board of Directors at closing and, within 30 days after closing, we would appoint two additional directors, one to be nominated by Mr. Strickland and the other to be nominated by Mr. Knight, who was then the sole member of our Board of Directors.

In various amendments to their respective purchase agreements dated as of September 30, 2004, the secured creditors of the Canadian Navitrak companies (except The Royal Bank of Canada) agreed to extend the closing date and to accept, in the aggregate, 10% of our issued and outstanding shares, or an aggregate total of 2,480,000 common shares of our company, in exchange for all of the secured debt of the Navitrak companies held by them.

Our transactions with the Canadian Navitrak companies and their secured creditors were completed November 12, 2004. Although we appointed Mr. Strickland, Mr. Barrington-Foote and Mr. Brown to our Board of Directors at closing, as contemplated in the September 16, 2004 amendment, we have not appointed the additional two directors mentioned in the amendment.

For financial statement purposes, the Canadian Navitrak International Corporation is considered our predecessor company.

On July 21, 2005 a Certificate of Amendment was filed with the Nevada Secretary of State increasing our capital stock to 100,000,000 shares of common stock with a par value of $0.001 per share and creating 10,000,000 shares of preferred stock with a par value of $0.001 per share.

Our Current Business

We are in the business of providing software systems for the operation of airborne cameras and sensors that provide geographically synchronized active navigation solutions primarily for airborne vehicles. We sell our software systems to, among others, government agencies, including law enforcement, fire fighters, search and rescue organizations and the military. Our predecessor company, the Canadian Navitrak International Corporation, had experienced declining sales over the years leading up to our acquisition of the business. There have been minimal sales since November 12, 2004, the date of our acquisition.

Our Products

Our products were initially developed and offered for sale by our predecessor company, the Canadian Navitrak International Corporation, though we have made some improvements to these products since the date of our acquisition. We currently offer tactical moving map systems tailored to three specific markets. Depending on the market, our products, all of which are known by the name “AeroNavitraker”, enable mission planning, execution and analysis. Our basic products are the “AeroNavitraker Digital Navigation Map Display”, or DNMD, which is targeted to the military market, the “AeroNavitraker Observer Task Management System”, or OTMS, which is targeted to the fire fighting/search and rescue communities, and the “AeroNavitraker Law Enforcement”, or LE.

The AeroNavitraker Digital Navigation Map Display integrates an onboard GPS receiver, to provide real-time aircraft position and navigation assistance during a mission, with comprehensive mission planning and debrief capabilities.

Our AeroNavitraker Observer Task Management System integrates an onboard GPS receiver, to provide real-time aircraft position and navigation assistance during a mission, an Inertial Measuring Unit and Electro-optical/Infrared (EO/IR) sensor together with a moving map display. This combination allows the fire fighting community to spot a fire-line or hot spot using an infrared camera, display an accurate footprint from the camera on an active map, draw the fire-line using the center of the footprint on the map and transmit the fire map to the ground crew.

Our AeroNavitraker Law Enforcement product integrates an onboard GPS receiver (to provide real-time aircraft position), an inertial measuring unit and EO/IR sensor with a moving map display. This system allows an operator to respond to a dispatch call by providing an airborne operator with an address look-up tool, street information display along with a quick routing tool.

The Tactical Moving Map consists of our proprietary software loaded on commercial off-the-shelf tablet computers with GPS and is specifically suited for ground and air based vehicles that operate at speeds of less than 150 mph. The real-time vehicle position is displayed on a seamless digital map display.

Our ACTIVEmapTM has the same digital moving map engine as the Tactical Moving Map, which enables users to precisely locate and display the aircraft’s position on a scrolling map through synchronizing global positioning system signals. ACTIVEmap is a real time mission management and sensor control system that can be used in manned or unmanned airborne assets, ground based vehicles or handheld devices. ACTIVEmap generates data that can be stored and managed for "lessons learned", evidentiary value or future mission planning. The map engine allows for real time manipulation of a wide range of mapping formats. Deep database information (such as land registry, criminal records) and real time intelligence (for example, the location of the enemy in wartime) can be added at any time during a mission.

The ACTIVEmap forms the basis of our advanced OTMS and Map Activated Positioning System (MAPS) products.

Every pixel on ACTIVEmap can be enriched with useful information. For example, when a user clicks a point on the display, and if the underlying database has been loaded on to the user’s computer, the user can retrieve the address for that particular property; when the user clicks again, he will get information about the owner and/or occupants; with a third click the user will get information about owner/occupants criminal record(s), weapons registered, etc. The information linked to ACTIVEmap is only limited by the depth and breadth of data available from databases.

ACTIVEmap can also acquire and display real time information about the aircraft and various targets of interest. A user can view information about the orientation of the aircraft he is in or he is controlling like a video annotation unit (known as a VAU) and sensor information like forward-looking infrared (FLIR) imaging field of view relative to the aircraft. Conceptually similar to systems used by the U.S. military such as Blue Force Tracker, ACTIVEmap orients sensor data to display targets of interest accurately, providing a real time overview of a military battlefield or incident response, surveillance, fire fighting or other theatres of operation.

In summary, the components of our AeroNavitraker Observer Task Management integrate a proprietary database, data management and our new moving map software engine (known as “ACTIVEmap”), running on a rugged, portable, color touch screen computer tablet with a GPS receiver, an inertial measuring unit, an infrared or day video camera and a proprietary video annotation unit. Our video annotation units are built by third party manufacturers to our specifications and are currently available on approximately 30 days’ notice.

The GPS Receiver

The GPS receiver determines the geographic position of the aircraft by processing radio signals from the NAVSTAR GPS satellite system developed by the US Department of Defense. GPS units are sourced from a variety of vendors. We believe that there is no shortage of available vendors that can meet our needs, and that the market for these units is competitive.

The Inertial Measuring Unit

The inertial measuring unit, or ‘IMU’ that has two functions in the Observer Task Management System: it determines the instantaneous acceleration of the aircraft and the rate at which its orientation is changing. The IMU and GPS receiver are tightly coupled by a dedicated microprocessor to function together as a complete inertial navigation system which has higher performance than a stand-alone IMU and GPS receiver. The inertial navigation system determines the aircraft’s geographic position and velocity and the camera’s orientation relative to an external reference.

Combining the information derived from the GPS receiver and the IMU, the Observer Task Management System can automatically slew the camera to point to an operator specified location on the ground. The local topography must be accounted for to calculate accurately the ground intercept of the camera line of sight. To do this, we incorporate a digital elevation model in our proprietary database. Our software allows us to determine the geographical position of the intercept of the camera line of sight with the ground.

We buy our inertial measuring units from third party vendors. As at the date of this prospectus, there are several vendors of inertial measuring units that sell a product that can meet our requirements. As there is a strong demand for these inertial measuring units and supply is short, typical lead times currently run between three to four months.

Video Annotation Unit

The annotation unit encodes each video frame with data from the inertial navigation system and the camera used to geo-reference the image. The annotated signal is recorded on a video cassette recorder and, if installed, transmitted in real time via a microwave downlink to support personnel on the ground. The annotated signal contains all data necessary to generate the digital map display seen by airborne personnel.

Our Observer Task Management System enables an operator to seamlessly plan, execute and analyze flight missions. Both the maps and missions can be transferred to the Observer Task Management System. The primary function of the Observer Task Management System is to provide the operator with in-flight task management capabilities while executing pre-planned missions. The annotated signal encoded by the video annotation unit and the Observer Task Management System log files can be transferred to the ground support station for post-mission debriefing and analysis.

Distribution Methods

Our predecessor has historically focused on pursuing sales to the law enforcement and military communities. The law enforcement community includes local, regional and national agencies in traditional law enforcement as well as search and rescue, resource management and others. The military community includes the various branches of the military as well as national and international intelligence and law enforcement agencies.

We believe that these two sales channels are well defined and differentiated by their sales cycles. Both the law enforcement and the military communities exhibit fundamental differences in terms of customer demands, customer size, system sophistication, project size, cost of participation, revenue potential and time to completion. The sales cycle for the law enforcement channel is generally the shorter of the two, tends to be of smaller size, in both unit and monetary terms, have less demanding specifications and to be less complicated in terms of application and administration. Our notable contacts in this channel include the USDA Forestry Service, the Los Angeles County Fire Department, the Pennsylvania State Police and the Philadelphia Police Department.

The military is characterized by a much longer sales cycle. We plan to pursue government-sponsored projects that often have sophisticated demands and tend to be large in both unit and monetary terms. Our predecessor has previously completed work for the Canadian Department of National Defense and participated in projects for US government agencies.

Competition

Industry competition is fragmented by sector, with a few companies offering products suiting the needs of specific sectors for specific purposes. In all of the sectors where we compete, technical superiority and reputation, price, delivery schedules, financing, and reliability are among the principal competitive factors considered important by our customers and potential customers.

In the military sector, we compete with Harris Corporation, Thales Group and Raytheon Company, all of whom sell digital moving map solutions similar to ours. Although these companies are all currently larger, more well-established and better financed than our company, their moving map products are priced at a premium to ours, which we believe constitutes an advantage for our company.

In the law enforcement sector, we compete with Avalex Technologies and AeroComputers Airborne Systems in the United States and with EuroNav Navigation Systems in the United Kingdom and Europe, all of which sell basic GPS-based moving maps. These companies are all currently larger, more well-established and better financed than our company, and we believe that they are gaining functionality to become closer in capability to our current Law Enforcement product.

We believe that customers in the fire-fighting and search and rescue markets require software with user specific applications tools such as those offered in our Observer Task Manager. Our product includes these tools and we have not yet identified competitors who offer similar tools.

We currently have in place several informal partnerships and alliances providing operational assistance and access to identified market segments, which we believe will present a barrier to new entrants wishing to compete with us. Our informal partners and alliances include:

•	AD Butler & Associates – technical and marketing advisors on US military projects;
•	Sensor Manufacturers – working relationships with sensor (camera) manufacturers such as Gyrocam and FLIR, Inc.
•	Aero space fabricators – working relationships with ‘prime’ contractors responsible for large government work, such as ADRI Inc.

Competitive Advantages

We believe that we have several competitive advantages over our competitor(s), these include:

1.	A scalable suite of complementary products that allows us to meet the needs of sophisticated users.
2.	Significant investment and development has gone into our products – which may constitute a barrier to market entry by others.

3.	We believe that we have established strategic relationships with industry participants at many levels.
4.	We believe that we have a high quality engineering team with in-depth technical knowledge of industry applications.

Barriers to Future Competitive Entry

The major barriers to entry include:

•	Intellectual Property;
•	Ongoing research and development continues to raise the bar, setting the standard higher;
•	Product sophistication makes ‘start-up’ entry difficult;
•	Market segments are large and sophisticated - difficult to penetrate;

Source and Availability of Raw Material

Most of the components are off the shelf products and readily available. The inertial measuring units, a critical component of our system, require a three to four month lead time to delivery. Our video annotation units are built by third party manufacturers to our specifications and are currently available on approximately 30 days’ notice. We pay mostly C.O.D.

Dependence on one or a few major customers

We are highly dependent on sales to the U.S. Government and associated federal, state and local government agencies. During the nine-month period ended September 30, 2005, we completed one sale to the City of Philadelphia Police Department. During the period from January 1, 2004 to November 11, 2004, and the year ended December 31, 2003, approximately 91 percent and 67 percent of our predecessor’s revenues, respectively, were derived from sales to the U.S. Government. Military and government agencies of the United States continue to constitute our largest potential market, although there are numerous other military, law enforcement, resource management and air-fleet customers and potential customers to which we market.

Need for Government approval

Our systems are designed for use in aircraft. Although we do not do any installations, system integrators and our customers do. Both systems and the installation thereof must comply with standards established by the Federal Aviation Administration. These standards focus on both software and hardware, independently.

Software:

Software must comply with DO-178B. DO 178B was established by Radio Technical Commission for Aeronautics, Inc.’s FAA Advisory Circular AC20-1150B which has become the standard for certifying new aviation software.

DO-178B is primarily concerned with development processes. The quantity of disclosure required by DO-178B varies with the level of certification sought. Certification levels are labelled A, B, C, D, or E, with A being the highest and E being the lowest. The level of certification corresponds to the level of the consequence in the event of a failure of the software being certified. Level A corresponds to a catastrophic effect, Level B to a hazardous or severe effect, Level C to a major effect, Level D to a minor effect and Level E to no effect. Our software, when installed, meets the requirements for DO-178B certification Level E.

Hardware:

Industry specifications for hardware are evolving. We believe that the industry hardware equivalent of DO-178B certification is Radio Technical Commission for Aeronautics, Inc.’s DO-254, “Design Assurance Guidance for Airborne Electronic Hardware”. Although we do not manufacture any hardware, our software must be loaded onto hardware that meets industry specifications. We believe that the hardware required for the operation of our products meets or exceeds the certification requirements of DO-254.

Effects of existing or probable government regulations on the business

Our research and development is performed in Canada. Some of our current directors and a majority of our current shareholders are neither U.S. citizens nor U.S. residents. Companies like ours, whose management or operations may be influenced, directly or indirectly, by foreign interests, are considered by the U.S. government to be under ‘Foreign Ownership, Control or Influence’, or “FOCI”. Companies that are under FOCI may find it difficult or even impossible to obtain access to classified materials. These companies may, as a result, find it difficult or impossible to qualify for government contracts, especially for the U.S. military community. In order to obtain a security clearance from the U.S. government, we will need to mitigate any risks presented by FOCI in order to assure the U.S. government that there will be no possibility of unauthorized access to, or an adverse effect upon, U.S. government classified material. We may not be able to obtain a security clearance from the U.S. Government because we may not be able to mitigate the effects of FOCI.

Further, the International Traffic in Arms Regulation makes it difficult for companies whose operations are located in Canada to compete with U.S. companies whose operations are located in the United States for contracts involving advanced technology or classified material. We believe that the U.S. government will be more inclined to enter into contracts pertaining to advanced technology or classified material with U.S. companies whose operations are located in the United States. We do not currently have the capital to effect a relocation of our operations from Canada to the United States. If we cannot relocate our operations to the United States, our business with the U.S. government might be adversely affected.

Some of the map data that we use is commercially available. Some of the map data that we use is classified as secret and is available to our customers having the appropriate security clearance but is not currently available to our company. To date, we have been able to configure our systems to the specifications of the classified map data without actually seeing the data.

We acquire our inertial measurement unit from Systron Donner. The inertial measuring unit is a component piece of commercial off-the-shelf hardware used in some of our systems. Access to the grade of inertial measuring unit that we employ in our systems at this time is controlled by the U.S. State Department. We must apply to the State Department for export approval for each non-U.S. customer.

Some of the cameras that work with our systems are used by the U.S. military. Interface documents for certain of these cameras are subject to International Trade in Arms Restrictions or may be classified. As our employees do not carry U.S. security clearance and our operations are mainly located in Canada, we do not currently have access to some interface documents. We are currently considering how best to address these restrictions.

Estimate of the amount spent during the last two fiscal years on R&D activities and if applicable, the extent to which the cost of such activities are borne directly by customers.

During the years ended December 31, 2003 and December 31, 2004, we spent approximately $Nil and $79,510, respectively. Our predecessor company spent approximately $408,960 during its year ended December 31, 2003 and $272,085 during the period from January 1, 2004 to November 11, 2004. Very little of our research and development costs are borne by customers.

Historically, our research and development costs and our costs of operations have been funded by the issuance of our common shares and by funding from Canadian government programs.

Total number of employees

As of December 20, 2005, we had 16 employees and three consultants engaged in various activities within our company including roles as managers, developers, testers and reception. Fifteen of our 16 employees are located in Canada. The remaining employee is located in the United States. We are not subject to any collective bargaining agreements and we consider relations with our employees to be excellent.

DESCRIPTION OF PROPERTY

Our principal administrative office is located in Halifax, Nova Scotia, at 400 – 1190 Barrington Street, Halifax, Nova Scotia Canada B3H 2R4. We also maintain a business office at 405 Park Avenue, 15th Floor, New York, NY 10022.

Our telephone number is 800.661.7830 and our fax number is 888.639.4097.

Our subsidiary company, Navitrak Engineering Incorporated, rents two suites in the same building in Halifax, Nova Scotia, located at 400 – 1190 Barrington Street, Halifax, Nova Scotia, Canada B3H 2R4. Our telephone number in Halifax is 902.429.1438, our fax number is 902.429.1582. Our Halifax office is comprised of two adjacent suites consisting of 1,359 square feet and 2,949 square feet, respectively, for a total area of 4,308 square feet. Rent is approximately $6.80 (CDN $8.50) per square foot per year, plus common area maintenance costs of approximately $6.00 (CDN $7.55) per square foot per year and a tax recovery charge of approximately $1.65 (CDN $2.07) per square foot per year for a total rental of approximately $14.45 (CDN $18.12) per square foot per year (approximately $5,985 or CDN $7,480 per month including applicable sales and lease taxes).

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 9 of this registration statement.

Our consolidated audited financial statements and the pre-acquisition financial statements of our predecessor are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We were incorporated in Nevada on July 9, 1998 under the name BFD Capital Group, Inc., with authorized capital of 25,000,000 common shares, each with a par value of $0.001 (without adjustment for any subsequent share split). On January 28, 2001, we changed our name to Metronet Communications Company and began to implement our business plan to provide small and medium sized businesses in the United States with switchless telecommunications services such as 1+ calling, operator assisted dialing, credit card calls and similar services. We were unable to raise the necessary capital to implement our business and the business was abandoned.

On August 21, 2001, we acquired all of the issued and outstanding shares of FlashPoint, Inc., a privately held Florida corporation with an option to purchase spark-plug technology known as “e-plug” from its inventor, Mr. Wilbur R. Kibbey. The “e-plug” technology consisted of a spark plug designed to improve the efficiency of the combustion process in internal combustion engines, thus increasing horsepower, torque and fuel efficiency while simultaneously reducing greenhouse gases and hydrocarbons.

In October, 2001, we caused our subsidiary to exercise its option and purchase the “e-plug” technology from Wilbur Kibbey for a lump sum payment of approximately $500,000, subject to royalties of 1.5%.

By early 2004 a majority of the minority of our shareholders and one of our directors decided that the commercial development of the “e-plug” technology would take more time and cost more money than originally anticipated. In contrast, the majority of our management team, who, acting as a group, controlled our company and consisted mainly of the vendors of the Florida FlashPoint, Inc. entity that we purchased in 2001, remained confident of the e-plug’s commercial future. We decided to sell the ‘e-plug” technology back to these members of our management team. Accordingly, we entered into an asset purchase agreement dated April 30, 2004 whereby our company and our subsidiary agreed to sell the e-plug technology to ePlug, Inc., a newly formed Florida company, in exchange for (a) 375,000 common shares in the capital of Invisa, Inc., a publicly traded company, (b) the surrender of the 28,000,000 common shares of our company to be returned to treasury, and all other securities of our company, that we had issued to the vendors of the old Florida FlashPoint, Inc., entity; (c) severance of all employment, consulting and similar arrangements between our company and Samuel Duffey, William Dolan, Edmund King, Larry Anderson, Randy Parks, the Spencer Charles Duffey Irrevocable Trust and the Elizabeth Rosemary Duffey Irrevocable Trust, all of whom were, at the time, either officers, directors, consultants, employees or shareholders of our company or our wholly-owned subsidiary; and (d) execution of mutual releases between all of the parties. This transaction was completed on May 12, 2004. At the closing of our sale to ePlug, Inc., Samuel Duffey, our Chairman, Steve Michael, our President and a Director, Edmund King, our Chief Financial Officer, Treasurer and a Director, William Dolan, our corporate Secretary and a Director and Larry Anderson, a Director, resigned from our Board of Directors and all of their respective offices, employment and other relationships with, our company and our subsidiary. Robert Knight, who had been an independent director until the closing, was appointed our President, Secretary and Treasurer.

The 375,000 common shares of Invisa, Inc. that we received in exchange for the “e-plug” technology were subject to a lock-up agreement dated as of May 12, 2004, between our company, our subsidiary FlashPoint, Inc. (now known as Navitrak Sales Corporation and revoked for failure to file its annual list) and Invisa, Inc., pursuant to which we agreed that we would not sell or otherwise transfer the 375,000 shares of Invisa, Inc. until after June 30, 2005. On May 12, 2004, the closing price for one share of Invisa, Inc. was $2.00 (source www.bloomberg.com). On December 20, 2005, the closing price for one share of Invisa, Inc. (last sale) was $0.18 (source www.bloomberg.com).

We spent approximately $500,000 to acquire the “e-plug” technology. During the period that we owned the “e-plug” technology, we spent approximately $100,000 testing the e-plug, in addition to approximately $100,000 that we spent during this three-year period on our general and administrative costs. These operations are reflected as discontinued operations in the financial statements.

Upon completion of our asset sale to ePlug, Inc., we began to explore a possible business combination with Blackstone Holdings Corporation, a privately held Nevada corporation. Blackstone had contracted to purchase substantially all of the assets of an unrelated Ontario, Canada public company called Navitrak International Corporation and its Canadian subsidiaries Navitrak Engineering Incorporated, Navitrak Corp., Navimap Corp., Navitrak Manufacturing Incorporated and Navitrak Systems Inc. Prior to commencing its negotiations with these Canadian companies, Blackstone Holdings Corporation did not have, and had not since inception had, a business or own any assets.

Effective November 12, 2004, we acquired all the assets comprising the business of the Canadian Navitrak International Corporation (our predecessor company). In contemplation of this transaction, effective on May 18, 2004, we changed our name from Flashpoint International, Inc. to Navitrak International Corporation to reflect the operations of our new business.

Since our acquisition of the assets of our predecessor, the Canadian Navitrak International Corporation, our company has been actively engaged in the business of developing and marketing advanced Global Positioning System based navigation, mapping and tracking solutions for use by airborne and ground personnel in law enforcement, military, police, fire-fighting, search and rescue and other applications. The Global Positioning System, commonly referred to as “GPS”, is a worldwide radio-navigation system formed from a constellation of 24 satellites and their ground stations. Using the GPS system, our navigation systems provide real time positioning information through proprietary software, moving map display technology and location-based information.

We are still in our infancy as a viable commercial entity, and consequently our focus has been on the identification of market needs, the development of products and services to meet these needs, and the branding of our company and our services. We anticipate that the expected growth in revenues will assist us in attracting additional financing to allow us to add the needed resources in order to further support the growth of our operations. Despite our expectations, there are no assurances that an increase in our revenues can be achieved, or that we will be able to attract additional financing on acceptable terms, if at all. Should we be unable to achieve the anticipated revenue growth or to attract additional financing on acceptable terms, our ongoing business and future success may be adversely affected.

Certain statements in this MD&A constitute “forward-looking statements”. These statements are based on current expectations that are subject to risks and uncertainties and the Company can give no assurance that these expectations are correct. A number of the factors could cause actual results to differ materially from those expressed in such forward-looking statements. You can identify forward-looking statements by our use of words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “project”, and other similar terms that predict or indicate future events and trends that do not relate to historical matters. Readers are cautioned not to place undue reliance on forward-looking statements. The company disclaims any intention or obligation to revise forward-looking statements whether as a result of new information, future developments or otherwise. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

LIMITED OPERATING HISTORY; BACKGROUND OF OUR COMPANY

We expect to continue the commercialization of our technology. For the nine months ended September 30, 2005, we had revenue from product sales of $81,733, primarily representing sales of our moving map system to the City of Philadelphia Police Department. In addition to limited revenue, these sales have continued to provide the opportunity to field-test the reliability and customer acceptability of our system, as well as to establish relationships with our suppliers, system integrators and end users (our customers).

For the most part, our systems historically have been sold directly to end-users: federal, state, and local law enforcement as well as fire-fighting organizations. In the future, we anticipate that a larger portion of our sales will be made through system integrators who assemble proposals in response to bid solicitations for surveillance systems to be owned and operated by city, state, federal, military and fire fighting organizations.

This new emphasis of dealing with systems integrators should provide increased exposure to potential buyers while lowering our sales and marketing costs. The downside to this strategy is that we anticipate ceding some margin on our products to compensate system integrators for their sales and marketing expenses. To date, though, we have not generated any sales through systems integrators and no assurance may be given that our strategy to align ourselves with systems integrators will be successful. The strategy is untested by us.

We currently are consuming cash at the rate of approximately $215,000 per month. We are focused on measures that will result in more effective control of our fixed and variable costs, including reporting procedures and corporate policies governing employee spending and sourcing for less expensive components that comply with our requirements, but we are also considering hiring an additional two employees at an additional cost of approximately $20,000 per month.

The financing for our development activities and operations to date has come primarily from the issuance of our common stock, notes, short-term and long-term financing (including government support) and licensing our software to a systems integrator. We expect to increase our system sales and possibly establish additional licensing relationships. Furthermore, we expect to complete the development of additional map-based systems and to bring them to market.

We expect to fund our future development activities and operations largely from the sale of common stock and long-term loans with Atlantic Canada Opportunity Agency until such time that funds provided by operations are sufficient to cover these activities.

Since we have had a limited history of operations, we anticipate that our quarterly results of operations will fluctuate significantly for the foreseeable future. We believe that period-to-period comparisons of our operating results should not be relied upon as predictive of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly companies commercializing new and evolving technologies such as ours.

We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our systems, will increase significantly in the future.

We will be dependent upon our existing cash and cash equivalents, together with anticipated net proceeds from private placements of common stock, short and long-term debt, potential license fees, and sales of our products to finance our planned operations through at least the next 12 months. Accordingly, we plan to access additional cash from a variety of potential sources, which may include: public equity financing, private equity financing, license fees, grants, and public or private debt.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on the December 31, 2004 consolidated financial statements and the acquisition date financial statements of our predecessor, which are included with this registration statement. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

On November 12, 2004, we completed the acquisition of all of the assets of the Canadian Navitrak International Corporation, including the acquisition of all of the shares of our operating subsidiary, Navitrak Engineering Incorporated. In the result, all but one of the Canadian Navitrak companies’ secured debt holders exchanged their debt for equity in our company. The specific terms of this transaction are discussed in detail in the section of this registration statement titled “Description of Business”, beginning at page 38, above.

Completion of contract negotiation between Navitrak and Atlantic Canada Opportunity Agency

The Atlantic Canada Opportunity Agency (commonly referred to by the acronym “ACOA”) is a Canadian federal government agency that promotes the establishment of business opportunities in the Atlantic region of Canada. Its goal is to encourage growth and the production of jobs in the region by, among other things, providing low interest loans and government grants to qualifying businesses. The Atlantic Canada Opportunity Agency has provided a number of low and non-interest bearing loans to our company and our predecessor company, all of which are summarized below. As part of the acquisition of the assets of the predecessor company, we assumed these loans. One of these loans was repaid in full in July, 2005. The three remaining loans are non-interest bearing except that interest accrues on any past-due payments. At December 31, 2004 and September 30, 2005 we were in default of certain financial covenants relating to these loans. To our knowledge, the Atlantic Canada Opportunity Agency has not taken any action with respect to these defaults and we are currently negotiating a mutually acceptable compromise, though we can give no assurance that we will be successful in these discussions.

The first Atlantic Canada Opportunity Agency loan is an unsecured interest-free loan evidenced by a contract dated September 10, 1996, referring to ACOA project No. 6004-60-29,68-1. This loan was made in connection with an international marketing program and entitled our company to borrow a maximum ‘repayable contribution’ of approximately $136,099 ($159,413 CDN), of which we drew approximately $136,099 ($159,413 CDN). This loan was fully repaid in July 2005.

The second Atlantic Canada Opportunity Agency loan is an unsecured interest-free loan evidenced by a contract dated January 20, 1999, referring to ACOA project No. 6004-60-30916-1. This loan contract was amended by six amendments dated, respectively, July 18, 2001, August 22, 2002, April 9, 2003, November 4, 2003, July 5, 2004 and January 10, 2005. This loan was made in connection with the implementation of our ISO 9001 (94) certification program and entitled our company to borrow a maximum ‘repayable contribution’ of approximately $71,331 ($83,550 CDN), of which we drew approximately $71,331 ($83,550 CDN). At September 30, 2005, the balance due on this loan was $29,488 ($34,540 CDN). Repayment of principal was deferred to January 1, 2005; since then, monthly principal payments are approximately $1,941 ($2,274 CDN). Although the principal amount of this loan does not earn interest, we are required to pay interest on any past due instalment at the average Bank of Canada discount interest rate for the previous month, plus three percent (3%) per annum.

The third Atlantic Canada Opportunity Agency loan is an unsecured interest-free loan evidenced by a contract dated March 9, 2004, as amended by an amendment dated January 10, 2005. Both the contract and the amendment refer to ACOA project No. 183782. This loan was made to help our company implement an export market program and entitled our company to borrow a maximum repayable contribution of  $425,808 ($498,750 CDN), of which we drew approximately $268,872 ($314,930 CDN). At September 30, 2005, the balance due on this loan was approximately $268,872 ($314,930 CDN). This principal amount is to be repaid in 59 instalments of approximately $7,097 ($8,313 CDN) and one instalment of approximately $7,085 ($8,283 CDN), with the first such instalment due April 1, 2006. We are currently in default of this loan for failure maintain a minimum level of equity. Although the principal amount of this loan does not earn interest, we will be required to pay interest on any past due instalment at the average Bank of Canada discount interest rate for the previous month, plus three percent (3%) per annum.

The fourth Atlantic Canada Opportunity Agency loan is an unsecured interest-free loan evidenced by a contract dated December 22, 2004, referring to ACOA project NO. 181936. This loan was made to help our company perform research and development and entitled our company to borrow a maximum repayable contribution of approximately $1,793,000 ($2,100,000 CDN), of which we drew approximately $1,185,227 ($1,388,976 CDN). At September 30, 2005, the balance due on this loan was approximately $1,185,227 ($1,388,976 CDN). This principal amount is repayable annually commencing September 1, 2007 at a rate equal to 5.0% of gross revenue. We are currently in default of this loan for failure to maintain a minimum level of equity. Although the principal amount of this loan does not earn interest, we will be required to pay interest on any past due instalment at the average Bank of Canada discount interest rate for the previous month, plus three percent (3%) per annum.

We also borrowed funds from the Program for Export Market Development (“PEMD”) and from the Industrial Regional Assistance Program (“IRAP”).

The Program for Export Market Development project funding loan is an unsecured interest-free loan evidenced by a contract dated November 29, 1999, referring to PEMD Project No. N470834. This loan contract was amended by one amendment dated September 22, 2000. This loan was made in connection with our efforts to promote a market in the US, specifically with respect to a niche market in airborne law enforcement. At September 30, 2005, the balance due on this loan was $59,820 ($70,067 CDN). The loan is repayable at a rate equal to 4% of sales to customers in the United States of America. Principal payments for amounts due in arrears commenced November 15, 2004 of $34,168 ($40,021 CDN) repayable in 39 monthly instalments of approximately $814 ($1,000 CDN) plus one instalment of approximately $872 ($1,021 CDN). We have not made any of these required principal repayments. We are currently in default of this loan for failure to pay instalments due and are negotiating a new payment schedule.

The Industrial Regional Assistance Program project funding loan is an unsecured interest-free loan evidenced by a contract dated January 4, 2000, referring to IRAP Project No. 376225. This loan contract was amended by seven amendments dated, respectively, April 10, 2000, September 15, 2000, December 18, 2000, March 21, 2001, May 2, 2001, December 19, 2003 and October 21, 2004. This loan was made in connection with the design, development and initial manufacturing set-up for our GPS Navigator. At September 30, 2005, the balance due on this loan was $203,790 ($238,698 CDN). The loan is repayable quarterly in arrears commencing January 1, 2005 at a rate equal to 1.25% of gross revenue. Arrears payments of $24,753 ($28,993 CDN) are past due. We are currently in default of this loan for failure to pay instalments due and are negotiating a new payment schedule.

As amended, our agreements with the Atlantic Canada Opportunities Agency support our approximately $3.36 million (CDN $4.2 million) airborne real time geographic information system (known as ArtGIS)

research and development project. We hope that the Atlantic Canada Opportunities Agency’s (ACOA) support will help enable our company to develop hardware to host the data acquisition, camera control, and image processing activities independent of the mapping software engine, which is expected to enhance the system’s performance by improving data acquisition and sensor control. Intelligence will be added to the system through data fusion and the development of digital image and signal processing algorithms for object detection, identification and tracking.

We hope that the resulting product will be a real-time data delivery, mission management and sensor control system, which we intend to target for use in manned or unmanned airborne assets, ground based vehicles, or handheld devices.

Overview Summary

During the three-month period ending September 30, 2005, we raised gross proceeds of approximately $2,544,500 in funding from issuance of our common shares in two private placements. We sought this round of capital to provide us with funds needed to support our business plan. With this funding in place, for the first time, we have positive working capital and have reduced our short-term debt.

Our management has invested a considerable amount of time and effort during the second quarter on replacing key technical and business staff that had left the company or had been laid off, either due to a lack of funding or for other employment opportunities. To keep remaining key members of the engineering and business team in place, we paid one-time retention bonuses equal in the aggregate to approximately $100,000 to five employees during the first quarter of 2005.

In June 2005, we hired a general manager with electronics industry experience to oversee engineering and operations, as well as to provide additional focus to our sales and marketing group.

Also in June 2005 we signed a new lease for Navitrak Engineering and in July we moved to a new facility located near our previous location in Halifax, Nova Scotia. This new facility is a better, more efficient workspace and has room for us to demonstrate our product line.

Our digital map software mainly runs on “commercial off-the-shelf”, or “COTS”, hardware components. We use COTS hardware components to be able to capitalize on the latest advances in hardware design while optimizing the performance of our developed software and the value proposition to customers.

During the three month period ended September 30, 2005 and thereafter, we have addressed reliability problems with some of our systems that we sold, examined alternative sources for more robust “COTS” hardware, and begun a limited redesign of the one hardware element that we manufacture ourselves, the Video Annotation Unit. The Video Annotation Unit integrates third party “COTS” components, including a PC104 single board computer (SBC). Our proprietary firmware operates on the single board computer. This firmware produces data that can be encoded into the video stream. None of the systems that we sold were returned for reliability issues, but we did incur costs in addressing the reliability issues. We anticipate that we will continue to address these reliability issues during the first six months of 2006.

Our research and development expenses were approximately $470,000 for the first nine months of 2005.

Industry Overview

The industry sector within which we compete is airborne surveillance and emergency response. We believe that a good indicator of the market opportunity and potential for growth in this sector can be gleaned from an analysis of the financial results of publicly traded FLIR Systems Inc. (FLIR), whose imaging division sales has grown at a double digit rate in recent years. FLIR’s public disclosure can be viewed on the Securities and Exchange Commission’s EDGAR database, located at www.sec.gov. We believe that these sales, as well as the sales of FLIR competitors, should continue to grow, creating a large potential target “installed base” for our products. This belief is based on, among other things, the increased awareness of citizens of the United States for homeland security, which we believe should result in an increased demand for gimbal stabilized electro optic cameras flown on various aircraft.

In addition, we believe the market for gimbal stabilized electro optic payloads has been evolving for about 20 years. We feel that our technology has advanced to a level such that standards for an entire system, including integrated digital maps and sensor control functions along with imagery payload can now be contemplated. We are supporting a de facto standardization of interfaces and functions. We believe that this standardization would optimize the value of our component technology and place our products in a favorable position relative to our competitors.

We remain disappointed with the absolute level of sales to date for the nine-month period ended September 30, 2005, however we feel that positive strides have been achieved with existing and potential customers as well as entities that provide us with direct or indirect access to customers. We have short term resources in place to directly support these developing relationships and to provide the underlying confidence needed to generate sales. No assurance, though, may be given that any of these steps will translate into sales for our company.

General - Explanation of Comparative Periods

As we acquired the assets of Navitrak International Corporation (the predecessor business) effective on November 12, 2004, our financial statements included the financial results of Navitrak Engineering Inc. (the operating subsidiary acquired) from the period of November 12, 2004 to December 31, 2004. Since our sole continuing business is that of our predecessor and we have abandoned our previous spark plug technology business, we have also included a discussion of the results of the operations of Navitrak International Corporation (the predecessor) for its fiscal periods ended November 11, 2004 (immediately prior to the date of the acquisition) and December 31, 2003.

Results of Operations

Nine-month period ended September 30, 2005 compared to the nine-month period ended September 30, 2004 of our company, Navitrak International Corporation (the successor company).

The discussion comparing the results of operation of our company for the nine months ended September 30, 2005 to the comparative 2004 period has not been included as it is not meaningful. Fluctuations between the periods are entirely due to the acquisition of the net assets of our predecessor in November 2004 and operations of our company in 2004 prior to that time are insignificant. The discussion set out below compares the results of operations for the nine months ended September 30, 2005 to the results of operations of our predecessor company for the nine months ended September 30, 2004.

Nine-month period ended September 30, 2005 of our company (the successor company) compared to the nine- month period ended September 30, 2004 of the Canadian Navitrak International Corporation (the predecessor company)

The following discussion relates to the operations of our company for the nine months ended September 30, 2005 as compared to the operations of our predecessor company for the nine months ended September 30, 2004. Our net loss for the nine months ended September 30, 2005 was $5,472,543 as compared to $1,053,806 for the similar period in 2004 of our predecessor company.

For the nine month period ended September 30, 2004, our predecessor company had revenues of $102,822, as compared to our revenues of $81,733 for the nine month period ended September 30, 2005, a decrease of $21,089 or 21%. Sales in 2004 consisted of approximately six licences of software by the predecessor company while sales in 2005 consist primarily of one sale to the City of Philadelphia police department.

For the nine month period ended September 30, 2004, our predecessor company had cost of sales of $15,194, as compared to our cost of sales of $66,206 for the nine-month period ended September 30, 2005, an increase of $51,012. This increase can be attributed to sales of hardware in 2005 versus sales of software licences in 2004.

For the nine month period ended September 30, 2004, our predecessor company had general and administrative expenses of $649,218, compared to $4,556,562 for the nine month period ended September 30, 2005, an increase of $3,907,344. This increase is largely attributable to stock based compensation of $3,376,730 recognized in 2005 in connection with options and warrants granted as well as significant legal and audit fees associated with this prospectus and registration process with the SEC.

For the nine month period ended September 30, 2004, our predecessor company had product development expenses of $315,871, compared to $471,084 for the nine month period ended September 30, 2005, an increase of $155,213. The predecessor company’s product development was curtailed by its cash flow shortfall. As a result of the purchase in November 2004 by our company as well as funding from Atlantic Canada Opportunity Agency, funding for product development in 2005 has increased.

For the nine month period ended September 30, 2004, our predecessor company had selling expenses of $45,800, compared to $270,006 for the nine month period ended September 30, 2005, an increase of $224,206. The predecessor company’s selling efforts were curtailed by its cash flow shortfall. As a result of the purchase in November 2004 by our company, we have increased our selling focus including attending trade shows and hiring marketing consultants for the United States and Middle East markets.

For the nine-month period ended September 30, 2004, our predecessor company incurred interest of $170,965, compared to our $21,806 for the nine month period ended September 30, 2005, a decrease of $149,159. This decrease is primarily attributable to a reduction of interest expense resulting from the settlement of loans from Blackstone Holdings Corp. and other creditors upon our acquisition of the assets of the Canadian Navitrak International Corporation (the predecessor company) in November 2004. These amounts bore interest, which was accrued by our predecessor company.

Results of Operations for the Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003 for our company (the successor company).

The following discussion relates to the operations of our company. For the year ended December 31, 2003 we had a net loss from continuing operations of $10,083, compared to a net loss of $2,580,205 for the year ended December 31, 2004, an increase of $2,570,122.

We had no revenues or cost of sales for the years ended December 31, 2004 and 2003. Prior to the acquisition of the assets of the Canadian Navitrak International Corporation (the predecessor company), our company had been inactive, holding only the assets of the spark plug technology. No sales were recognized during the period from the date of acquisition of the predecessor company assets (November 12, 2004) to December 31, 2004.

For the year ended December 31, 2003, we had general and administrative expenses of $10,248, compared to $1,643,221 for the year ended December 31, 2004. This increase is largely attributable to activity undertaken in contemplation of the acquisition of our predecessor’s net assets as well as subsequent to the purchase. Stock based compensation of $239,947 was recognized in 2004 in connection with options and warrants granted. We also recognized a compensation expense totalling $1,003,500 in respect of shares issued to certain management and directors of our Predecessor as a condition of the acquisition of the Predecessor net assets. Legal and audit fees of approximately $200,000 associated with this prospectus and registration process with the SEC were incurred, along with bonuses of $95,790 to certain employees during 2004.

For the year ended December 31, 2003, we had no product development costs, compared to $79,510 for the year ended December 31, 2004. Development costs were incurred subsequent to the purchase of our predecessor’s net assets. As a result of the purchase in November 2004 by our company as well as funding from Atlantic Canada Opportunity Agency, funding for product development in 2004 has increased. During 2004, we focused our product development on our ACTIVEMap Computer project.

For the year ended December 31, 2003, we had no selling costs, compared to $191,400 for the year ended December 31, 2004. Selling costs were incurred in contemplation of the acquisition and subsequent to the purchase of our predecessor’s net assets. As a result of the purchase in November 2004 by our company, we have increased our selling focus including attending trade shows and hiring marketing consultants for the United States and Middle East markets.

In addition, during 2004, we wrote down our investment in shares of Invisa, Inc. which we received upon disposal of our e-Plug technology earlier in 2004. At the time of disposal, the Invisa shares were trading at $2 per share. During the year ended December 31, 2004, we recognized a decline in value of the Invisa, Inc. shares as a permanent write down ($693,751) in our 2004 Consolidated Statement of Operations.

For the year ended December 31, 2003, we had interest income of $165, compared to interest income net of expenses and other items (except for the write-down of Invisa, Inc. shares) of $41,735 for the year ended December 31, 2004, an increase of $41,570. This increase is primarily attributable to our commencement of business through the acquisition of the assets from the Canadian Navitrak International Corporation (the predecessor) by our company. Interest expense of $10,274 was incurred during 2004 subsequent to the acquisition of predecessor net assets. While much of the predecessor’s interest-bearing debt was settled as a condition of the acquisition, there still remains some interest-bearing debt that we continue to carry. Interest income of $58,804 was earned on loans to the predecessor prior to the acquisition. Such interest income disappeared upon the acquisition of predecessor net assets. Also, during 2004, we settled debts owing to former directors of our predecessor with common shares resulting in a loss on settlement.

As a result of our disposal of our e-Plug technology, all activities related thereto have been presented in our consolidated financial statements as “discontinued”. Expenses relating to our e-Plug business in 2003 were $25,392 for the year ended December 31, 2003. In 2004, we recognized a gain on split-off of the e-Plug business to certain of our shareholders. This gain of $7.3 million represents the excess of value of consideration we received over the carrying value of the net assets (approximately $440,000) of the e-Plug business on the selling date. The gain is largely the result of the quoted market value of our common shares that were surrendered for cancellation.

Results of Operations for the Period January 1, 2004 to November 11, 2004 Compared to the Year Ended December 31, 2003 for the Canadian Navitrak International Corporation (our predecessor)

The following discussion relates to the operations of our predecessor company for the period from January 1, 2004 to November 11, 2004 (immediately prior to the date of the acquisition) and the year ended December 31, 2003. For the year ended December 31, 2003 our predecessor company had a net loss after other items of $1,381,133, compared to a net loss after other items of $1,101,309 for the period from January 1, 2004 to November 11, 2004, a decrease of $279,824.

For the year ended December 31, 2003, our predecessor company had revenues of $866,643, as compared to revenues of $104,844 for the period from January 1, 2004 to November 11, 2004, a decrease of $761,799 or 88%. This decrease is attributable to the lack of capital available for the predecessor company to operate efficiently. During 2004, we sold approximately six software licences while in 2003 we had two significant contracts with government agencies which provided revenue of approximately $789,000 of the total revenue for the year.

For the year ended December 31, 2003, our predecessor company had cost of sales of $123,558, as compared to cost of sales of $27,768 for the period from January 1, 2004 to November 11, 2004, a decrease of $95,790. This decrease can be attributed to the corresponding lower sales in the current period as compared to the prior period as well as a $34,336 inventory writedown that was recognized in 2003.

For the year ended December 31, 2003, our predecessor had general and administrative expenses of $960,364, compared to $738,042 for the period from January 1, 2004 to November 11, 2004. The decline in 2004 is attributable to significant cutbacks required in light of cash flow difficulties. Wages and benefits declined by approximately $95,000 in 2004 while professional fees declined by approximately $122,000 in 2004.

For the year ended December 31, 2003, our predecessor had product development costs of $408,960, compared to $272,085 for the period from January 1, 2004 to November 11, 2004. The decline in 2004 is attributable to significant cutbacks (particularly to wages) required in light of cash flow difficulties.

For the year ended December 31, 2003, our predecessor had selling costs of $29,473, compared to $48,559 for the period from January 1, 2004 to November 11, 2004. While expenditures were cut in other areas, our predecessor continued to attend trade shows to promote our products.

For the year ended December 31, 2003, our predecessor had interest expenses of $449,947, compared to $194,996 for the period from January 1, 2004 to November 11, 2004, a decrease of $254,991 due to the recognition in 2003 of a beneficial conversion feature relating to our convertible debentures of $257,698. During 2004, our predecessor recognized a foreign exchange gain of $83,742 compared to a gain of $13,590 in 2003 due to the strengthening Canadian dollar relating to US dollar Blackstone debt.

During the year ended December 31, 2003, our predecessor company recognized a loss of $566,517 in connection with the write-down of goodwill previously recorded.

LIQUIDITY AND CAPITAL RESOURCES

Nine-month period ended September 30, 2005 of our company (the successor company) compared to the nine month period ended September 30, 2004 of the Canadian Navitrak International Corporation (the predecessor company)

Net cash used by our predecessor company’s operating activities for the nine-month period ended September 30, 2004 was $1,032,358, compared to $1,946,234 net cash used in our operating activities for the nine-month period ended September 30, 2005, an increase of $913,876. The increase is attributable to a significant increase in our operating expenses following completion of the acquisition of net assets of our predecessor. Prior to the acquisition by us, the predecessor’s activity in 2004 was severely constrained by cash flow shortages.

Net cash used by our predecessor company’s investing activities for the nine-month period ended September 30, 2004 was $40,640 compared to $138,631 net cash used in our investing activities for the nine-month period ended September 30, 2005, an increase of $97,991. The increase is attributable to leasehold improvements to our new location and purchases of new servers and computers in 2005.

Net cash provided by our predecessor company’s financing activities for the nine-month period ended September 30, 2004 was $977,498 compared to $3,324,002 net cash provided by financing activities for our nine-month period ended September 30, 2005, an increase of $2,346,504. The increase is attributable to the issuance of capital stock for net proceeds of $2,587,050 in 2005 and increased ACOA financing of $1,186,778. The predecessor company’s primary source of financing in 2004 was loans from Blackstone Holdings Corporation (a company we acquired in July 2004) which were eliminated upon acquisition by us in November 2004.

As of September 30, 2005 we had $1,275,642 cash on hand compared to $13,386 at September 30, 2004.

Year ended December 31, 2004 compared to the year ended December 31, 2003 for our company ( the successor company).

Net cash used in operating activities for the years ended December 31, 2004 and 2003 was $257,372 and $11,026 respectively, an increase of $246,346. The increase is attributable to acquisition of the assets of Navitrak Canada and the corresponding operational activity that occurred in contemplation of and subsequent to the acquisition in November 2004. Prior to the acquisition we had limited operations.

Cash flow used in investing activities in our company for the fiscal year ended December 31, 2004 was $168,072 while cash flow from investing activities in 2003 was $3,648. Investing activities relate primarily to the cash portion of the acquisition of the net assets of Navitrak Canada.

Net cash provided by financing activities for our company for the year ended December 31, 2004 was $449,547 as compared to $37 for the year ended December 31, 2003. The 2004 activity pertains to the issuance of common shares less repayments of various debt obligations assumed on acquisition of our predecessor’s net assets.

As of December 31, 2003, we had $20,058 cash-on-hand compared to $44,161 as of December 31, 2004.

For the Period from January 1, 2004 to November 11, 2004 (immediately preceding the acquisition of the assets of the Canadian Navitrak International Corporation) compared to the year ended December 31, 2003 for the Canadian Navitrak International Corporation (our predecessor company)

Net cash used in operating activities by our predecessor company for the year ended December 31, 2003 and for the period January 1, 2004 to November 11, 2004 was $686,653 and $892,968, respectively, an increase of $206,315. While expenses declined in 2004 due to cash flow constraints, our predecessor’s sales declined by approximately $760,000 over the same period.

Cash flow from investing activities for our predecessor company for the fiscal year ended December 31, 2003 was $2,315 while we used cash of $38,989 during the period from January 1, 2004 to November 11, 2004. This increase in funds used in investing activity can be attributed to the predecessor company’s purchase of computer hardware and software in 2004 and the disposal of equipment for minor proceeds in 2003.

Net cash provided by financing activities for our predecessor company for the year ended December 31, 2003 was $755,489 as compared to $828,766 for the year period January 1, 2004 to November 11, 2004 an increase of $72,917. The increase is mainly attributable to a bridge loan received by Blackstone Holdings Ltd. and the net increase in long term debt that occurred in 2004.

As of December 31, 2003, our predecessor company had $111,185 cash-on-hand compared to $2,551 as November 11, 2004, a decrease of $108,634.

Capital Requirements

Presently, our revenues are not sufficient to meet operating and capital expenses and our company and our predecessor have incurred operating losses since inception, which are likely to continue for the foreseeable future. We anticipate that we will have negative cash flows during twelve months ended September 30, 2006; however, we have completed a private placement transaction for net proceeds of $1.9 million in August 2005 and an additional private placement in September 2005 for net proceeds of $333,000. Management intends to raise additional capital as needed to fund operations over the next twelve months. We intend to raise the capital required to satisfy our needs primarily through the sale of our equity securities or debt.

We anticipate that we will expend approximately $3.5 million on our business during the twelve month period ending September 30, 2006 to secure product orders, build market channels, support customer trials, complete independent product evaluations, recruit senior engineers and marketing staff, conduct continued research and development on our new products, launch a marketing program, ramp up our manufacturing capabilities, and purchase plant and machinery. These expenditures are broken down as follows:

Estimated Expenditures Required During the Next Twelve Months
Offering Costs	$ 309,000
Operating expenditures
Marketing & Sales	$ 300,000
General and Administrative	$2,400,000
Product development and deployment (excluding loan proceeds from ACOA)	$ 240,000
Working capital	$ 240,000
Total (including Offering Costs)	$3,489,000

At September 30, 2005, we had negative working capital of $1.2 million. Should we be unable to generate additional sales during the next twelve months, we expect to need additional equity proceeds through private placements or the exercise of outstanding options and warrants of approximately $3.5 million to carry out our plans.

We currently anticipate that we will generate revenues in the long-term as we increase our sales and marketing activities and our product development is completed and they gain industry acceptance. We have implemented cost control strategies and expect to keep our operating costs to a minimum until cash is available through financing or operating activities.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the year ended December 31, 2004, our independent registered public accounting firm included an explanatory paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be forced to scale down or perhaps even cease the operation of our business.

New Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123I would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123I will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123I is effective for the first interim or annual reporting period beginning after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provision of this Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of this Statement should be applied prospectively.

We are assessing the effect on the consolidated financial statements as a result of the implementation of these new standards.

In June 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections” which replaces APB Opinion 20 and FASB Statement 3.  Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of change.  Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. The statement is effective for fiscal years beginning after December 15, 2005. Management does not expect that there will be material effect on the consolidated financial statements as a result of the implementation of this new standard.

Application of Critical Accounting Policies

Research and development

We follow SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed and expense all software development costs until technical feasibility is established. Thereafter, the costs incurred are capitalized until the software is commercially available. Capitalized costs are assessed and amortized on a product-by-product basis. We have reviewed our existing technology and have determined that no costs qualified for capitalization in 2004. Prior to the acquisition of net assets of the Predecessor, they had written off software development costs in a prior year.

All costs pertaining to general research and development are charged to expense as incurred.

Stock Options

We apply SFAS No. 123 in valuing options granted to employees and consultants and estimate the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

The Black-Scholes calculation uses assumptions and estimates, the determination of which is subject to management’s judgment. Such assumptions upon which the calculation is based are disclosed in the notes to our consolidated financial statements. If different assumptions were applied, the results would be different and could have a material effect on our results of operations.

Revenue Recognition

Revenues are primarily derived from sales of products and the provision of consulting services. Accounting for revenue recognition is complex and affected by interpretations of guidance provided by several sources, including the Financial Standards Accounting Board (“FASB”) and the Securities and Exchange Commission (“SEC”). This guidance is subject to change. We follow the guidance established by the SEC in Staff Accounting Bulletin No. 104, as well as generally accepted criteria for revenue recognition, which require that, before revenue is recorded, there is persuasive evidence of an arrangement, the fee is fixed or determinable, collection is reasonably assured, and delivery to our customer has occurred. Applying these criteria to certain of our revenue arrangements requires us to carefully analyze the terms and conditions of our agreements. Revenue from our software license agreements is generally recognized at the time we enter into a contract and provide our customer with the licensed software. We believe that this is the point at which we have performed all of our obligations under the agreement; however, this remains a highly interpretive area of accounting and future license agreements may result in a different method of revenue recognition. Revenue from the sale of GPS systems, which includes hardware and software, are deferred and recognized when the whole system is delivered. Amounts collected prior to satisfying the above revenue recognition criteria are reflected as customer deposits.

Impairment of Long-lived Assets

We apply the recommendations of SFAS 144, Accounting for the Impairment of Disposal of Long-Lived Assets. SFAS 144 requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted cash flows and (2) measure an impairment loss as the difference between the carrying value and fair value of the asset. We review the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The recognition of impairment of long-lived assets will be required in the event that the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. Based on our analysis, we believe that there was no impairment of our property and equipment as at September 30, 2005, December 31, 2004 and 2003. While our assumptions are based on the best estimates available, however, given that we have no history of profitability, there is no assurance that our estimates will reflect the actual future cash flows. We will revise our assumptions and reassess our long-lived assets for impairment when future events or changes in circumstances indicate that carrying amount may not be recoverable.

Business Combinations, Goodwill and Intangible Assets

We accounted for acquisition of predecessor net assets using the purchase method of accounting, which requires that assets acquired and liabilities assumed be recorded at their fair values on the date of a business acquisition. Our consolidated financial statements and results of operations reflect an acquired business from the completion date of an acquisition and are not restated. The costs to acquire a business, including transaction costs, are allocated to the fair value of net assets acquired upon acquisition. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

The judgments that we make in determining the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income in periods of and following a business combination. As a result of the acquisition of predecessor net assets in November 2004, the purchase price exceeded the fair value of net identifiable assets acquired in the amount of $4,299,205. The determination of whether or not goodwill is impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of our reporting units. Changes in our strategy and or market conditions could significantly impact these judgments.

Off Balance Sheet Arrangements

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 24, 2001 we acquired FlashPoint, Inc., a Florida corporation, in exchange for, among other things, 28,000,000 shares of our common stock which we issued to the shareholders of FlashPoint, Inc. As a result of this transaction, we appointed Samuel S. Duffey, Stephen A. Michael, Edmund C. King and William Dolan, who were all of the directors of FlashPoint, Inc. prior to the merger transaction, and Robert Knight, who was not previously a director of FlashPoint, Inc., to our Board of Directors and to the Board of Directors of MNTCC/FLHPP Acquisition Corp. At the same time, we appointed the following people to the following offices of both our company and MNTCC/FLHPP Acquisition Corp:

Stephen A. Michael, President;

Edmund C. King, Treasurer and Chief Financial Officer; and

William Dolan, corporate Secretary.

The sole director of our company prior to the merger, Mr. Frank Bauer, resigned all of his positions with our company and our subsidiary on August 24, 2001.

By early 2004 a majority of the minority of our shareholders and one of our directors decided that the commercial development of the “e-plug” technology would take more time and cost more money than originally anticipated. In contrast, the majority of our management team, who, acting as a group, controlled our company and consisted mainly of the vendors of the Florida FlashPoint, Inc. entity that we purchased in 2001, remained confident of the e-plug’s commercial future. We decided to sell the ‘e-plug” technology back to these members of our management team. Accordingly, we entered into an asset purchase agreement dated April 30, 2004 whereby our company and our subsidiary agreed to sell the e-plug technology to ePlug, Inc., a newly formed Florida company, in exchange for (a) 375,000 common shares in the capital of Invisa, Inc., a publicly traded company, (b) the surrender of the 28,000,000 common shares of our company to be returned to treasury, and all other securities of our company, that we had issued to the vendors of the old Florida FlashPoint, Inc., entity; (c) severance of all employment, consulting and similar arrangements between our company and Samuel Duffey, William Dolan, Edmund King, Larry Anderson, Randy Parks, the Spencer Charles Duffey Irrevocable Trust and the Elizabeth Rosemary Duffey Irrevocable Trust, all of whom were, at the time, either officers, directors, consultants, employees or shareholders of our company or our wholly-owned subsidiary; and (d) execution of mutual releases between all of the parties. This transaction was completed on May 12, 2004.

At the closing of our sale to ePlug, Inc., Samuel Duffey, our Chairman, Steve Michael, our President and a Director, Edmund King, our Chief Financial Officer, Treasurer and a Director, William Dolan, our corporate Secretary and a Director and Larry Anderson, a Director, resigned from our Board of Directors and all of their respective offices, employment and other relationships with, our company and our subsidiary. Robert Knight, who had been an independent director until the closing, was appointed our President, Secretary and Treasurer.

The 375,000 common shares of Invisa, Inc. that we received in exchange for the “e-plug” technology were subject to a lock-up agreement dated as of May 12, 2004, between our company, our subsidiary FlashPoint, Inc. (now known as Navitrak Sales Corporation and revoked for failure to file its annual list) and Invisa, Inc., pursuant to which we agreed that we would not sell or otherwise transfer the 375,000 shares of Invisa, Inc. until after June 30, 2005. On May 12, 2004, the closing price for one share of Invisa, Inc. was $2.00 (source www. loomberg.com). On December 20, 2005, the closing price for one share of Invisa, Inc. (last sale) was $0.18.

Invisa, Inc., although not directly involved in the transaction with ePlug, Inc., was a related party because, on May 12, 2004, Robert Knight, Herbert Lustig and Edmund C. King were all directors of Invisa, Inc. Herbert Lustig resigned from his membership on the board of directors of Invisa, Inc. effective May 12, 2004. In addition, Stephen A. Michael was then and continues to be the Acting President and Chairman of the board of directors of Invisa, Inc. and Edmund C. King was then and continues to be the Chief Financial Officer and a director of Invisa, Inc. William Dolan was a shareholder of and general counsel to Invisa, Inc., and G.M. Capital Partners Ltd., one of the selling shareholders listed in this document, performed a consulting function for Invisa, Inc. that is similar to the consulting function performed by it for our company.

Except as disclosed in the preceding discussion, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are traded on the Pink Sheets LLC. Our symbol is “NVKI” and our CUSIP number is 63936 N 10 6.

The following quotations reflect the high and low bids for our common stock, as reported by Bloomberg LLC, based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low prices of our common stock for the periods indicated below are as follows:

Quarter Ended(1)	High(2)	Low(2)
March 31, 2003	$0.69	$0.69
June 30, 2003	$0.63	$0.60
September 30, 2003	$0.60	$0.30
December 31, 2003	$0.30	$0.30
March 31, 2004	$0.30	$0.13
June 30, 2004	$0.55	$0.07
September 30, 2004	$0.62	$0.33
December 31, 2004	$0.60	$0.30
March 31, 2005	$0.89	$0.53
June 30, 2005	$0.98	$0.78
September 30, 2005	$1.20	$0.95

(1)     Our common shares commenced trading on June 8, 2001. The quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

(2)     These prices have been adjusted to reflect that our common shares split 2:1 on two occasions, first on June 9, 2004 and again on August 29, 2005.

Our common shares are issued in registered form. Liberty Transfer Company is the registrar and transfer agent for our common shares. Their address is 274 B New York Avenue, Huntington, New York, 11743 Telephone: 631.385.1616, Facsimile: 631.385.1619.

On December 22, 2005, the shareholders’ list for our common shares showed 181 registered shareholders and 30,702,430 common shares outstanding.

We have not declared any dividends on our common stock since the inception of our company on July 9, 1998. There is no restriction in our Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Pursuant to a news release dated August 17, 2005, we effected a stock dividend where shareholders of record at the close of business on August 26, 2005 received one new share for each old share that they owned on the record date, effective at the open of business on August 29, 2005.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our Chief Executive Officer and other officers and directors who received annual compensation in excess of $100,000 during the fiscal years ended December 31, 2003 and 2002. For the year ended December 31, 2004, named executive officers include Robert Knight, Joel Strickland and Elizabeth Duncan. No other officers or directors received annual compensation in excess of $100,000 during the fiscal years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (US$)	All Other Compen- sation
Robert Knight President and CEO	2004 2003 2002	$60,000 Nil Nil	Nil Nil Nil	Nil Nil Nil	400,000(1) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Joel Strickland President & CEO of Navitrak Engineering Incorporated	2004 2003 2002	$162,944 $186,304 $61,897	Nil $3,103 Nil	Nil Nil Nil	500,000(2) Nil Nil	Nil Nil Nil	Nil Nil Nil	$5,186 Nil Nil
Elizabeth Duncan Chief Financial Officer and Secretary	2004 2003 2002	$75,143 $65,098 $54,395	Nil $5,710 Nil	Nil Nil Nil	160,000(3) Nil Nil	Nil Nil Nil	Nil Nil Nil	$2,420 Nil Nil
Richard Brown Chief Financial Officer	2004 2003 2002	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	300,000(4) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)           Mr. Knight was granted 400,000 incentive stock options on December 6, 2004 at an exercise price of $0.425 for a period of 10 years. These options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant.

(2)           Mr. Strickland was granted 500,000 incentive stock options on December 6, 2004 at an exercise price of $0.425 for a period of 10 years. These options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant.

(3)           Ms. Duncan was granted 160,000 incentive stock options on December 6, 2004 at an exercise price of $0.425 for a period of 10 years. These options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant. Ms. Duncan resigned from our company on April 8, 2005 effective April 29, 2005, and her options expired on July 29, 2005.

(4)           Mr. Brown was granted 300,000 incentive stock options on December 6, 2004 at an exercise price of $0.425 for a period of 10 years. These options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant.

Directors Compensation

Directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. We have not determined what such fixed sum may be, if any. No payment precludes any director from serving our company in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings, should we elect to do so in the future.

Employment/Consulting Agreements

We signed an employment agreement term sheet with Dr. Adam Wolinski effective February 18, 2004, pursuant to which Dr. Wolinski has agreed to serve as our Director of Technology, Research and

Development for a period of three years from the effective date of his contract. In the employment agreement, we have agreed to pay Dr. Wolinski a salary of approximately $84,000 (CDN$105,000) per year in cash, a cash bonus of at least $12,000 (CDN$15,000) for the year ended December 31, 2004 and a car allowance in the amount of $280 (CDN$350) per month. Dr. Wolinski was granted 200,000 options under the 2004 Incentive Plan pursuant to the terms of the employment agreement term sheet. The options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant.

We signed an employment agreement term sheet with Yulia Lazukova effective February 9, 2004, pursuant to which Ms. Lazukova has agreed to serve as our Software Integrity and Customer Relation Manager for a period of three years from the effective date of his contract. In the employment agreement, we have agreed to pay Ms. Lazukova a salary of approximately $68,000 (CDN$85,000) per year in cash, a cash bonus of at least $8,000 (CDN$10,000) for the year ended December 31, 2004 and a car allowance in the amount of $200 (CDN$250) per month. Ms. Lazukova was granted 150,000 options under the 2004 Incentive Plan pursuant to the terms of the employment agreement term sheet. The options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant.

We signed an employment agreement term sheet with Ping Chen effective February 10, 2004, pursuant to which Mr. Chen has agreed to serve as our Managing Director, Airborne Products and Projects for a period of three years from the effective date of his contract. In the employment agreement, we have agreed to pay Mr. Chen a salary of approximately $82,000 (CDN$102,500) per year in cash, a cash bonus of at least $10,000 (CDN$12,500) for the year ended December 31, 2004, and a car allowance in the amount of $280 (CDN$350) per month. Mr. Chen was granted 200,000 options under the 2004 Incentive Plan pursuant to the terms of the employment agreement term sheet. The options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant.

We entered into a written consulting agreement with G.M. Capital Partners, Ltd., a British Virgin Islands company, effective December 1, 2004, pursuant to which, GM Capital Partners Ltd. has agreed to provide corporate counselling and advice. The term of the agreement is for a period of 24 months commencing December 1, 2004. We have agreed to pay GM Capital Partners Ltd. an initial payment of $10,000 with, and commencing after January 1, 2005, $10,000 per month. We have also agreed to issue GM Capital Partners Ltd. three engagement warrants. The first engagement warrant gives the warrant holder the right to acquire 1,000,000 shares of our company’s common stock at $0.50 per share for a period of two years from the date of issuance of the engagement warrant; the second engagement warrant gives the warrant holder the right to acquire 500,000 shares of our company’s common stock at a price of $1.00 per share for a period of three years from the date of issuance of the engagement warrant; and the third engagement warrant gives the warrant holder the right acquire up to 500,000 shares of our company’s common stock at a price of $2.00 per share for a period of five years from the date of issuance of the engagement warrant. On October 27, 2005 we amended and restated our consulting agreement with G.M. Capital Partners, Ltd. to account for the stock split effective August 29, 2005. As amended, the first engagement warrant gives the warrant holder the right to acquire 2,000,000 shares of our company’s common stock at $0.25 per share for a period of two years from the date of issuance of the warrant. These warrants will vest on January 15, 2006. As amended, the second engagement warrant gives the warrant holder the right to acquire 1,000,000 shares of our company’s common stock at a price of $0.50 per share for a period of three years from the date of issuance of the warrant. These warrants will also vest on January 15, 2006. Finally, the third engagement warrant gives the warrant holder the right acquire up to 1,000,000 shares of our company’s common stock at a price of $1.00 per share for a period of five years from the date of issuance of the warrant. This warrant will vest on September 15, 2006.

Our consulting agreement with GM Capital Partners Ltd. provides that the holders of 50% of the engagement warrants may demand that we register the common shares underlying the engagement warrants with the Securities and Exchange Commission, at our expense. If we fail to file a registration statement within 90 days of the date of demand for such a registration, the consulting agreement provides that we will sell to GM Capital Partners Ltd., for each day beyond the 90 day period that the registration statement remains unfiled, 5,000 common shares of our company at a sale price of $0.001 per share.

We entered into a written employment agreement with Herbert M. Lustig effective June 1, 2005, pursuant to which Mr. Lustig has agreed to serve as our General Manager for a period of 36 months from the effective date of his contract. In the employment agreement, we have agreed to pay Mr. Lustig a salary of $200,000 per year in cash, a stock bonus of 500,000 common shares per year (as adjusted for the 2:1 stock split that took place effective August 29, 2005), a stipend equal to $7,800 to cover the costs of health insurance and a stipend equal to $4,500 per year to cover the cost of long term disability insurance. In addition, we have agreed to grant to Mr. Lustig options to purchase 1,500,000 of our common shares under the terms of our 2005 Incentive Plan. These share purchase options have an exercise price of $0.96 (equal to the 10 trading day average before June 1, 2005, as adjusted for the 2:1 stock split that took place effective August 31, 2005). 125,000 of these share purchase options vested on November 11, 2005 (the date of the resolution authorizing the grant of the options). Another 125,000 vested on December 1, 2005. The remainder will vest in instalments of 125,000 options on each of March 1, 2006, June 1, 2006, September 1, 2006, December 1, 2006, March 1, 2007, June 1, 2007, September 1, 2007, December 1, 2007, March 1, 2008 and June 1, 2008.

We entered into an employment agreement with Robert Gallant effective June 13, 2005, pursuant to which Mr. Gallant has agreed to serve as our controller. In the employment agreement, we have agreed to pay Mr. Gallant a salary of CDN$90,000 per year in cash (increasing to CDN $120,000 effective January 1, 2006) and we agreed to give him a car allowance in the amount of CDN$350 per month. Mr. Gallant was granted 200,000 options under the 2005 Incentive Plan pursuant to the terms of the employment agreement. The options vest as to 25% on the date of grant, and an additional 25% on each of the 6-month, 12-month and 18-month anniversaries of the date of grant.

On January 14, 2005, we entered into a consulting services agreement with AD Butler & Associates, Inc. whereby AD Butler & Associates, Inc. agreed to assist our company in expanding our product sales, especially to the U.S. Department of Defense and other U.S. government agencies. The consultant agreed to associate General Richard Potter and Mr. Thomas House, and that it, together with these two gentlemen, would provide at least 10 days service per month to our company. In return, we agreed to pay AD Butler & Associates a monthly sum of $10,000 plus a performance fee equal to 5% of the gross revenue earned by our company from sales to organizations on the consultant’s ‘protected list’ (as attached as an exhibit to the agreement and subject to updates from time-to-time). We also agreed to grant to AD Butler & Associates options to purchase 60,000 common shares of our company on terms to be determined by our Board of Directors.

Stock Option Plan

On December 6, 2004 our Board of Directors approved the 2004 Officer, Director, Employee, Consultant and Advisor Stock Compensation Plan pursuant to which a total of 4,000,000 of our shares could be issued. On September 27, 2005, our Board of Directors approved our 2005 Incentive Plan pursuant to which we may grant an aggregate of up to 4,000,000 common shares or options to purchase common shares to employees, consultants or directors of our company or of any of our subsidiaries. The purpose of the 2004 Incentive Plan and the 2005 Incentive Plan was to give our company the ability to motivate participants to contribute to our growth and profitability.

Our 2005 Incentive Plan is administered by our Board of Directors. It will continue in effect until the earlier of the (a) date that we have granted all of the securities that can be issued pursuant to its terms or (b) September 27, 2015.

Awards under our 2005 Incentive Plan will vest as determined by our Board of Directors and as established in stock option agreements to be entered into between our company and each participant receiving an award. Options granted under the 2005 Incentive Plan will have a term of 10 years from the date of grant but are subject to earlier termination in the event of death, disability or the termination of the employment or consulting relationship.

The exercise price of options granted under our 2005 Incentive Plan shall be determined by our board of directors but shall not be less than 85% of the fair market value of our company’s common stock on the grant date. (In the case of options granted to a holder of more than 10% of our company’s common stock, the option price must not be less than 110% of the market value of the common stock on the grant date.)

Stock options become exercisable at dates determined by the Board of Directors at the time of granting the option.

Option/SAR Grants

The following table summarizes the stock options granted to our Chief Executive Officer and other officers who received compensation in excess of $100,000 during the fiscal year ended December 31, 2004. For the year ended December 31, 2004, named executive officers included Robert Knight, Joel Strickland, Elizabeth Duncan and Richard Brown. No other officers or directors received annual compensation in excess of $100,000 during the year ended December 31, 2004.

Name (a)	Number of Securities Underlying Options/SARs Granted(1) (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Period (c)	Exercise of Base Price ($/Sh) (1) (d)	Expiration Date (e)
Robert Knight President and CEO	400,000	14.1%	$0.425	December 6, 2014
Joel Strickland President & CEO of NEI	500,000	17.7%	$0.425	December 6, 2014
Elizabeth Duncan Chief Financial Officer and Secretary	160,000	5.7%	$0.425	December 6, 2014(2)
Richard Brown, Chief Financial Officer	300,000	10.6%	$0.425	December 6, 2014

(1)            Adjusted to account for a 2:1 split of our common shares that took place effective August 31, 2005.

(2)            Ms. Duncan resigned from our company on April 8, 2005 effective April 29, 2005, and her options expired on July 29, 2005.

On December 6, 2004 our board of directors granted an aggregate of 2,830,000 stock options with an exercise price of $0.425 to various directors, offices and consultants of our company. All of these stock options will expire on December 6, 2014. Each stock option agreement provides that the options granted vest in four equal instalments, with the first instalment having vested on the date of grant (December 6, 2004), and the balance vesting in three equal instalments on June 6, 2005, December 6, 2005 and June 6, 2006 (i.e., months 6, 12 and 18 from the date of grant).

On September 27, 2005, we issued an aggregate of 820,000 stock options to various employees, directors, officers and consultants of our company at an exercise price of $0.85 per share for a period of five years. These options were granted pursuant to our 2005 Stock Option Plan and pursuant to stock option agreements on our form of stock option agreement. Each stock option agreement provides that the options granted vest in four equal instalments, with the first instalment having vested on the date of grant (September 27, 2005), and the balance vesting in three equal instalments on March 27, 2006, September 27, 2006 and March 27, 2007 (i.e., months 6, 12 and 18 from the date of grant).

On November 11, 2005, our board of directors issued 1,500,000 stock options to Herbert Lustig with an exercise price of $0.96 per share. These options were granted pursuant to Mr. Lustig’s employment agreement dated as of June 1, 2005, and they vest in 12 equal instalments of 125,000 options each. 125,000 of these share purchase options vested on November 11, 2005 (the date of the resolution authorizing the grant of the options). Another 125,000 vested on December 1, 2005. The remainder will vest in instalments of 125,000 options on each of March 1, 2006, June 1, 2006, September 1, 2006, December 1, 2006, March 1, 2007, June 1, 2007, September 1, 2007, December 1, 2007, March 1, 2008 and June 1, 2008.

Aggregated Option/SAR Exercises

There were no stock options exercised during the year ended December 31, 2004.

Year End Option/SAR Values

There were 2,830,000 stock options and no stock appreciation rights outstanding as at December 31, 2004. There were 4,840,000 stock options and no stock appreciation rights outstanding as at December 22, 2005.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. Other than the employment agreements and the stock option plans discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our security holders and will not be doing so on a voluntary basis. From and after the effective date of this registration statement, we will voluntarily file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Navitrak, although material terms of material contracts are disclosed in this prospectus, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC’s public reference room. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Navitrak International Corporation This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with United States Generally Accepted Accounting Principles. The following financial statements pertaining to our company (the successor company) and Navitrak International Corporation (the predecessor company) are filed as part of this registration statement:

Audited Consolidated Financial Statements:

(a) Navitrak International Corporation (formerly Flashpoint International Inc., Successor)

Report of Independent Registered Public Accounting Firm, dated October 10, 2005.

Consolidated Balance Sheets as at December 31, 2004 and 2003.

Consolidated Statements of Operations for the years ended December 31, 2004 and 2003.

Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2004 and 2003.

Consolidated Statement of Changes in Stockholders’ Equity for the years ended December 31, 2004 and 2003.

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003.

Notes to the Consolidated Financial Statements.

(b) Navitrak International Corporation (Predecessor)

Report of Independent Registered Public Accounting Firm, dated February 11, 2005.

Consolidated Balance Sheets as at November 11, 2004 (immediately prior to acquisition date by Successor) and as at December 31, 2003.

Consolidated Statements of Operations for the period from January 1, 2004 to November 11, 2004 (immediately prior to the acquisition date by Successor) and for the year ended December 31, 2003.

Consolidated Statements of Comprehensive Loss for the period from January 1, 2004 to November 11, 2004 (immediately prior to the acquisition date by Successor) and for the year ended December 31, 2003.

Consolidated Statement of Changes in Capital Deficit for the period from January 1, 2004 to November 11, 2004 (immediately prior to the acquisition date by Successor) and for the year ended December 31, 2003.

Consolidated Statements of Cash Flows for the period from January 1, 2004 to November 11, 2004 (immediately prior to the acquisition date by Successor) and for the year ended December 31, 2003.

Notes to the Consolidated Financial Statements.

Unaudited Consolidated Financial Statements:

(c) Unaudited Consolidated Interim Financial Statements of Navitrak International Corporation (Successor)

Consolidated Balance Sheets as at September 30, 2005 and December 31, 2004 (audited).

Consolidated Statements of Operations for the nine-month periods ended September 30, 2005 and 2004, including the nine-month period ended September 30, 2004 of Predecessor.

Consolidated Statements of Comprehensive Income (Loss) for the nine-month periods ended September 30, 2005 and 2004, including the nine-month period ended September 30, 2004 of Predecessor.

Consolidated Statements of Stockholders’ Equity for the nine-month period ended September 30, 2005.

Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2005 and 2004, including the nine-month period ended September 30, 2004 of Predecessor.

Notes to the Consolidated Financial Statements.

Pro Forma Financial Information

(d) Unaudited Pro Forma Consolidated Financial Information

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004.

- F1 -

Navitrak International Corporation

(formerly Flashpoint International Inc. – Successor)

Consolidated Financial Statements

December 31, 2004 and December 31, 2003

(Expressed in U.S. Dollars)

- F2 -

Successor Consolidated Financial Statements

Contents

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Comprehensive Income (Loss)

Consolidated Statement of Changes in Stockholders’ Equity

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial Statements

- F3 -

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders of

Navitrak International Corporation (formerly Flashpoint International Inc. – Successor)

We have audited the accompanying consolidated balance sheets of Navitrak International Corporation (formerly Flashpoint International Inc. – Successor), as of December 31, 2004 and 2003, and the consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Navitrak International Corporation (formerly Flashpoint International Inc. – Successor), as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had an accumulated deficit of $2,786,587 and negative working capital at December 31, 2004. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

October 10, 2005

- F4 -

Navitrak International Corporation

(formerly Flashpoint International Inc. – Successor)

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

December 31	2004	2003

Assets

Current

Cash	$44,161	$20,058
Accounts receivable	11,071	-
Investment tax credits refundable (Note 4)	111,603	-
Inventory	125,649	-
Prepaid expenses	21,721	-
	314,205	20,058

Property and equipment (Note 5)	127,067	-
Deferred patent costs – discontinued operation (Note 6)	-	445,714
Investment in Invisa, Inc. (Note 6)	56,250	-
Goodwill (Note 15)	4,299,205	-
Other	6,972	-
Total Assets	$4,803,699	$465,772

Liabilities and Stockholders’ Equity

Liabilities

Current

Bank indebtedness (Note 7)	$92,301	$-
Accounts payable and accrued liabilities	404,610	693
Customer deposits	136,122	-
Notes payable (Note 8)	133,000	-
Advances payable (Note 10)	528,500	-
Bridge loans, shareholders	24,900	-
Payable to related parties (Note 9)	244,192	17,110
Current portion of long-term debt (Note 11)	505,992	-
	2,069,617	17,803
Long-term debt (Note 11)	22,849	-
Total liabilities	2,092,466	17,803

Stockholders’ Equity

Capital stock (Note 12)

Authorized

100,000,000 common shares, each with par value of $0.001

Issued

24,559,630 common shares (2003 - 40,428,000)	24,560	40,428
Additional paid-in capital	5,321,160	918,209
Shares to be issued (Note 15)	98,528	-
Accumulated other comprehensive income - foreign currency translation	53,572	-
Accumulated deficit	(2,786,587)	(510,668)
Total stockholders’ equity	2,711,233	447,969
Total liabilities and stockholders’ equity	$4,803,699	$465,772

The accompanying notes are an integral part of these consolidated financial statements.

- F5 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Consolidated Statements of Operations

(Expressed in U.S. Dollars)

For the year ended December 31	2004	2003
Operating costs and expenses
General and administrative (Note 15(a))	$1,643,221	$10,248
Depreciation of property and equipment	6,435	-
Selling	191,400	-
Product development	79,510	-
Write-down of inventory	7,623	-
Loss from continuing operations before other income (expenses)	(1,928,189)	(10,248)

Other income (expenses)
Interest on long-term debt	(10,274)	-
Interest income	60,885	165
Loss on settlement of debt (Note 12(b))	(11,531)	-
Foreign exchange gain	2,655	-
Write-down of Investment in Invisa, Inc. (Note 6)	(693,751)	-
Loss from continuing operations	(2,580,205)	(10,083)
Income (loss) from discontinued operations (Note 6)	7,304,286	(25,392)
Net income (loss) for the year	$4,724,081	$(35,475)
Loss per share from continuing operations – basic and diluted (a)	$(0.09)	$(0.00)
Earnings (loss) per share from discontinued operations – basic and diluted (a)	0.27	(0.00)
Earnings (Loss) per share - basic and diluted (a)	$0.18	$(0.00)

Weighted average shares outstanding – basic and diluted (a)	27,421,209	40,428,000

(a) Prior years have been restated to reflect the 2 for 1 stock splits on June 1, 2004 and August 29, 2005.

The accompanying notes are an integral part of these consolidated financial statements.

- F6 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Consolidated Statements of Comprehensive Income (Loss)

(Expressed in U.S. Dollars)

For the year ended December 31	2004	2003
Net income (loss) for the year	$4,724,081	$(35,475)

Foreign currency translation	53,572	-

Comprehensive income (loss) for the year	$4,777,653	$(35,475)

The accompanying notes are an integral part of these consolidated financial statements.

- F7 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Consolidated Statement of Changes in Stockholders’ Equity

(Expressed in U.S. Dollars)

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Shares to be issued	Accumulated deficit	Accumulated Other Comprehensive Income	Total
Balance January 1, 2003	40,428,000	$ 40,428	$ 918,209	$ -	$ (475,193)	$ -	$ 483,444
Loss for the year	-	-	-	-	(35,475)	-	(35,475)
Balance December 31, 2003	40,428,000	40,428	918,209	-	(510,668)	-	447,969
May 2004 – Non pro rata split-off of e-Plug, Inc. (Note 6)	(28,000,000)	(28,000)	28,000	-	(7,000,000)	-	(7,000,000)
Shares issued upon acquisition of Blackstone (Note 15(b)) - July to September 2004 at $0.06 per share	6,234,746	6,235	394,059	128	-	-	400,422
Shares issued for services - July 2004 at $0.50 per share (Note 12(b))	186,000	186	92,814	-	-	-	93,000
Shares issued for cash at $0.50 per share (Note 12(b))	1,185,364	1,185	591,497	-	-	-	592,682
Shares issued for settlement of debt at $0.50 – November 2004	113,000	113	56,387	-	-	-	56,500
Shares returned to treasury – November 2004 ((Note 12(b))	(1,600,000)	(1,600)	-	-	-	-	(1,600)
Shares issued upon acquisition of Navitrak Canada - November 2004 for $0.50 per share (Note 15(a))	1,400,000	1,400	698,600	-	-	-	700,000
Shares issued to directors – November 2004 at $0.50 per share (Note 15(a))	52,520	53	26,207	23,400	-	-	49,660
Shares issued for settlement of debt – November 2004 at $0.50 per share (Note 15(a))	2,480,000	2,480	1,237,520	-	-	-	1,240,000
Shares issued to employees and management of predecessor company – November 2004 at $0.50 per share (Note 15(a))	2,080,000	2,080	1,037,920	75,000	-	-	1,115,000
Stock-based compensation (Note 13)	-	-	239,947	-	-	-	239,947
Net income for the year	-	-	-	-	4,724,081	-	4,724,081
Foreign exchange translation	-	-	-	-	-	53,572	53,572
Balance, December 31, 2004	24,559,630	$ 24,560	$ 5,321,160	$ 98,528	$ (2,786,587)	$ 53,572	$ 2,711,233

The accompanying notes are an integral part of these consolidated financial statements.

- F8 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

For the year ended December 31	2004	2003
Operating Activities
Net loss from continuing operations	$(2,580,205)	$(10,083)
Adjustments to reconcile net loss for the period from continuing operations to net cash used in operating activities
Depreciation	6,435	-
Writedown of inventory	7,623	-
Shares issued to employees and management of Predecessor (Note 15(a))	1,003,500	-
Writedown of investment in Invisa, Inc.	693,751	-
Stock-based compensation	239,947	-
Shares issued for services	93,000	-
Accrued interest	9,563	-
Loss on settlement of debt	11,531	-
(Increase) decrease in assets (excluding effect of business combination) (Note 15)
Accounts receivable	11	-
Investment tax credits refundable	(23,644)	-
Inventory	(20,728)	-
Prepaid expenses	17,402	-
Increase (decrease) in liabilities (excluding effect of business combination) (Note 15)
Accounts payable and accrued liabilities	285,703	(313)
Customer deposits	(1,261)	-
Cash used in continuing operations	(257,372)	(10,396)
Cash used in discontinued operations	-	(630)
Cash used in operating activities	(257,372)	(11,026)
Financing Activities
Repayment of long-term debt	(4,277)	-
Repayment of other short term liabilities	(22,182)	-
Repayment of payable to shareholders	(16,670)	-
Advances (repayment) of related party advances	(313,511)	37
Advances payable	131,000	-
Repayment of bank indebtedness	(10,190)	-
Repayment of bridge loans to shareholders	(11,305)	-
Issuance of capital stock	696,682	-
Cash provided by financing activities	449,547	37
Investing Activities
Advances on loan receivable	(73,035)	-
Investment in other long-term assets	(6,972)	-
Proceeds from sale of equipment	-	3,648
Acquisition of net assets, net of cash acquired	(88,065)	-
Cash (used in) provided by investing activities	(168,072)	3,648

Net increase (decrease) in cash	24,103	(7,341)

Cash, beginning of year	20,058	27,399

Cash, end of year	$44,161	$20,058
Supplemental cash flow information

Interest paid	$-	$-
Income tax paid	$-	$-

Non-cash investing and financing activities (Note 16)

The accompanying notes are an integral part of these consolidated financial statements.

- F9 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

1.	Company history and nature of operations

The Company (formerly Flashpoint International, Inc.) was incorporated in 1998 under the laws of the State of Nevada to engage in any lawful business or activity for which operations may be organized under the laws of the state of Nevada. The Company was previously involved with spark-plug technology with minimal operations. During its 2004 fiscal year the Company sold the spark plug technology back to its original vendors in a non-pro rata split-off. (Note 6) The business of the spark plus technology has been presented in these financial statements as discontinued operations. Through a series of events and agreements, on November 12, 2004, the Company acquired the net assets of Navitrak International Corporation (an unrelated Canadian company) through the issuance of cash, notes payable and common shares. (Note 15) The Company changed its name and now operates under the name of Navitrak International Corporation.

The Company is actively engaged in the business of developing and marketing advanced GPS-based navigation, mapping and tracking solutions for use by airborne and ground personnel in law enforcement, military, police, fire-fighting, search and rescue and other applications. These navigation systems provide real time positioning information through proprietary software, moving map display technology and location-based information.

Currently, all of the Company's operational activities are conducted from its facilities in Halifax, Canada. For financial statement purposes Navitrak International Corporation (the unrelated Canadian company) is the predecessor.

2.	Ability to continue as a going concern

These accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at December 31, 2004, the Company has a working capital deficit of $1,755,412 and has an accumulated deficit of $2,786,587 at December 31, 2004. The continuation of the Company is dependent upon the successful marketing and further development of its navigation systems, the continuing support of creditors and stockholders as well as achieving and maintaining a profitable level of operations. The Company had cash on hand of approximately $44,000 at December 31, 2004. Management anticipates that it requires approximately $6.5 million over the next twelve months to continue operations of which approximately $2.87 million has been raised subsequent to December 31, 2004 (Note 19). To the extent that cash needs are not achieved from operating cash flow and existing cash on hand, the Company will raise necessary cash through equity issuances and/or debt financing. Amounts raised will be used to continue the development of the next version of the Company's products, roll out the Company's products to market and for other working capital purposes. Management cannot provide any assurances that the Company will be successful in any of its plans.

The Company’s ability to continue is dependent upon achieving the above plans. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Although there are no assurances that management's plans will be realized, management believes that the Company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

- F10 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

3.	Summary of significant accounting policies

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and include the accounts of the Company and its wholly-owned subsidiaries, Navitrak Engineering Incorporated, Navitrak Sales Corporation and 0705951 BC Ltd. On September 1, 2005, the Company allowed Navitrak Sales Corporation to be revoked by the Secretary of State of the State of Nevada for failure to file its annual list. A fourth subsidiary, Navitrak Technologies Inc. was recently incorporated to hold future software licenses acquired from U.S. corporations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires the Company’s management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Foreign Currency Translation and Transactions

The Company’s functional currency is the United States dollar, however, the functional currency of Navitrak Engineering Inc. is the Canadian dollar as substantially all of its operations are in Canada.

Assets and liabilities of the subsidiary denominated in Canadian dollars are translated at the exchange rate in effect at the period end. Revenue and expenses are translated at the average rates of exchange prevailing during the periods. The cumulative effect of any translation gains or losses is to be included in the Accumulated Other Comprehensive Income (Loss) account in Stockholders’ Equity.

Transactions undertaken in currencies other than the respective functional currencies are translated using the exchange rate in effect on the transaction date. At the end of the period, monetary assets and liabilities are translated to the respective functional currencies using the exchange rate in effect at the period end date. Transaction gains and losses are included in the Consolidated Statements of Operations.

- F11 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, which consist of cash, accounts receivables, investment in Invisa, Inc., bank indebtedness, accounts payable and accrued liabilities, notes and advances payable, bridge loans, amounts due to related parties and long-term debt, approximate their carrying values due to their short term or demand nature, except for long-term debt. The fair value for the long-term debt is calculated by imputing interest on the face value of debt with contractual payment terms using an incremental borrowing rate of 12%.

Revenue Recognition

Revenues are predominantly derived from sales of products and the provision of consulting services. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 Revenue Recognition and Statement of Position (“SOP”) 97-2. The Company recognizes revenue from the sale of products provided persuasive evidence or an arrangement exists, the product has been delivered, fees are fixed and determinable, the resulting receivable is deemed collectible by management and any uncertainties with regard to customer acceptance are insignificant. In an arrangement with multiple deliverables, the Company allocates fees to various elements based on vendor-specific objective evidence of fair value as defined in SOP 97-2. Revenue from the sale of GPS systems, which includes hardware and software are deferred and recognized when the whole system is delivered. Amounts collected prior to satisfying the above revenue recognition criteria are reflected as customer deposits.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The allowance was $Nil at December 31, 2004 (2003 - $Nil).

Management evaluates the collectibility of accounts receivable balances based on a combination of factors on a periodic basis. In cases where we are aware of circumstances that may impair a specific customer's ability to meet its financial obligations, we record a specific allowance against amounts due, and thereby reduce the net recognized receivable to the amount management reasonably believes will be collected. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are outstanding, industry and geographic concentrations, the current business environment and historical experience.

Inventory

Inventory, consisting only of work-in-progress, is recorded at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

Deferred patent costs

Patent costs were recorded at cost less accumulated depreciation. The deferred costs were being depreciated over the remaining legal life of 21 years.

- F12 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the assets at the following annual rates:

Computer software	100%	declining-balance
Computer equipment	30%	declining-balance
Furniture and fixtures	20%	declining-balance
Assets under capital lease	20%	declining-balance
Map library	20%	declining-balance

Leasehold improvements are depreciated over the lesser of the lease term and the expected useful life of the improvements.

Depreciation of property and equipment is recorded at one-half of the above rates in the year of acquisition.

Impairment of Long-Lived Assets and Goodwill

The Company applies the recommendations of the SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (2) measure an impairment loss as the difference between the carrying amount and fair value of the asset.

In accordance with the provisions of SFAS No. 142, management reviews annually the carrying value of its goodwill for impairment and more frequently when circumstances change that indicate that more-likely-than-not there would be an impairment in value. Goodwill is assessed for impairment when events or changes in circumstances indicate the carrying value of the reporting unit, including goodwill may be impaired. An impairment loss is measured as the excess of carrying value of the goodwill over the implied fair value of the reporting unit. Any impairment loss resulting from an impairment test will be recorded as a charge in the statement of operations in the year of impairment. Management has determined that there was no impairment of goodwill as at December 31, 2004.

Investment in Invisa, Inc.

The Company follows SFAS 115 “Accounting for Certain Investments in Debts and Equity Securities” in its accounting for the securities held in Invisa, Inc. These shares are initially recorded at cost and are classified as securities available-for-sale. The carrying value is adjusted and reported at fair value on each balance sheet date, with unrealized gains and losses charged to comprehensive income (loss). In the event that management determines that the decline in value of the securities is other-than-temporary, an impairment loss would be recognized. As at December 31, 2004, management recorded an impairment loss of $693,751 relating to its investment in Invisa, Inc.

- F13 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Stock-Based Compensation

The Company applies SFAS No. 123, “Accounting for Stock-Based Compensation” ("SFAS 123") and SFAS 148 “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment to SFAS No. 123” to account for all stock based compensation arrangement granted to during the year using the fair value based method prescribed in SFAS 123. Stock-based compensation for non-employees is re-measured on each balance sheet date until such options vest. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

See Note 13 for details concerning the fair value determination, including assumptions.

Research and Development

Research and development costs are charged to product development in the statement of operations as incurred.

Software Development Costs

The Company follows SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed and expensed all software development costs until technical feasibility is established. Thereafter, the costs incurred are capitalized until the software is commercially available. Capitalized costs are amortized on a product-by-product basis. The annual amortization shall be the greater of the amount computed using (a) the ratio that current gross revenues for a product compare to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product. No amounts were capitalized during 2003 and 2004.

Advertising expense

The cost of advertising is expensed as incurred. Advertising expense included in selling expense, totalled $6,360 for the year ended December 31, 2004 (2003 - $Nil)

Earnings (Loss) Per Share

Loss per share is computed in accordance with SFAS No. 128, “Earnings Per Share”. Basic loss per share is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in earnings of an entity. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

For the year ended December 31, 2003, there were no potentially dilutive common shares as no options and warrants outstanding at the year end. For 2004, the impact on dilution of the potential exercise of options and warrants was 144,332.

- F14 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and presentation of comprehensive income (loss). This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions.

Investment tax credits

The Company conducts significant activity in the areas of research and development, which qualify to be claimed as refundable investment credit from the Canada Revenue Agency (CRA) for investment tax credits. These investment credits are recorded as a reduction in product development costs in the year in which there is reasonable assurance they will be realized. (Note 4)

Income Taxes

Income taxes are accounted for using the liability method which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce deferred income tax assets recognized by the amount of any deferred income tax benefits that, based on available evidence, are not more-likely-than-not to be realized.

New accounting pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123(R) is effective for the first interim or annual reporting period beginning after December 15, 2005.

- F15 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

New Accounting Pronouncements - Continued

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provision of this Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of this Statement should be applied prospectively.

The Company is assessing the effect on the consolidated financial statements as a result of the implementation of these new standards.

In June 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections” which replaces APB Opinion 20 and FASB Statement 3.  Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of change.  Statement 154 now requires retrospective application of changes in accounting principles to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. The statement is effective for fiscal years beginning after December 15, 2005. Management does not expect that there will be material effect on the consolidated financial statements as a result of the implementation of this new standard.

4.	Investment tax credits

The Company’s predecessor had previously applied to the Canada Revenue Agency (“CRA”) to claim for refundable investment tax credits (“ITCS”) related to its research and development activities. The ITCs are earned under a Canadian Government incentive program at a specified percentage of expenditures that qualify for this credit under the Income Tax Act of Canada. The ITCs, similar in nature to a research grant, are taxable to the Company in the year following the year to which the credit relates. The Company’s estimate of the amount recoverable is shown in the financial statements as investment tax credits refundable and is stated at the estimated realizable value, net of any reasonably possible adjustments by CRA. Credits earned are recorded as a reduction to product development expenses. The estimate is based on the CRA’s current assessing practices and is subject to audit by the CRA.

These credits are included in the consolidated statement of operations as a reduction to product development expense of $23,320 for the year ended December 31, 2004 (2003 - $Nil). In 2005, the Company received from the CRA the full amount of tax credits recoverable as at December 31, 2004.

- F16 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

5.	Property and equipment

	December 31, 2004
	Cost	Accumulated Depreciation	Net Book Value
Computer equipment	$63,712	$2,334	$61,378
Map library	33,105	1,385	31,720
Computer software	3,039	1,037	2,002
Furniture and fixtures	31,650	2,514	29,136
Assets under capital lease	2,104	132	1,972
Leasehold improvements	1,246	387	859
	$134,856	$7,789	$127,067

Prior to the acquisition of net assets of the predecessor (Note 15), the Company had no property and equipment.

6.	Deferred patent costs – discontinued operation

In October 2001, the Company acquired a patent to the rights to certain spark plug technology for $520,000. Prior to this date, the Company was inactive. During the period from October 2001 to April 2004, the Company’s sole business was the development of this spark plug technology, however, no revenue was ever recognized during this period. The patent costs were being amortized over the remaining legal life of 21 years, being $24,762 per annum.

	December 31, 2004			December 31, 2003
	Cost	Accumulated amortization	Net book value	Cost	Accumulated amortization	Net book value
Deferred patent costs	$-	$-	$-	$520,000	$74,286	$445,714

In April 2004, in contemplation of acquiring the net assets of the predecessor business of developing and selling of GPS-based navigation, mapping and tracking software and systems, the Company agreed to sell the rights to the patent back to the original vendors in exchange for 375,000 common shares of Invisa Inc. (“Invisa”) (a US public company quoted on the NASD:OTC Bulletin Board) and the surrender for cancellation of the 28,000,000 originally issued common shares of the Company in a non-pro rata split-off. The proceeds on disposal were based on the quoted market prices of the Invisa shares and the Company’s shares on the date of the transaction. As a result, a gain on split-off of $7,304,286 was recognized in the Statement of Operations as Income from Discontinued Operations for the year ended December 31, 2004.

As at December 31, 2004, the quoted market price of the Invisa shares was $0.15. The Company’s management determined that the decline in value was other-than-temporary and thus wrote-down the carrying value of the Invisa shares by $693,751 in the year ended December 31, 2004.

- F17 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

7.	Bank indebtedness

The Bank demand loans bear interest at Royal Bank prime plus 6%. As at December 31, 2004 and 2003, the Royal Bank prime rate was 4.0% and 4.7%, respectively. The Bank holds a General Security Agreement that creates a first priority charge on all of our undertakings and all of the present and after acquired personal property. Monthly repayments of 1/12 of the debt plus accrued interest commenced December 1, 2004.

8.	Notes Payable

	2004	2003
Promissory note to Cassels Brock & Blackwell, LLP for approximately $83,000 (CDN $100,000). The note is unsecured and is payable in ten consecutive monthly instalments of $8,300 (CDN $10,000) per month beginning December 1, 2004. The final payment on September 1, 2005 shall be the amount required to pay all remaining principal and interest outstanding. Interest on any overdue payments is at the rate of 12% per annum. The December 2004 payment was made in 2005 and the note was fully paid and discharged later in 2005.	$ 83,000	$ -
Promissory note to Navitrak Canada (former owner of the predecessor business, Note 15). The note is unsecured and is payable, without interest, in five equal monthly instalments of $10,000 each beginning January 1, 2005. Interest on arrears is due at the rate of 18% per annum on all amounts due from the due date until paid. Subsequent to December 31, 2004, this note was repaid in full.	50,000	-

	$133,000	$ -

9.	Payable to related parties

	2004	2003
Knight Financial Ltd. (controlled by director)	$ 52,394	$ -
GM Capital Partners Ltd. (major shareholder)	172,281	-
Express Systems Corporation (common director)	3,000	-
Advances from other shareholders	16,517	17,110

	$244,192	$17,110

The above advances are non-interest bearing, unsecured and have no specific terms of repayment.

- F18 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

10.	Advances Payable

Advances payable as at December 31, 2004 and 2003 were as follows:

	2004	2003
1199684 Ontario Inc., advances and accrued interest	$ 397,500	$ -
Tiger Eye Holdings Ltd., advances	100,000	-
Kallur Enterprises Ltd., advances	31,000	-
	$ 528,500	$ -

As part of the acquisition of net assets of the Company’s predecessor (Note 15), the Company assumed the obligation of advances that had previously been made by 1199684 Ontario Inc.

Of the advances received from 1199684 Ontario Inc., $250,000 bears interest at 8% per annum and $125,000 is non-interest bearing. The advances are unsecured and have no specific terms of repayment. Accrued interest on the advances at December 31, 2004 totalled $22,500.

In August 2005, the Company agreed to issue 200,000 shares of common stock as well as 100,000 warrant to 1199684 Ontario Inc. as settlement of advances in the amount of $100,000. The warrants are exercisable into a one common share of the Company’s common stock at an exercise price of $1.00 per share on or before June 14, 2007.

The advances received from Tiger Eye Holdings Ltd. and Kallur Enterprises Ltd. are unsecured, non-interest bearing, and have no specific terms of repayment.

- F19 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

11.	Long-term debt

	2004	2003
Atlantic Canada Opportunities Agency (“ACOA”) project funding loan, unsecured and non-interest bearing. Repayment has been deferred to January 1, 2005, as which time monthly instalments will be approximately $2,684 (CDN$3,234). The loan was repaid in full subsequent to December 31, 2004.	$18,809	$-

ACOA project funding loan, unsecured. The loan is non-interest bearing unless payments are past due, at which time interest is charged at the Bank of Canada discount rate plus 3% per annum. Repayment of principal has been deferred to January 1, 2005, at which time monthly principal payments will be approximately $1,887 (CDN $2,274).	45,709	-

ACOA project funding loan, unsecured. The loan is non-interest bearing unless payments are past due, at which time interest is charged at the Bank of Canada discount rate plus 3% per annum. Repayment of principal is due in monthly instalments of approximately $6,900 (CDN$8,313) commencing April 1, 2006. The amount of funding available under this facility as at December 31, 2004 was $206,218 (CDN$248,450). The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand. (1)	207,745	-

Program for Export Market Development (“PEMD”) project funding loan, unsecured and non-interest bearing. The loan is repayable at a rate equal to 4% of sales to the USA. Arrears of $33,217 (CDN$40,021) are repayable in 39 monthly instalments of $830 (CDN$1,000) plus one instalment of $847 (CDN$1,021), commencing November 15, 2004. The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	58,224	-

Industrial Regional Assistance Program (“IRAP”) project funding loan, unsecured and non-interest bearing. The loan is repayable quarterly in arrears commencing January 1, 2005 at a rate equal to 1.25% of gross revenue. Arrears of $24,064 (CDN$28,993) are past due. The Company is currently in default of certain of the financial covenants and therefore the debt considered as due on demand.	198,354	-
	528,841	-

Less: current portion	505,992	-

	$22,849	$-

(1)	Subsequent to December 31, 2004, the Company received a further advance of $52,844 (CDN$64,930) based on the same terms.

- F20 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

11.	Long-term debt - Continued

Scheduled principal repayments are due as follows:

2005	$249,516
2006	98,444
2007	83,154
2008	82,797
2009	14,930
$528,841

Included in the 2005 scheduled principal repayments is the full repayment of the $198,354 IRAP project funding loan. Principal repayments are based on 1.25% of gross revenue commencing January 1, 2005 and the loan is in default.

The current portion of the long-term debt noted above is in excess of the scheduled principal repayments due in 2005 because a number of the loans are currently in default and have been classified on the Balance Sheet as current. No demands have yet been made for payment. All of the above project funding is subject to project verification and audit by the lending agency.

Subsequent to December 31, 2004 the Company received approval for a loan, subject to certain terms and conditions, of up to approximately $1,760,000 (CDN $2,100,000) from the ACOA under its Atlantic Innovation Fund Program. The loan is repayable by annual instalments calculated as a percentage of the gross revenues of Navitrak Engineering Incorporated for the immediately preceding fiscal year. The amount of the repayment is calculated on an increasing percentage basis starting at 5% and increasing by 1% per annum to a maximum of 10% of the gross revenues of Navitrak Engineering Incorporated. The first repayment is due September 1, 2007. Amounts advanced to the Company subsequent to December 31, 2004 total approximately $1,150,000 (CDN$1,388,977)

12.	Capital stock
a)

On June 9, 2004, the Company issued shares of its common stock to all of the holders of its common shares who were holders of record, in connection with a 2 for 1 stock split. On August 29, 2005, the Company further issued an aggregate of 14,883,215 shares of our common stock to all of the holders of its common shares who were holders of record on August 26, 2005, in connection with a 2 for 1 stock split effected by way of a stock dividend. The effect of these splits has been applied on a retroactive basis to all related disclosures and calculations in these consolidated financial statements.

b)	During the years ended December 31, 2004 and 2003, the Company completed the following share transactions not disclosed elsewhere in these consolidated financial statements:

•

In November 2004, the Company repurchased and cancelled 1,600,000 shares of its common stock for nominal consideration in contemplation of the acquisition of Navitrak International Corporation (an unrelated Canadian company, Note 15).

•	Between July and September 2004, the Company issued 1,185,364 shares of its common stock for gross cash proceeds of $592,682.

- F21 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

12.	Capital stock - Continued

•	In July 2004, the Company issued 186,000 common shares for services. The value of the common shares was based on the quoted market value of the Company’s common stock on the agreement date.

•

In November 2004, the Company issued 113,000 common shares to settle debt in the amount of $44,969. The common shares were recorded using the quoted market value on the agreement date resulting in a loss on settlement of $11,531.

(c)	Stock Options

On December 6, 2004 the Company’s Board of Directors approved the 2004 Officer, Director, Employee, Consultant and Advisor Stock Compensation Plan (“2004 Incentive Plan”) pursuant to which a total of 4,000,000 of the Company’s common shares could be issued. The plan is administered by the Board of Directors and expires ten years from its effective date.

On December 6, 2004, options to purchase 2,830,000 common shares were granted to directors, officers, employees and consultants under the Company’s 2004 Incentive Plan as follows:

Vesting Date	Exercise Price	Number of Shares Under Options

December 6, 2004	$ 0.425	707,500
June 6, 2005	$ 0.425	707,500
December 6, 2005	$ 0.425	707,500
June 6, 2006	$ 0.425	707,500

Stock option transactions and the number of stock options outstanding are summarized as follows:

	Number of Options	Weighted Average Exercise Price

Balance, January 1, 2003 and 2004	-	$ -
Granted	2,830,000	0.425

Balance, December 31, 2004	2,830,000	$ 0.425

Options exercisable, December 31, 2004	707,500	$ 0.425

- F22 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

12.	Capital stock (continued)

c)	Stock Options – (Continued)

The following stock options were outstanding at December 31, 2004:

Expiry date	Exercise Price	Number of Options

December 6, 2014	$ 0.425	2,830,000

d)	Warrants

On December 1, 2004, the Company issued 4,000,000 share purchase warrants to a consultant for financial public relation services and other consulting services. 3,000,000 of these share purchase warrants vest on January 15, 2006, while the remaining 1,000,000 vest on September 15, 2006. 2,000,000 of the share purchase warrants that vest on January 15, 2006 have an exercise price of $0.25 and expire November 30, 2006. The balance of the share purchase warrants that vest January 15, 2006 have an exercise price of $0.50 and expire November 30, 2007. The 1,000,000 share purchase warrants that will vest on September 15, 2006 have an exercise price of $1.00 and will expire November 30, 2009.

At December 31, 2004, the following share purchase warrants were outstanding. None of the warrants were exercisable at December 31, 2004.

Number of Warrants	Exercise Price	Expiry Date

2,000,000	$ 0.25	November 30, 2006
1,000,000	$ 0.50	November 30, 2007
1,000,000	$ 1.00	November 30, 2009

No warrants were issued prior to December 1, 2004.

13.	Stock-based Compensation

Stock Options

Of the options granted in December 2004, 1,710,000 were granted to employees and 1,120,000 were granted to non-employees.

Compensation expense for options granted during the year is recognized in accordance with SFAS No. 123 which requires such options to be measured at fair value using the Black-Scholes option pricing model. Such compensation is amortized over the contract services period or, if none exists, from the date of grant until the options vest. Compensation associated with unvested options issued to non-employees is remeasured at each quarter end using the Black-Scholes option pricing model. The fair value of stock options granted during 2004 estimated at the date of grant using the fair value method prescribed in SFAS 123 used the following weighted average assumptions:

- F23 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

13.	Stock-based Compensation (continued)

Year Ended December 31, 2004

Risk-free interest rate	4.35%
Expected life of options	10 years
Expected volatility of the Company’s common shares	72.59%
Dividend	-%

The fair value of options granted during the year ended December 31, 2004 was approximately $0.36 per share. The total stock-based compensation recognized under the fair value method in respect of these options was $1,019,989 using the Black-Scholes option-pricing model. The Company charged to stock based compensation expense $156,223 during the year ended December 31, 2004 (2003 – Nil) leaving an unamortized balance of $863,766 to be amortized to over the remaining vesting period.

Warrants

Compensation expense for warrants issued in December 2004 is also recognized in accordance with SFAS No. 123 which requires such warrants to be measured at fair value using the Black-Scholes option pricing model. Such compensation is being amortized over the contract services period or, if none exists, from the date of grant until the options vest. Compensation associated with unvested options is remeasured at each quarter end using the Black-Scholes option pricing model. The fair value of warrants issued during 2004 was estimated at the date of grant using the fair value method prescribed in SFAS 123 used the following weighted average assumptions:

Year Ended December 31, 2004

Risk-free interest rate	3.01%
Weighted average expected life of options	3 years
Expected volatility of the Company’s common shares	72.59%
Dividend	-%

- F24 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

13.	Stock-based Compensation – Continued

Warrants - Continued

The weighted average fair value of warrants issued during the year ended December 31, 2004 was $0.59 per share. The total stock-based compensation recognized and charged to expense under the fair value method in respect of these warrants during the year ended December 31, 2004 was $83,724 using the Black-Scholes option-pricing model.

14.	Related party transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements include:

(a)	Management fees were paid during the year ended December 31, 2004 of $15,000 (2003 – $Nil) to two companies controlled by a director.

(b)

The Company entered into a written consulting agreement with G.M. Capital Partners, Ltd., effective December 1, 2004 (subsequently changed to October 27, 2005), pursuant to which, GM Capital Partners, Ltd. has agreed to provide corporate counselling and advice. The term of the agreement is for a period of twenty-four months commencing December 1, 2004. The Company agreed to pay GM Capital Partners Ltd. an initial payment of $10,000 (paid in December 2004), and commencing after January 1, 2005, $10,000 per month. GM Capital Partners, Ltd. also received 4,000,000 share purchase warrants (Note 12). In addition, if during the twenty-four month period of the agreement, any extension thereof, or for a period of two years following the termination of the agreement, the Company shall consummate a financing, whether in the form of equity, cash or other consideration, with any person or entity directly or indirectly introduced to the Company by GM Capital Partners, Ltd. then the GM Capital Partners, Ltd. is entitled to receive a finders fee equal to 10% of gross proceeds of the private financing. No finder’s fee was received by GM Capital Partners, Ltd. for the year ended December 31, 2004. The agreement also specifies that if during the twenty-four month period of the agreement, any extension thereof, or for a period of two years following the termination of the agreement, the Company shall consummate a business combination with any person or entity directly or indirectly introduced to the Company by GM Capital Partners, Ltd., GM Capital Partners, Ltd. is entitled to additional compensation as follows: 5% of the 1st $1,000,000 of consideration paid; plus 4% of the 2nd $1,000,000 of consideration paid; plus 3% of the 3rd $1,000,000 of consideration paid; plus 2% of the 4th $1,000,000 of consideration paid; plus 1% of all consideration paid in excess of $5,000,000.

The above transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

- F25 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

15.	Business Combinations

(a) Acquisition of Net Assets of Predecessor (Note 1)

On November 12, 2004, the Company closed the acquisition agreement with Navitrak International Corporation (an unrelated Canadian company and our predecessor company) to acquire the net assets (excluding shares of certain of its inactive subsidiaries) in exchange for cash, debt, and the issuance of common shares. The acquisition was accounted for using the purchase method as the net assets acquired constituted the entire business of the predecessor company. Prior to the acquisition, the Predecessor provided software systems for the operation of airborne cameras and sensors that provide geographically synchronized active navigation solutions primarily for airborne vehicles. Its customers include government agencies, including law enforcement, fire fighters, search and rescue organizations and the military.

The purchase price was comprised as follows:

Purchase Price

Cash	$10,000
Short-term promissory note (Note 8)	50,000
Pre-acquisition advances from the Company	1,338,170
Common shares issued - 1,400,000 to Navitrak Canada	700,000
Acquisition costs	156,367
$2,254,537

Assets acquired

Cash	$2,551
Investment tax credits refundable	87,959
Accounts receivable	11,082
Prepaid expenses	34,768
Inventories	112,544
Property and equipment	134,856

Liabilities assumed

Customer deposits	(137,383)
Bank indebtedness	(101,389)
Debt owing to directors (i)	(49,660)
Bridge loans and convertible debentures (ii)	(1,240,000)
Bridge loans – shareholders	(33,508)
Accounts payable and accrued liabilities	(294,518)
Long-term debt	(533,118)
Payable to shareholders	(16,670)
Other short-term liabilities	(22,182)
Fair value of net assets (liabilities) acquired	(2,044,668)
Goodwill	$4,299,205

The fair value of the common shares was determined by the quoted market price on the date of the agreement.

- F26 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

15.	Business Combinations – Continued

(a) Acquisition of Net Assets of Predecessor - Continued (Note 1)

(i)

Concurrent with the acquisition, the Company agreed to issue 99,320 shares of common stock to directors for settlement of past due directors fees. The total debt owing to directors was $49,660 at the acquisition date. Of the 99,320 shares, 46,800 were issued in January 2005 and thus $23,400 (based on the market value) has been recorded as “Shares to be Issued” in the Consolidated Statement of Changes in Stockholders’ Equity. The remaining 52,520 shares were issued in November 2004. The value of the common shares was based on the quoted market value of the Company’s common stock on the agreement date.

(ii)

Concurrent with the acquisition, the Company agreed to issue 2,480,000 shares of common stock to settle bridge loans and convertible debentures outstanding of $1,240,000. The value of the common shares was based on the quoted market value of the Company’s common stock on the agreement date.

(iii)

Concurrent with the acquisition, the Company agreed to issue 2,230,000 shares of common stock to certain employees and management of the Predecessor at a discounted price of $0.05 per share. As the quoted market value of the shares was $0.50 at the time of acquisition, the discount of $0.45 per share has been included general and administrative expense on the Statement of Operations ($1,003,500). Of the total shares issued, 150,000 (approximately $75,000) shares were issued in January 2005 and as such have been recorded as “Shares to be Issued” in the Consolidated Statement of Changes in Stockholders’ Equity. For the 2,080,000 shares issued in 2004, the Company received $104,000 as cash consideration.

The following unaudited proforma information presents the results of operations of the Company as if the acquisition of the Predecessor net assets had taken place on January 1, 2003. The proforma information is not necessarily indicative of the results that would have occurred had the acquisitions taken place at the beginning of the periods presented. Further, the proforma information is not necessarily indicative of future results.

	Year Ended December 31,
	2004	2003
	(Unaudited)
Revenues	$104,844	$866,643
Net loss from continuing operations	$(3,551,089)	$(1,391,216)
Loss per share – basic and diluted	$(0.11)	$(0.03)

(b) Acquisition of Blackstone Holdings

On July 9, 2004, the Company completed the acquisition of Blackstone Holdings Corporation, the Nevada company with a common director that had initiated the acquisition of the Company’s predecessor and who’s sole activity since incorporation was in connection with closing this acquisition. The Company issued 6,236,746 shares of its common stock in exchange for all of the issued and outstanding shares of Blackstone. 6,234,746 of the shares were issued during the year ended December 31, 2004; while the remaining 2,000 shares were issued in January 2005. The acquisition was accounted for using carryover basis of accounting since the primary assets of Blackstone at the acquisition date consisted of loans and deferred costs related to the acquisition of predecessor assets in progress at that time

- F27 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

15.	Business Combinations – Continued

The purchase price was comprised as follows:

Assets acquired

Prepaid expenses	$4,355
Loan receivable from Predecessor	1,265,135
Deferred costs	75,751

Liabilities assumed

Current liabilities	(944,819)
Carrying value of net assets acquired and purchase price	$400,422

16.	Non-cash investing and financing activities

Year Ended December 31, 2004	Year Ended December 31, 2003

Shares issued for services (Note 12 (b))	$93,000	$-
Accounts payable and accrued liabilities settlement through issuance of promissory note (Note 8)	$83,000	$-
Promissory note issued to partially finance acquisition of Predecessor (Note 15(a))	$50,000	$-
Common stock issued to partially finance acquisition of Predecessor (Note 15(a))	$700,000	$-
Common stock issued to finance acquisition of Blackstone Holdings Ltd. (Note 15(b))	$400,422	$-
Common stock issued for settlement of directors fees (Note 15(a))	$49,660	$-
Common stock issued for settlement of bridge loans and convertible debentures (Note 15(a))	$1,240,000	$-
Common stock issued to certain employees and management of the Predecessor (Note 15(a))	$1,003,500	$-
Common stock issued for settlement of debt	$56,500	$-
Gain recognized on non-pro rata split off resulting from exchange of patents for Invsia investment and the Company’s common shares for cancellation (Note 6)	$7,304,286	$-

- F28 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

17.	Income taxes

The tax effects of temporary differences that give rise to deferred tax assets at December 31, 2004 and 2003 are presented below:

	2004	2003
Operating losses	$4,545,000	$84,000
Investment	236,000	-
Other	3,000	6,000
	4,784,000	90,000
Valuation allowance	(4,784,000)	(90,000)
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.

The provision for income taxes differ from the amount estimated using the United States federal statutory income tax rate as follows:

	For the year ended December 31
	2004	2003
Provision (recovery) based on federal US statutory rates	$1,606,000	$(12,000)
Non-deductible stock-based compensation	422,000	-
Non-deductible gain on spin-off	(2,480,000)	-
Income tax rate differential of subsidiaries	(38,000)	-
Other permanent differences	204,000	-
Increase in valuation allowance	694,000	12,000

	$-	$-

The Company has net operating losses that may be available to offset future income for Canadian tax purposes and US income tax purposes, if unused, the losses will expire on various dates commencing in 2014. The potential tax benefits have been fully allowed for in the valuation allowance in these financial statements. The tax value of losses inherited on the acquisition of net assets of the predecessor of approximately $4 million was fully provided for as of the acquisition date.

18.	Commitments

For certain of the Company’s employees, their employment agreement specifies that they are entitled to severance pay upon termination based on a pre-determined number of months salary. As at December 31, 2004, the obligation for the severance payments, should they be terminated was approximately $333,000 (CDN $398,750) (December 31, 2003 - $Nil).

- F29 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

19.	Subsequent Events

Subsequent events not disclosed elsewhere in these consolidated financial statements include:

(a)	On June 25, 2005, the Company created a new class of shares. 10,000,000 preferred shares were authorized, each with a par value of $0.001.
(b)

On August 9, 2005, the Company issued 4,348,000 units at a price of $0.50 per unit for aggregate gross proceeds of $2,174,000. Each unit was comprised of one common share and one-half of one transferable share purchase warrant, for a total of 2,174,000 whole share purchase warrants. Each whole share purchase warrant is exercisable into a one common share of the Company’s common stock at an exercise price of $1.00 per share on or before June 14, 2007. A finder’s fee of $217,400 was paid to GM Capital Partners, Ltd. in respect of this transaction.

(c)

On September 28, 2005, the Company issued 736,000 units at a price of $0.50 per unit for aggregate gross proceeds of $368,000. Each unit was comprised of one common share and one-half of one transferable share purchase warrant, for a total of 368,000 whole share purchase warrants. Each whole share purchase warrant is exercisable into a one common share of the Company’s common stock at an exercise price of $1.00 per share on or before June 14, 2007. A finder’s fee of $36,800 was paid to GM Capital Partners, Ltd. in respect of this transaction.

(d)

On September 27, 2005, the Company’s Board of Directors approved our 2005 Incentive Plan pursuant to which the Company may grant an aggregate of up to 4,000,000 common shares or options to purchase common shares to employees, consultants or directors of our company or of any of our subsidiaries. The purpose of the 2005 Incentive Plan is to give the Company the ability to motivate participants to contribute to our growth and profitability. The 2005 Incentive Plan is administered by the Company’s Board of Directors. It will continue in effect until the earlier of the (a) date that all of the securities that can be issued pursuant to its terms have been granted or (b) September 27, 2015.

Awards under our 2005 Incentive Plan will vest as determined by the Company’s Board of Directors and as established in stock option agreements to be entered into between the Company and each participant receiving an award. Options granted under the 2005 Incentive Plan will have a term of 10 years from the date of grant but are subject to earlier termination in the event of death, disability or the termination of the employment or consulting relationship.

The exercise price of options granted under our 2005 Incentive Plan shall be determined by the Company’s board of directors but shall not be less than 85% of the fair market value of the Company’s common stock on the grant date. (In the case of options granted to a holder of more than 10% of the Company’s common stock, the option price must not be less than 110% of the market value of the common stock on the grant date.)

Stock options become exercisable at dates determined by the Company’s Board of Directors at the time of granting the option.

- F30 -

Navitrak International Corporation

(formerly Flashpoint International Inc. - Successor)

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2004 and December 31, 2003

19.	Subsequent Events - Continued

On September 1, 2005, the Company granted 820,000 stock options to various employees, directors, officers and consultants of the Company at an exercise price of $0.85 per share for a period of five years. These options were granted pursuant to the Company’s 2005 Incentive Plan. The options granted vest in four equal installments, with the first installment having vested on the date of grant (September 1, 2005), and the balance vesting in three equal installments on March 1, 2006, September 1, 2006 and March 1, 2007.

(e)	Subsequent to December 31, 2004, 310,000 options held by employees expired unexercised.
(f)

In June 2005, the Company issued 660,000 units at a price of $0.50 per unit for aggregate gross proceeds of $330,000. Each unit was comprised of one common share and one-half of one transferable share purchase warrant, for a total of 330,000 whole share purchase warrants. Each whole share purchase warrant is exercisable into a one common share of the Company’s common stock at an exercise price of $1.00 per share for a two year period. A finders fee of $33,000 was paid to GM Capital Partners, Ltd. in respect of this transaction

(g)	Effective July 1, 2005, the Company entered into a lease agreement for a new office. Minimum lease payments under the lease (excluding operating expenses) are as follows:

For the year ended December 31

2005	$24,355
2006	$49,726
2007	$51,755
2008	$53,785
2009	$55,815
Thereafter	$28,415

After July 1, 2007, provided that the Company is not in default of the Lease, the Company has the option to terminate the lease within a six month period.

The Company is committed to furnish the leased premise with and maintain therein a sufficient quantity of inventory, equipment and other assets to secure six months of rent payments.

- F31 -

Navitrak International Corporation - Predecessor

Consolidated Financial Statements

November 11, 2004 and December 31, 2003

(Expressed in U.S. Dollars)

- F32 -

Contents

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Comprehensive Loss

Consolidated Statement of Changes in Capital Deficit

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial Statements

- F33 -

Report of Independent Registered Public Accounting Firm

To the Directors of

Navitrak International Corporation

We have audited the accompanying consolidated balance sheets of Navitrak International Corporation (Predecessor) as of November 11, 2004 and December 31, 2003, and the consolidated statements of operations, comprehensive loss, changes in capital deficit and cash flows for the period from January 1 to November 11, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Navitrak International Corporation (Predecessor) as of November 11, 2004 and December 31, 2003, and the results of its operations and its cash flows for the period from January 1 to November 11, 2004 and the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit of $14,752,749 and negative working capital as of November 11, 2004. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

February 11, 2005

- F34 -

Navitrak International Corporation - Predecessor

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

November 11,	December 31,
2004 (a)	2003

Assets

Current

Cash	$2,551	$111,185
Accounts receivable	11,082	12,930
Investment tax credits recoverable (Note 4)	87,959	77,270
Inventory	112,544	16,574
Prepaid expenses	34,768	20,714
Total current assets	248,904	238,673
Property and equipment, net (Note 5)	134,856	116,927
Total Assets	$383,760	$355,600

Liabilities and Capital Deficit

Liabilities

Current

Bank indebtedness (Note 6)	$101,389	$26,933
Accounts payable and accrued liabilities	294,518	317,485
Payable to related party	1,067	-
Customer deposits	137,383	-
Note payable (Note 10)	21,115	-
Bridge loans, Blackstone Holdings Corporation (Note 7)	1,338,170	580,095
Bridge loans, shareholders (Note 8)	352,074	273,014
Payable to shareholders, non-interest bearing	16,670	15,378
Series A secured convertible debentures (Note 9)	924,131	771,689
Current portion of long term debt (Note 11)	509,899	242,447
Total current liabilities	3,696,416	2,227,041

Long-term debt (Note 11)	23,219	59,993
Long-term bank indebtedness (Note 6)	-	54,861
Total liabilities	3,719,635	2,341,895

Capital Deficit

Common stock, authorized shares are unlimited issued and outstanding 34,377,500 (2003 - 34,394,875) (Note 12)	11,639,999	11,642,244
Additional paid-in capital	312,158	312,158
Accumulated other comprehensive loss - foreign currency translation	(535,283)	(289,257)
Accumulated deficit	(14,752,749)	(13,651,440)
Total capital deficit	(3,335,875)	(1,986,295)
Total Liabilities and Capital Deficit	$383,760	$355,600

(a) Acquisition date (Note 20)

The accompanying notes are an integral part of these consolidated financial statements.

- F35 -

Navitrak International Corporation - Predecessor

Consolidated Statements of Operations

(Expressed in U.S. Dollars)

For the
For the period from	year ended
January 1 to November 11,	December 31,
2004 (a)	2003

Sales (Note 17)	$104,844	$866,643
Operating costs and expenses
Cost of sales	27,768	123,558
Depreciation	30,568	38,085
General and administrative	738,042	960,364
Product development	272,085	408,960
Selling	48,559	29,473
Loss on disposal of property and equipment	1,070	1,264
Write-down of goodwill (Note 13)	-	566,517
	1,118,092	2,128,221
Loss before other income (expenses)	(1,013,248)	(1,261,578)

Other income (expenses)

Interest on bridge loans and convertible debentures	(189,919)	(428,445)
Interest on long-term debt	(5,077)	(21,502)
Foreign exchange gain	83,742	13,590
Interest and other income	773	11,792
Gain on settlement of accounts payable (Note 14)	22,420	305,010
	(88,061)	(119,555)
Net loss for the period	$(1,101,309)	$(1,381,133)
Loss per share – basic and diluted	$(0.03)	$(0.04)
Weighted average shares outstanding	34,393,161	34,320,591

(a)  Acquisition date (Note 20)

The accompanying notes are an integral part of these consolidated financial statements.

- F36 -

Navitrak International Corporation - Predecessor

Consolidated Statements of Comprehensive Loss

(Expressed in U.S. Dollars)

	For the period from January 1 to November 11, 2004 (a)	For the year ended December 31, 2003
Net loss for the period	$(1,101,309)	$(1,381,133)
Foreign currency translation	(244,284)	(232,918)
Net Comprehensive loss for the period	$(1,345,593)	$(1,614,051)

(a) Acquisition date (Note 20)

The accompanying notes are an integral part of these consolidated financial statements.

- F37 -

Navitrak International Corporation - Predecessor

Consolidated Statement of Changes in Capital Deficit

(Expressed in U.S. Dollars)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount

January 1, 2003 Balance	34,277,500	$ 11,590,577	$ 54,460	$ (12,270,307)	$ (56,339)	$ (681,609)

Net loss	-	-	-	(1,381,133)	-	(1,381,133)

Beneficial conversion feature (Note 9)	-	-	257,698	-	-	257,698

Shares issued pursuant to payment of consulting services (Note 12)	117,375	25,194	-	-	-	25,194

Subscriptions receivable from 2002 collected in 2003	-	26,473	-	-	-	26,473

Foreign exchange translation	-	-	-	-	(232,918)	(232,918)

Balance – December 31, 2003	34,394,875	11,642,244	312,158	(13,651,440)	(289,257)	(1,986,295)

Net loss	-	-	-	(1,101,309)	-	(1,101,309)

Shares cancelled (Note 12)	(117,375)	(25,194)	-	-	(1,742)	(26,936)

Shares issued pursuant to payment of consulting services (Note 12)	100,000	22,949	-	-	-	22,949

Foreign exchange translation	-	-	-	-	(244,284)	(244,284)

Balance – November 11, 2004 (a)	34,377,500	$ 11,639,999	$ 312,158	$ (14,752,749)	$ (535,283)	$ (3,335,875)

(a) Acquisition date (Note 20)

The accompanying notes are an integral part of these consolidated financial statements.

- F38 -

Navitrak International Corporation - Predecessor

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

For the period from January 1 to November 11, 2004 (a)		For the year ended December 31, 2003

Operating Activities
Net loss	$(1,101,309)	$(1,381,133)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	30,568	38,085
Amortization of beneficial conversion feature	-	257,698
Accrued interest	190,201	-
Shares issued for services	-	25,194
Loss on disposal of property and equipment	1,070	1,264
Write-down of goodwill	-	566,517
Write-down of inventory	-	34,336
Gain on settlement of accounts payable	(22,420)	(305,010)
(Increase) decrease in assets
Accounts receivable	2,666	191,069
Investment tax credits recoverable	(3,804)	197,637
Inventory	(85,895)	32,676
Prepaid expenses	(11,182)	(7,545)
Increase (decrease) in liabilities
Accounts payable and accrued liabilities	(17,636)	(6,326)
Customer deposits	124,773	(331,115)
Net cash used in operating activities	(892,968)	(686,653)

Financing Activities
Bank financing (repayments)	6,489	(145,084)
Proceeds from bridge loans, shareholders	30,432	253,087
Proceeds from bridge loans, Blackstone Holdings Corporation	585,300	537,754
Proceeds from note payable	19,177	-
Advances from shareholder, non-interest bearing	-	7,163
Advances from related party, non-interest bearing	970	-
Proceeds from series A convertible secured debenture	-	86,128
Proceeds (repayment) in long term debt, net	186,398	(10,062)
Decrease in subscriptions receivable	-	26,503
Net cash provided by financing activities	828,766	755,489

Investing Activities
Purchase of property and equipment	(41,081)	(7,767)
Proceeds on disposal of property and equipment	2,092	10,082
Net cash (used in) provided by investing activities	(38,989)	2,315

Net (decrease) increase in cash and cash equivalents	(103,191)	71,151
Effect of foreign exchange on cash	(5,443)	11,688

Cash, beginning of period	111,185	28,346

Cash, end of period	$2,551	$111,185

(a) Acquisition date (Note 20)

Supplemental cash flow information

Interest paid	$469	$4,437
Income taxes paid	$-	$-

Non-cash investing and financing activities (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

- F39 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

1.	Nature of operations

The Company was incorporated under the laws of Ontario and owns 100% of the common shares of Navitrak Corp., Navimap Corp., Navitrak Engineering Incorporated, Navitrak Manufacturing Incorporated and Navitrak Systems Inc. Navitrak Engineering Incorporated is the only subsidiary with active operations. Our primary activity is the development and sale of geo-spatial software and systems in Canada, the United States, and Europe.

See also Note 20, subsequent events.

2.	Ability to continue as a going concern

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize assets and liabilities in the normal course of operations.

However, several adverse conditions exist which cast substantial doubt on this assumption. The Company has incurred substantial operating losses and has accumulated a capital deficit of approximately $3.3 million. As well, the Company has a significant working capital deficiency and is heavily indebted to short and long term creditors, as well as bridge loan and debenture holders.

The Company’s ability to continue as a going concern is dependent upon the ability to raise additional capital, generate additional revenue through product sales and new contracts, and/or sell certain assets. In addition, we must maintain credit terms with secured and unsecured creditors.

If the going concern assumption was not appropriate for these financial statements, adjustments would be necessary to the carrying values of assets and liabilities, the reported expenses and losses per share and the balance sheet classification used.

The financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate because management believes it has taken and will continue to take steps to cut costs, generate sales, attract new capital and/or position certain tangible assets for sale and that these measures will generate sufficient cash for us to remain a going concern. However readers of these financial statements must be cautioned that there can be no assurance that these plans will be successful. If we cannot generate sufficient cash from our operations, we plan to raise additional capital through debt or equity instruments to cover the shortfall.

- F40 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

3.	Summary of significant accounting policies

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of consolidation

As detailed in Note 1, the consolidated financial statements include the accounts of Navitrak International Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated from these consolidated financial statements.

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company maintains cash and cash equivalents with high credit quality financial institutions. To reduce concentration of credit risk with respect to accounts receivable, management routinely assesses the general financial condition affecting major customers.

Accounts receivable

Accounts receivables are presented net of an allowance for doubtful accounts. The allowance was $Nil at November 11, 2004 (December 31, 2003 - $18,101). Bad debt expense was $Nil for the period January 1 to November 11, 2004, and $17,314 for the year ended December 31, 2003.

We evaluate the collectibility of accounts receivable balances based on a combination of factors on a periodic basis. In cases where we are aware of circumstances that may impair a specific customer's ability to meet its financial obligations, we record a specific allowance against amounts due, and thereby reduce the net recognized receivable to the amount management reasonably believes will be collected. For all other customers, we recognize allowances for doubtful accounts based on the length of time the receivables are outstanding, industry and geographic concentrations, the current business environment and historical experience.

Inventory

Inventory, consisting only of work-in-progress, is recorded at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

Investment tax credits

The Company conducts significant activity in the areas of research and development, which qualify to be claimed as refundable investment credit from the Canada Revenue Agency (CRA) for investment tax credits. These investment credits are recoverable from CRA regardless of the tax position of the Company. These investment credits are recorded as a reduction in product development costs in the period in which there is reasonable assurance they will be realized. (Note 4)

- F41 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred. Property and equipment, except leasehold improvements, are depreciated over the estimated useful lives as follows:

Computer software	100%	declining-balance
Computer equipment	30%	declining-balance
Equipment	20%	declining-balance
Furniture and fixtures	20%	declining-balance
Assets under capital lease	20%	declining-balance
Map library	20%	declining-balance

Leasehold improvements are depreciated on a declining-balance over the shorter of life or lease term.

Impairment of long-lived assets

In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we review the carrying value of long-lived assets for impairment whenever events and circumstances indicate that the carrying value of the assets might be impaired and the carrying value may not be recoverable. Recoverability of these assets is measured by comparison of the carrying value of the assets to the undiscounted cash flows estimated to be generated by those assets over the remaining economic life. If the undiscounted cash flows are not sufficient to recover the carrying value of such assets, the assets are considered impaired. The impairment loss is measured by comparing the fair value of the assets to their carrying values. Fair value is determined by either a quoted market price or a value determined by a discounted cash flow technique, whichever is more appropriate under the circumstances involved.

Goodwill

Goodwill is accounted for in accordance with SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired in a business combination and is not subject to amortization. Goodwill is assessed for impairment annually or when events or changes in circumstances indicate the carrying value of the reporting unit, including goodwill may be impaired. Impairment loss is measured as the excess of carrying value of the goodwill over the implied fair value of the reporting unit. Any impairment loss resulting from an impairment test will be recorded as a charge in the statement of operations in the year of impairment.

During 2003, based on their analysis of comparing the fair value of the reporting unit (including goodwill) to its carrying value, management determined that goodwill was impaired. As such, goodwill was written down. (Note 13)

- F42 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Income taxes

The Company follows the provisions of SFAS 109, Accounting for Income Taxes, which requires us to recognize tax liabilities and assets for the expected future tax consequences of events that have been recognized in our financial statements or tax returns using the liability method. Under this method, tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided for all deferred tax assets when it is more-likely-than-not that these deferred assets will not be realized.

Revenue recognition

Revenues are predominantly derived from sales of products and provision of consulting services. We recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” and Statement of Position (“SOP”) 97-2. Revenues from the sale of GPS systems, which include hardware and software are deferred and recognized when the complete system including the software is delivered, the fees are fixed and determinable, the resulting receivable is deemed collectible by management and any uncertainties with regard to customer acceptance are insignificant. In an arrangement with multiple deliverables, the Company allocates fees to various elements based on vendor-specific objective evidence of fair value as defined in SOP 97-2. Revenue from consulting services is recognized when the services are provided. Amounts collected prior to satisfying the above revenue recognition criteria are reflected as customer deposits.

Advertising expense

The cost of advertising is expensed as incurred. Advertising expense included in selling expense, totalled $9,457 for the period January 1 to November 11, 2004 and $17,529 for the year ended December 31, 2003.

Comprehensive Income

SFAS No. 130 Reporting Comprehensive Income establishes standards for reporting and presentation of comprehensive income (loss), its components and accumulated balances. This standard defines comprehensive income (loss) as the changes in stockholders’ equity during the period except those resulting from investments by owners and distributions to shareholders.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates based on information available at the time and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management believes that the estimates used in preparing the consolidated financial statements are reasonable and prudent; however, actual results could differ from management’s estimates.

- F43 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Stock based compensation plan

We apply SFAS No. 123, Accounting for Stock-Based Compensation for Non-Employees and have elected to continue to measure compensation cost for employees under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

SFAS No. 123 requires us to provide pro-forma information regarding net income as if compensation cost for the Company’s stock option plan had been determined in accordance with the fair value based method.

The value of stock options granted to consultants is recognized in these consolidated financial statements as compensation expense using the Black-Scholes option pricing model in accordance with SFAS No. 123. Such compensation is amortized over the contract services period or, if none exists, from the date of grant until the options vest. Compensation associated with unvested options is remeasured on each balance sheet date using the Black Scholes option pricing model.

SFAS 148 Accounting for Stock-Based Compensation – Transition and Disclosure amends the disclosure requirements of SFAS 123 so that entities will have to make more prominent disclosures regarding the pro forma effects of using the fair value method of accounting for stock-based compensation.

The Company applies APB Opinion 25 and related interpretations in accounting for stock options granted to employees.

No options were granted during the period from January 1, 2004 to November 11, 2004 and the year ended December 31, 2003 and thus no pro-forma information is required to be disclosed.

Fair values of financial instruments

Our financial instruments consist of cash, accounts receivable, investment tax credits recoverable, bank indebtedness, accounts payable and accrued liabilities, payable to related party, note payable, bridge loan to Blackstone Holdings Corporation, bridge loans and payables to shareholders, convertible debentures and long term debt. Except as noted elsewhere, it is our opinion that we are not exposed to significant interest, currency or credit risks arising from these instruments. The fair values of cash, accounts receivable, investment tax credits recoverable, bank indebtedness, accounts payable and accrued liabilities, and note payable are assumed to approximate their carrying amounts because of their short term to maturity.

The fair value of bridge loans and amounts payable to shareholders is not practical to determine as they are non-interest bearing and there are no comparable instruments. The fair value of the bridge loan to Blackstone and the long-term debt approximates carrying value because the stated interest rates reflect current market conditions, or the rates are variable in nature or because of their short term to maturity. The fair value of convertible debentures approximates carrying value because the stated interest rate reflect current market conditions. The Company follows EITF 00-27, Application of Certain Convertible Instruments discussed in Issue 98-5, “Accounting for Convertible Securities with Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments” to account for the Series A Secured Convertible Debentures. Modifications of the terms of the debentures are accounted for in accordance with EITF 96-19, Debtor’s Accounting for Substantive Modification or Exchange of Debt Instruments.

- F44 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

Net income (loss) per share

Net income (loss) per share is computed in accordance with SFAS No. 128, Earnings per Share. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible debt. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus the dilutive effect of common stock equivalents using the treasury stock method. In a loss year, potentially dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive.

Basic and diluted loss per share are the same for the years presented.

For the period ended November 11, 2004 and the year ended December 31, 2003, potentially dilutive common shares (relating to stock options, warrants and convertible debentures outstanding at year end) totalling 17,869,948 (2003 – 16,776,864) were not included in the computation of loss per share because their effect was anti-dilutive.

Foreign currency translation

We adopted the United States dollar as our reporting currency as the United States dollar is the functional currency of Navitrak International Corporation (“Navitrak Nevada”, the successor company). The Company’s functional currency is the Canadian dollar. Balances held in Canadian dollars are re-measured into the functional currency in accordance with SFAS No. 52, Foreign Currency Translation. Assets and liabilities denominated in foreign currencies are generally translated into dollars at the rates ruling at the balance sheet date. Revenues and expenses are translated at average rates for the year. The cumulative effect of any translation gains or losses is included in the Accumulated Other Comprehensive Loss account in Capital Deficit on the balance sheets.

Transactions undertaken in currencies other than our functional currency are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in the Statements of Operations.

Software development costs

We follow SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed and expense all software development costs until technical feasibility is established. Thereafter, the costs incurred are capitalized until the software is commercially available. Capitalized costs are amortized on a product-by-product basis. The annual amortization shall be the greater of the amount computed using (a) the ratio that current gross revenues for a product compare to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product. No amounts were capitalized during 2003 and 2004.

- F45 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

3.	Summary of significant accounting policies - Continued

New Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151 Inventory Costs: an Amendment of ARB 43, Chapter 4 which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). SFAS No. 151 requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this statement requires the allocation of fixed production overheads to the facilities. SFAS No. 151 is effective for financial statements for fiscal years beginning after June 15, 2005.

On December 16, 2004, FASB issued the SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123 (R) is effective for the first interim or annual reporting period of the registrant’s first fiscal year beginning on or after December 15, 2005.

In December 2004, the FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of this Statement should be applied prospectively.

The Company is assessing the effect that the implementation of these new standards will have on the consolidated financial statements.

4.	Investment tax credits

The Company has previously applied to the Canada Revenue Agency (“CRA”) to claim for refundable investment tax credits (“ITCS”) related to its research and development activities. The ITCs are earned under a Canadian Government incentive program at a specified percentage of expenditures that qualify for this credit under the Income Tax Act of Canada. The ITCs, similar in nature to a research grant, are taxable to the Company in the year following the year to which the credit relates. The Company’s estimate of the amount recoverable is shown in the financial statements as investment tax credits refundable and is stated at the estimated realizable value, net of any reasonably possible adjustments by CRA. Credits earned are recorded as a reduction to product development expenses. The estimate is based on the CRA’s current assessing practices and are subject to audit by the CRA. Once the application is audited by the CRA, it is reasonably possible the estimate could change materially.

- F46 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

4.	Investment tax credits - Continued

These credits are included in the consolidated statement of operations as a reduction to product development of $88,674 for the period January 1 to November 11, 2004. For the year ended December 31, 2003 credits of $77,270 were recorded as a reduction to product development.

5.	Property and equipment

	November 11, 2004			December 31, 2003
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Computer equipment	$244,347	$180,635	$63,712	$220,308	$167,905	$52,403
Equipment	146,283	139,801	6,482	146,283	142,204	4,079
Map library	124,847	91,742	33,105	124,123	87,367	36,756
Computer software	44,338	41,299	3,039	40,672	40,203	469
Furniture and fixtures	54,733	29,565	25,168	42,081	26,405	15,676
Assets under capital lease	8,999	6,895	2,104	16,263	10,358	5,905
Leasehold improvements	10,880	9,634	1,246	10,880	9,241	1,639

	$634,427	$499,571	$134,856	$600,610	$483,683	$116,927

6.	Bank indebtedness

The Company’s Bank loans bear interest at Royal Bank prime plus 6%. The Bank holds a General Security Agreement from Navitrak Engineering Incorporated that creates a first priority charge on all of our undertakings and all of our present and after acquired personal property and a first priority charge against all the assets of Navitrak International Corporation, Navitrak Engineering Incorporated, Navitrak Corp., Navimap Corp., Navitrak Manufacturing Incorporated and Navitrak Systems Inc. (collectively referred to as the “Navitrak Group”).

The Company’s Bank entered into several forbearance agreements dated October 15, 2002, April 8, 2003, August 1, 2003, August 29, 2003 and October 14, 2003 whereby the Bank agreed upon certain terms and conditions to maintain our current operating line and to forebear from enforcing its security under our credit facilities, until and up to March 31, 2003, July 31, 2003, July 31, 2004, September 30, 2003 and October 31, 2003, respectively.

On November 19, 2003, the Bank consented to the proposed transaction with Blackstone Holdings Corporation (“Blackstone”), (see Notes 7 and 20) and agreed to forebear from enforcing its security under our Company’s credit facility and agreed to postpone repayment of the credit facility, subject to certain terms and conditions. Monthly repayments of 1/12 of the debt plus accrued interest were scheduled to commence December 1, 2004.

- F47 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

7.	Bridge loan, Blackstone Holdings Corporation

On November 19, 2003, we reached an agreement with Blackstone, a private Nevada corporation, to engage in a series of transactions that would see Blackstone acquire all of our operating assets. (Note 20)

The Company and Blackstone signed an Asset Purchase Agreement January 31, 2004 and Amending Agreements May 20, 2004 and September 16, 2004. To November 11, 2004 (closing date of the acquisition), as part of this series of transactions, Blackstone had advanced $1,234,228 by way of a secured loan to the Company and interest had accrued to $103,942.

The bridge loan advanced by Blackstone to the Company bears interest at the rate of 12% per annum and was collateralized against all of the assets of the Navitrak Group. Upon closing of the transactions, the amounts due under the loan, $1,338,170, were applied to the purchase price (see Note 20).

8.	Bridge loans, shareholders

	November 11, 2004	December 31, 2003
August 2003 bridge loan (a)
Principal (CDN $60,000)	$50,262	$46,362
Accrued interest	7,752	2,082
Premium (CDN $15,000)	12,566	11,591

October 2003 bridge loan (b)
Principal (CDN $180,372)	151,098	139,372
Accrued interest	21,339	3,920
Premium (CDN $90,186)	75,549	69,687

September 2004 bridge loan (c)
Principal (CDN $40,000)	33,508	-
	$352,074	$273,014

(a)

The August 2003 loans from certain shareholders were evidenced by promissory notes. The advances bear interest at 12% per annum and are collateralized by a general security agreement covering all assets of the Company. The accrued interest is payable at maturity which is the earlier of: (i) completion of debt or equity financing of at least $2 million, (ii) upon default of the Series A convertible debentures, or (iii) November 15, 2003. The maturity date was extended to accommodate the agreement reached November 19, 2003 between the Company and Blackstone and was further extended to the closing of the acquisition between the Company and Navitrak Nevada (see Notes 7 and 20). Upon repayment, the lenders were entitled to receive a 25% premium on the principal advanced.

- F48 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

8.	Bridge loans, shareholders - Continued

(b)

The October 2003 loans were evidenced by promissory notes. The advances bear interest at 12% per annum and are collateralized by a general security agreement covering all assets of the Company. The accrued interest is payable at maturity which is the earlier of: (i) completion of debt or equity financing of at least $2 million, (ii) upon default of the Series A convertible debentures, or (iii) November 15, 2003. The maturity date was extended to accommodate the agreement reached November 19, 2003 between the Company and Blackstone) and was further extended to the closing of the acquisition between the Company and Navitrak Nevada (see Notes 7 and 20). Upon repayment, the lenders were entitled to receive a 50% premium on the principal advanced.

(c)

The September 2004 loans from certain shareholders were evidenced by promissory notes. The advances bear interest at 12% per annum, are collateralized by a general security agreement covering all assets of the Company and mature upon the earlier of (i) completion of debt or equity financing of at least $2 million; (ii) upon default of the Series A convertible debentures or (iii) September 30, 2004. The maturity date was extended to accommodate the completion of the agreement with Blackstone and was further extended to the closing of the acquisition between the Company and Navitrak Nevada (Notes 7 and 20).

Total accrued interest on these advances was $29,091 for the period from January 1, 2004 to November 11, 2004 and $6,002 for the year ended December 31, 2003.

All of the August and October advances, including accrued interest and the premium were subsequently settled through the issuance of common shares in Navitrak Nevada (Note 20).

9.	Series A secured convertible debentures

	November 11, 2004	December 31, 2003
Series A convertible debentures (CDN $878,451)	$735,878	$684,961
Accrued interest	188,253	86,728
	$924,131	$771,689

The convertible debentures and accrued interest are convertible at the option of the holder into common shares at a rate of CDN $0.10 per share. Under US GAAP, EITF 00-27 requires the value of the beneficial conversion feature associated with convertible instruments to be recorded as a discount and to be amortized over the term of the related convertible instrument using the effective interest rate method. When a company issues a convertible instrument that is convertible into common stock, the value of the beneficial conversion feature is computed by comparing the proceeds of the convertible instrument allocated to the common stock portion of the conversion option and the fair value at the commitment date of the common stock to be received by the holder upon conversion. Upon conversion of the underlying debt into common stock, a pro-rata share of the unamortized debt discount is recorded as interest expense.

- F49 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

9.	Series A secured convertible debentures - Continued

A beneficial conversion feature of $257,698, was recorded as a debt discount on the Series A convertible debentures issued. For the period from January 1, 2004 to November 11, 2004, the amortization of debt discount of $Nil (December 31, 2003 - $ 257,698) was recorded as interest expense.

The interest rate for these debentures was 12% per annum, compounded monthly.

The maturity date of the debentures was extended to November 12, 2004 to accommodate the completion of the agreement with Blackstone (see Note 20). The extension of maturity date was not considered a substantial modification in accordance with EITF 96-19. The debentures were subsequently settled through the issuance of common shares in Navitrak Nevada (Note 20).

10.	Note payable

In October 2004, the Company issued a promissory note to one of the Company’s officers for advances totalling $21,115 (CDN$25,181). Interest on the advances accrues at the rate of 12% per annum, compounded monthly and payable at maturity. The note is unsecured and due on demand.

11.	Long-term debt

	November 11,	December 31,
	2004	2003
Atlantic Canada Opportunities Agency (“ACOA”) project funding, loan unsecured and, non-interest bearing, Repayment has been deferred to January 1, 2005, which time monthly instalments will be approximately $2,709 (CDN$3,234).	$18,961	$17,490
ACOA projected funding loan unsecured. The loan is non-interest bearing, unless payments are past due, at which time interest is charged at the Bank of Canada discount rate plus 3% per annum. Repayment of principal has been deferred to January 1, 2005, at which time monthly principal payments will be approximately $1,905 (CDN $2,274). Between September 2002 and July 2004, ACOA had registered a claim against a refund owing from Canada Revenue Agency to the Company. This charge was removed in July 2004.	46,079	42,503

- F50 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

11.	Long-term debt - Continued

ACOA project funding loan unsecured. The loan is non-interest bearing unless payments are past due, at which time interest is charged at the Bank of Canada discount rate plus 3% per annum. Repayment of principal is due in monthly instalments of approximately $6,964 (CDN$8,313) commencing April 1, 2006. The maximum project funding under this facility is $417,828 (CDN$498,750). The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	209,425	-
Program for Export Market Development (“PEMD”) project funding loan unsecured and non-interest bearing. The loan is repayable at a rate equal to 4% of sales to the USA. Arrears of $33,526 (CDN$40,021) are repayable in 39 monthly instalments of $838 (CDN$1,000) plus one instalment of $855 (CDN$1,021), commencing November 15, 2004. The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	58,695	54,141
Industrial Regional Assistance Program (“IRAP”) project funding loan unsecured and non-interest bearing. The loan is repayable quarterly in arrears commencing January 1, 2005 at a rate equal to 1.25% of gross revenue. Arrears of $24,287 (CDN$28,993) are past due. The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	199,958	188,306
	533,118	302,440
Less current portion	509,899	242,447
	$23,219	$59,993

Included in the 2005 scheduled principal repayments is the full repayment of the $199,958 IRAP project funding loan. Principal repayments are based on 1.25% of gross revenue commencing January 1, 2005.

Scheduled principal repayments are due as follows:

2005	$251,831
2006	99,357
2007	83,926
2008	83,566
2009	14,438
$533,118

The current portion of the long-term debt noted above is in excess of the scheduled principal repayments due in 2005 because a number of the loans are currently in default and have been classified on the Balance Sheet as current. All of the above project funding is subject to project verification and audit by the lending agency.

- F51 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

11.	Long-term debt - Continued

Subsequent to December 31, 2004 the Company received approval for a loan, subject to certain terms and conditions, of up to approximately $1,760,000 (CDN $2,100,000) from the ACOA under its Atlantic Innovation Fund Program. The loan is repayable by annual instalments calculated as a percentage of the gross revenues of Navitrak Engineering Incorporated for the immediately preceding fiscal year. The amount of the repayment is calculated on an increasing percentage basis starting at 5% and increasing by 1% per annum to a maximum of 10% of the gross revenues of Navitrak Engineering Incorporated. The first repayment is due September 1, 2007. Amounts advanced to the Company subsequent to December 31, 2004 total approximately $1,150,000 (CDN$1,388,977)

.

12.	Common stock

Authorized:

The authorized capital consists of an unlimited number of common shares without nominal or par value.

Issued and outstanding:

The issued and outstanding capital consists of the following common shares:

November 11, 2004		December 31, 2003
Number of Common Shares	Amount	Number of Common Shares	Amount

34,377,500	$11,639,999	34,394,875	$11,642,244

During 2003, 117,375 shares at $25,194, based on quoted market price of the Company’s common share on the date the terms of settlement were agreed, were issued for consulting services. These shares were returned and cancelled in 2004 due to a clerical error and 100,000 replacement shares at $22,949, were issued upon regulatory approval. The difference of $3,987 was included in accounts payable at November 11, 2004.

- F52 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

12.	Common stock - Continued

Stock options

There are outstanding options to purchase 250,000 (2003 – 250,000) common shares, which have been issued to directors, officers, consultants and employees as follows:

	2004		2003
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of period	250,000	CDN$ 1.25	325,000	CDN$ 1.02
Cancelled	-		(75,000)	0.25
Outstanding, end of period	250,000	1.25	250,000	1.25
Exercisable, end of period	250,000	1.25	250,000	1.25

Date of Granted	Expiry Date	Price per Common Share	Number of Shares Under Options
March 20, 2000	March 20, 2005 (subsequently expired)	CDN $1.25	250,000

ii)	Warrants and other options issued as part of private placements and acquisitions were outstanding as at November 11, 2004 as follows:

Date of Granted	Expiry Date	Price per Common Share	Warrants Outstanding
December 18, 2002	December 18, 2004 (expired)	CDN $0.10	8,809,974

13.	Write-down of goodwill

During 2003 , it was determined that goodwill was permanently impaired, as the Company failed to meet certain financial targets for its 2003 year end. As such, goodwill has been written down in accordance with the Company’s accounting policy.

- F53 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

14.	Gain on settlement of accounts payable

During the periods ended November 11, 2004 and December 31, 2003, the Company settled certain balances owed to suppliers for amounts significantly discounted from the original amount of the accounts payable. As part of the settlement, the Company recognized gains of $22,420 and $305,010 in the Consolidated Statements of Operations.

15.	Related party transactions

	For the period from January 1, 2004 to November 11, 2004	For the year ended December 31, 2003
Related party transactions not disclosed elsewhere
in these financial statements include:
General and administrative	$57,196	$205,976

$36,091 (2003 - $180,906) was paid to a company controlled by an officer of the Company for consulting services. $32,334, including $15,216 outstanding from 2003 (December 31, 2003 - $25,070), was owing to directors for director’s fees. $3,987 (2003 - $Nil) was owing to a director for consulting services at November 11, 2004.

The above transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

16.	Income taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at November 11, 2004 and December 31, 2003 are presented below:

	2004	2003
Operating losses	$4,020,000	$3,509,000
Deductible share issue costs	48,000	134,000
Property and equipment	985,000	880,000
	5,053,000	4,523,000
Valuation allowance	(5,053,000)	(4,523,000)
	$-	$-

Management believes there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

- F54 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

16.	Income taxes - Continued

The income tax provision for the period ended November 11, 2004 and the year ended December 31, 2003 differs from the amount obtained by applying the applicable statutory income tax rates to loss before income taxes as follows:

	For the period from January 1, 2004 to November 11, 2004	For the year ended December 31, 2003
Combined Canadian basic federal and provincial income tax rates	38.12%	38.12%
Income tax recovery based on combined statutory rates	$(420,000)	$(526,000)
Permanent differences	115,000	126,000
Effect of foreign currency	(498,000)	(701,000)
Losses that expired in year	273,000	195,000
Increase in valuation allowance	530,000	906,000
Income tax recovery	$-	$-

The Company has non-capital losses of approximately $10,546,000 that may be available to offset future income for tax purposes. The potential tax benefits have been fully allowed for in the valuation allowance in these financial statements. If unused, the losses will expire as follows:

2005	$2,145,000
2006	962,000
2007	1,857,000
2008	895,000
2009	2,685,000
2010	729,000
2014	1,273,000
$10,546,000

- F55 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

17.	Sales information

Management has determined that the Company operates in one industry segment.

For the period ended November 11, 2004 and the year ended December 31, 2003 the Company’s sales were distributed as follows:

	2004	2003
Canada	$8,242	$578,212
United States	96,602	255,990
Europe	-	32,441
	$104,844	$866,643

For the period ended November 11, 2004 approximately 91% of sales were derived from one customer. Approximately $10,515 from these sales is recorded in accounts receivable as at November 11, 2004. For the year ended December 31, 2003 approximately 67% and 27% of sales were derived from two additional customers. No significant amounts were included in accounts receivables as at December 31, 2003 owing from these customers.

As at November 11, 2004 and December 31, 2003, all of the Company’s property and equipment was located in Canada.

18.	Non-cash investing and financing activities:

	For the period from January 1, 2004 to November 11, 2004	For the year ended December 31, 2003
Cancellation and re-issuance of shares (Note 12)	$3,987	$-

19.	Commitment

On August 31, 2004, the Company’s premise leases expired. Minimum lease payments for 2004 prior to expiry were $28,056 (CDN$36,309). Subsequent to August 31, 2004 the Company’s lease was on a month-to-month basis.

For certain of the Company’s employees, their employment agreement specifies that they are entitled to severance pay upon termination based on a pre-determined number of months salary. As at November 11, 2004, the obligation for the severance payments, should they be terminated was approximately $336,000 (CDN $398,750) (December 31, 2003 - $Nil).

- F56 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

20.	Subsequent events
i)

The Company signed a purchase agreement dated January 31, 2004 with Blackstone, (which has subsequently reorganized and changed its name to Navitrak International Corporation, a Nevada corporation (“Navitrak Nevada”), pursuant to which Navitrak Nevada will purchase all operating assets of the Company and our subsidiaries.

The Company’s shareholders approved the sale transaction at a special meeting of shareholders held April 30, 2004. Closing of the transaction was subject to receipt of all required regulatory and third party consents, including the consent of the TSX Venture Exchange.

The transaction was structured as a sale of all of the Company’s operating assets to Blackstone in exchange for approximately 7% of the issued and outstanding common shares of Blackstone as of the closing of the transaction, $100,000 in cash and the repayment, assumption or conversion into Blackstone equity of certain of our outstanding liabilities and secured debt. In addition, as a condition precedent to closing, Blackstone was obligated to raise gross proceeds of $2,600,000 in one or more equity offerings.

The Company’s secured debenture and bridge loan holders agreed to support the Blackstone transaction by agreeing to exchange such debt for an aggregate of approximately 29% of the issued and outstanding shares of Blackstone as of the closing of the transaction. Pursuant to the transaction, such secured debt was to be discharged.

The Company’s obligations in respect of the sale transaction were subject to Blackstone completing equity financings equal to an aggregate amount of at least $2,600,000 by May 20, 2004. On July 15, 2004 we announced we had reached an agreement with Blackstone to extend the deadline for completing the sale to September 16, 2004. Blackstone agreed to increase the aggregate principal amount of secured loans to be advanced to us prior to the scheduled closing to approximately $1,600,000. We received approximately $1,200,000 under these loans from Blackstone. The remaining amount of approximately $400,000 was to be advanced according to an agreed funding schedule.

The agreement provided that in the event that Blackstone failed to advance any of the scheduled additional advances or raise the required aggregate equity financing of $2,600,000 by certain dates, then the interest rate per year applicable to the loans advanced by Blackstone to us would be reduced from 18% to 12%.

Blackstone failed to meet the conditions necessary to close by September 16, 2004. Consequently, after renegotiating terms the Company elected to close the transaction on the following amended terms:

•	the issuance to the Company of 1,400,000 shares of common stock of Navitrak Nevada (adjusted for Navitrak Nevada’s August 2005 two for one stock split);
•	the discharge of the principal amount and accrued interest owing by us to holders of secured convertible debt and bridge loans in the aggregate of approximately $1,240,000;

- F57 -

Navitrak International Corporation - Predecessor

Notes to the Consolidated Financial Statements

(Expressed in U.S. Dollars)

November 11, 2004 and December 31, 2003

20.	Subsequent events - Continued

•

Forgiveness of repayment of approximately $1,338,000. Such amount was previously advanced to us from November 2003 to October 2004 by Navitrak Nevada and Blackstone Holdings Corporation and was used by us for operating requirements;

•	the payment to us of $10,000 and the delivery to us of a promissory note for $50,000, with payments of $10,000 to be made each month for the five months beginning on December 15, 2004; and
•	the assumption of all of our liabilities by Navitrak Nevada.

The holders of secured convertible debt and bridge loans agreed to receive an aggregate of approximately 10% of the issued and outstanding shares of Navitrak Nevada instead of 29% of the shares of Blackstone as originally agreed.

This transaction closed on November 12, 2004.

As a result of the sale, the Company no longer operates an ongoing business. Other than the 1,400,000 Navitrak Nevada common shares that we hold, the $10,000 paid on closing and the promissory note for $50,000, we do not have any tangible assets. The trading of our common shares on NEX was halted November 17, 2004 pending the fulfilment of certain conditions, including the reconstitution of our Board of Directors.

ii)

The 2004 Share Option Plan was approved at the Annual and Special Meeting of the Company’s shareholders held April 30, 2004. On June 28, 2004 we received notice from the TSX Venture Exchange that they considered the Plan, the Stock Option Grants and the Stock Option Amendments to be withdrawn because we did not submit the required documentation.

- F58 -

NAVITRAK INTERNATIONAL CORPORATION

(Formerly Flashpoint International Inc. - Successor)

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Expressed in US dollars)

SEPTEMBER 30, 2005 and DECEMBER 31, 2004

- F59 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

CONSOLIDATED BALANCE SHEETS

(Expressed in US dollars)

	September 30, 2005	December 31, 2004

	(Unaudited)
ASSETS
Current
Cash (Note 3)	$ 1,275,642	$ 44,161
Accounts receivable	9,552	11,071
Investment tax credits refundable	-	111,603
Inventory	139,363	125,649
Prepaid expenses	81,451	21,721
	1,506,008	314,205

Equipment	236,499	127,067
Investment in Invisa, Inc. (Note 4)	37,500	56,250
Goodwill	4,299,205	4,299,205
Other	-	6,972

	$ 6,079,212	$ 4,803,699

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Bank indebtedness	$ -	$ 92,301
Accounts payable and accrued liabilities	291,244	404,610
Customer deposits	140,015	136,122
Notes payable (Note 5)	13,488	133,000
Advances payable (Note 7)	392,401	528,500
Bridge loans, shareholders	4,269	24,900
Payable to related parties (Note 6)	114,868	244,192
Current portion of long-term debt (Note 8)	1,741,102	505,992
	2,697,387	2,069,617

Long-term debt (Note 8)	6,095	22,849

	2,703,482	2,092,466
Stockholders’ equity
Capital stock (Note 9)
Authorized
100,000,000 common shares, each with par value of $0.001
10,000,000 preferred shares, each with a par value of $0.001
Issued
30,707,430 (December 31, 2004 – 24,559,630) common shares	30,708	24,560
Additional paid-in capital	11,621,490	5,321,160
Shares to be issued (Note 9)	-	98,528
Accumulated other comprehensive income (loss) – foreign currency translation	(17,338)	53,572
Accumulated deficit	(8,259,130)	(2,786,587)

	3,375,730	2,711,233

	$ 6,079,212	$ 4,803,699

The accompanying notes are an integral part of these consolidated interim financial statements.

- F60 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

(Unaudited – Expressed in US dollars)

	Successor
	Nine-Month Period Ended September 30, 2005	Nine-Month Period Ended September 30, 2004	Predecessor Nine-Month Period Ended September 30, 2004 (a)

SALES	$ 81,733	$ -	$ 102,822

OPERATING COSTS AND EXPENSES
Cost of sales	66,206	-	15,194
General and administrative (Note 9)	4,556,562	42,508	649,218
Depreciation	37,728	-	26,488
Product development	471,084	-	315,871
Selling	270,006	80,027	45,800
	5,401,586	122,535	1,052,571

Loss from continuing operations before other items	(5,319,853)	(122,535)	(949,749)

OTHER ITEMS
Interest income	1,502	31,658	44,729
Gain (Loss) on settlement of accounts and advances payable (Note 9)	(142,627)	-	22,179
Write-down of Investment in Invisa, Inc. (Note 4)	(18,750)	(693,751)	-
Foreign exchange gain	28,991	-	-
Interest expense	(21,806)	(4,536)	(170,965)

	(152,690)	(666,629)	(104,057)

Loss from continuing operations	(5,472,543)	(789,164)	(1,053,806)
Income from discontinued operations (Note 4)	-	7,304,286	-

Net income (loss) for the period	$ (5,472,543)	$ 6,515,122	$ (1,053,806)

Loss per share from continuing operations – basic and diluted (b)	$ (0.21)	$ (0.03)	$ (0.03)

Earnings per share from discontinued operations – basic and diluted (b)	-	0.27	-
Earnings (Loss) per share – basic and diluted (b)	$ (0.21)	$ 0.24	$ (0.03)
Weighted average shares outstanding – basic and diluted (b)	25,891,122	27,622,716	33,993,700

(a) Represents the consolidated results of operations of Navitrak International Corporation, the Company’s predecessor (Note 1).

(b) Prior years have been restated to reflect the 2 for 1 stock splits on June 1, 2004 and August 29, 2005.

The accompanying notes are an integral part of these consolidated interim financial statements.

- F61 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited – Expressed in US dollars)

Successor Nine-Month Period Ended September 30, 2005	Successor Nine-Month Period Ended September 30, 2004	Predecessor Nine-Month Period Ended September 30, 2004 (a)

Net income (loss) for the period	$ (5,472,543)	$ 6,515,122	$(1,053,806)

Foreign currency translation gain (loss)	(70,910)	-	86,714

Net comprehensive income (loss) for the period	$ (5,543,453)	$ 6,515,122	$ (967,092)

(a)	Represents the consolidated comprehensive loss of Navitrak International Corporation, the Company’s predecessor (Note 1).

The accompanying notes are an integral part of these consolidated interim financial statements.

- F62 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

CONSOLIDATED INTERIM STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited – Expressed in US dollars)

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Shares to be issued	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance January 1, 2004	40,428,000	$ 40,428	$ 918,209	$ -	$ (510,668)	$ -	$ 447,969
Non pro-rata split off of e-Plug, Inc. – May 2004	(28,000,000)	(28,000)	28,000		(7,000,000)	-	(7,000,000)
Shares issued upon acquisition of Blackstone – July to September 2004 at $0.06 per share	6,234,746	6,235	394,059	128	-	-	400,422
Shares issued for services – June 2004 at $0.50 per share	186,000	186	92,814	-	-	-	93,000
Shares issued for cash at $0.50 per share	1,185,364	1,185	591,497	-	-	-	592,682
Shares returned to treasury – November 2004	(1,600,000)	(1,600)	-	-	-	-	(1,600)
Shares issued upon acquisition of Navitrak Canada for $0.50 – November 2004	1,400,000	1,400	698,600	-	-	-	700,000
Shares issued to directors – November 2004 at $0.50	52,520	53	26,207	23,400	-	-	49,660

Shares issued for settlement of debt – November 2004 at $0.50	2,480,000	2,480	1,237,520	-	-	-	1,240,000

Shares issued to employees and management of predecessor company – November 2004 at $0.50	2,080,000	2,080	1,037,920	75,000	-	-	1,115,000
Shares issued for settlement of debt at $0.50 – December 2004	113,000	113	56,387	-	-	-	56,500
Stock-based compensation	-	-	239,947		-	-	239,947
Income for the year	-	-	-		4,724,081	-	4,724,081
Foreign exchange translation	-	-	-		-	53,572	53,572
Balance, December 31, 2004	24,559,630	24,560	5,321,160	98,528	(2,786,587)	53,57 2	2,711,233

Shares issued to employees – January 2005 (Note 9)	150,000	150	74,850	(75,000)	-	-	-

Shares issued to directors – January 2005 (Note 9)	46,800	47	23,353	(23,400)	-	-	-

Shares issued for Blackstone acquisition – March 2005 (Note 9)	2,000	2	126	(128)	-	-	-

Shares issued for cash – June 2005 at $0.50 per share (Note 9)	660,000	660	329,340	-	-	-	330,000

- F63 -

244,170

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

CONSOLIDATED INTERIM STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited – Expressed in US dollars)

Continued

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Shares to be issued	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total

Shares issued for cash – August 2005 at $0.50 per share (Note 9)	4,348,000	4,348	2,169,652	-	-	-	2,174,000

Shares and warrants issued for settlement of advances payable at $1.02 per share and fair value of $0.40 per warrant (Note 9)	200,000	200	243,970	-	-	-	244,170

Shares issued for cash – September 2005 at $0.50 per share (Note 9)	741,000	741	369,759	-	-	-	370,500

Stock-based compensation (Note 9)	-	-	3,376,730	-	-	-	3,376,730
Finders fee (Notes 9 and 11)	-	-	(287,450)	-	-	-	(287,450)
Loss for the period	-	-	-		(5,472,543)	-	(5,472,543)
Foreign exchange translation	-	-	-	-	-	(70,910)	(70,910)
Balance, September 30, 2005 (unaudited)	30,707,430	$ 30,708	$ 11,621,490	-	$ (8,259,130)	$ (17,338)	$ 3,375,730

The accompanying notes are an integral part of these consolidated interim financial statements.

- F64 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Unaudited – Expressed in US dollars)

	Successor Nine-month Period Ended September 30, 2005	Successor Nine-month Period Ended September 30, 2004	Predecessor Nine-month Period Ended September 30, 2004 (a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$ (5,472,543)	$ 6,515,122	$ (1,053,806)
Adjustments to reconcile net loss for the period to cash used in operating activities
Income from discontinued operations	-	(7,304,286)	-
(Gain) Loss on settlement of accounts and advances payable	142,627	-	(22,179)
Accrued interest on advances (Note 7)	13,901	-	-
Shares issued for services	-	93,000	-
Write-down of investment	18,750	693,751	-
Loss on write-off of long-term asset	6,972	-	-
Depreciation	37,728	-	26,488
Stock based compensation	3,376,730	-	-
Changes in assets and liabilities (Note 10)	(70,399)	24,980	17,139
Cash provided by (used in) operations	(1,946,234)	22,567	(1,032,358)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (repayments) from/to bridge loans, shareholders	(24,500)	-	47,717
Repayment of amounts due to shareholders	-	(17,110)	-
Proceeds from bridge loans Blackstone Holdings Corp.	-	-	668,680
Proceeds from long-term debt	1,186,778	-	184,396
Repayment of long-term debt	(35,199)	-	-
Repayment of related party advances	(129,797)	(171,953)	-
Proceeds from advances	50,000	135,536	-
Advances to predecessor company	-	(41,635)	-
Repayment of advances	(100,000)	-	-
Repayment of bank indebtedness	(90,818)	-	6,420
Notes payable	(119,512)	-	-
Proceeds series A convertible secured debenture	-	-	70,285
Issuance of capital stock, net of finders fees	2,587,050	145,000	-
Cash provided by financing activities	3,324,002	49,838	977,498

CASH FLOWS FROM INVESTING ACTIVITIES
Other long-term asset	-	(6,972)	-
Deferred legal costs	-	(13,366)	-
Purchase of equipment	(138,631)	-	(40,640)

Cash used in investing activities	(138,631)	(20,338)	(40,640)

Net increase (decrease) in cash	1,239,137	52,067	(95,500)
Cash, beginning of period	44,161	20,058	113,309
Effect of foreign exchange on cash	(7,656)	-	(4,423)

Cash, end of the period	$ 1,275,642	$ 72,125	$ 13,386

Supplemental information (Note 10)

(a) Represents the consolidated cash flows of Navitrak International Corporation, the Company’s predecessor (Note 1)

The accompanying notes are an integral part of these consolidated interim financial statements.

- F65 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

1.	COMPANY HISTORY AND NATURE OF OPERATIONS

The Company (formerly Flashpoint International, Inc.) was incorporated in 1998 under the laws of the State of Nevada to engage in any lawful business or activity for which operations may be organized under the laws of the state of Nevada. The Company was previously involved with spark-plug technology with minimal operations. During its 2004 fiscal year the Company sold the spark plug technology back to its original vendors. Through a series of events and agreements, on November 12, 2004, the Company acquired the net assets of Navitrak International Corporation (an unrelated Canadian company) through the issuance of cash, notes payable and common shares. The Company changed its name and now operates under the name of Navitrak International Corporation.

The Company is actively engaged in the business of developing and marketing advanced GPS-based navigation, mapping and tracking solutions for use by airborne and ground personnel in law enforcement, military, police, fire-fighting, search and rescue and other applications. These navigation systems provide real time positioning information through proprietary software, moving map display technology and location-based information.

Currently, all of the Company's operational activities are conducted from its facilities in Halifax, Canada. For financial statement purposes Navitrak International Corporation (the unrelated Canadian company) is the predecessor.

2.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Ability to Continue as a Going Concern

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and include the accounts of the Company and its wholly owned subsidiaries, Navitrak Engineering Incorporated, Navitrak Sales Corporation and 0705951 BC Ltd. On September 1, 2005, the Company allowed Navitrak Sales Corporation to be revoked by the Secretary of State of the State of Nevada for failure to file its annual list. A fourth subsidiary, Navitrak Technologies Inc., was recently incorporated to hold future software licenses acquired from U.S. corporations. All significant inter-company transactions have been eliminated on consolidation. Except for Navitrak Engineering Incorporated, the Company’s other subsidiaries are inactive.

These accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2005, the Company has a working capital deficit of $1,191,379 (December 31, 2004 - $1,755,412), incurred a loss during the nine months ended September 30, 2005 of $5,472,543 and has an accumulated deficit of $8,259,130 at September 30, 2005. The continuation of the Company is dependent upon the successful completion of development and marketing of its navigation systems, the continuing support of creditors and stockholders as well as achieving and maintaining a profitable level of operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company had cash on hand of $1,275,642 at September 30, 2005. Management anticipates that it requires approximately $3.5 million over the next twelve months ended September 30, 2006 to continue operations. To the extent that cash needs are not achieved from operating cash flow and existing cash on hand, the Company intends to raise necessary cash through equity issuances and/or debt financing. Amounts raised will be used to continue the development of the Company's products, roll out the Company's products to market and for other working capital purposes. Management cannot provide any assurances that the Company will be successful in any of its plans.

- F66 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Although there are no assurances that management's plans will be realized, management believes that the Company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Interim Financial Statements

The interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2004 and 2003 and the Predecessor’s audited consolidated financial statements for the period from January 1, 2004 to November 11, 2004 (immediately prior to the acquisition date) and the year ended December 31, 2003 included elsewhere in this SB-2 Registration Statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

New accounting pronouncements

In June 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections” which replaces APB Opinion 20 and FASB Statement 3.  Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of change.  Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. The statement is effective for fiscal years beginning after December 15, 2005.  Management does not expect that there will be material effect on the consolidated financial statements as a result of the implementation of this new standard.

- F67 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

3.	CASH

Included in cash is $315,035 (December 31, 2004 - $24,332) denominated in the Canadian dollar.

4.	INVESTMENT IN INVISA, INC.

In April 2004, in contemplation of acquiring the net assets of the predecessor business, the Company agreed to sell the rights to the spark plug patent back to the original vendors in exchange for 375,000 common shares of Invisa Inc. (“Invisa”) (a US public company quoted on the NASD:OTC Bulletin Board) and the surrender for cancellation of the 28,000,000 originally issued common shares of the Company. The transaction was recorded as a non-pro rata split-off. The proceeds on disposal were based on the quoted market prices of Invisa shares and the 28 million Company’s shares on the date of the transaction. As a result, a gain on split-off of $7,304,286 was recognized in the Statement of Operations as Income from Discontinued Operations for the nine months ended September 30, 2004.

As management believes that the decline in value of the Invisa, Inc. shares was other than temporary, the value of the Invisa shares as at September 30, 2005 has been reflected at $0.10 per share. The resulting loss on write-down of investment of $18,750 has been reflected in the Statement of Operations.

5.	NOTES PAYABLE

September 30, 2005 (Unaudited)		December 31, 2004

Promissory note to Cassels Brock & Blackwell, LLP for CDN $100,000. The note was unsecured and was repayable in ten consecutive monthly instalments of approximately $8,537 (CDN $10,000) per month beginning on December 1, 2004. Interest on any overdue payments accrued at the rate of 12% per annum. Subsequent to September 30, 2005 the balance owing has been paid and the debt discharged.

	$ 13,488	$ 83,000
Promissory note to Navitrak Canada (former owner of the predecessor business) arising from the Company’s acquisition of the predecessor business. The note was unsecured and was payable, without interest, in five equal monthly instalments of $10,000 beginning January 1, 2005. Interest on arrears was due at the rate of 18% per annum on all amounts due from the due date until paid. The amount was fully repaid in September 2005.	-	50,000

	$ 13,488	$ 133,000

- F68 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

6.	PAYABLE TO RELATED PARTIES

	September 30, 2005 (unaudited)	December 31, 2004
Knight Financial Ltd. (controlled by director)	$ 22,187	$ 52,394
GM Capital Partners, Ltd. (major shareholder)	72,691	172,281
Express Systems Corporation (common director)	3,000	3,000
Advances from other shareholders	16,990	16,517

	$114,868	$ 244,192

The above advances are unsecured, non-interest bearing and have no specific terms of repayment.

7.	ADVANCES PAYABLE

September 30, 2005 (unaudited)		December 31, 2004
1199684 Ontario Inc., advances and accrued interest	$ 211,401	$ 397,500
Tiger Eye Holdings Ltd.	150,000	100,000
Kallur Enterprises Ltd.	31,000	31,000
	$ 392,401	$ 528,500

Of the initial advances received from 1199684 Ontario Inc, $250,000 bears interest at 8% per annum (of which $100,000 was repaid in August 2005) and $125,000 is non-interest bearing. The advances are unsecured and have no specific terms of repayment. Accrued interest on the advances for the nine-month period ended September 30, 2005 totalled $13,901.

In August 2005, the Company agreed to issue 200,000 common shares as well as 100,000 warrants to 1199684 Ontario Inc. in settlement of advances of $100,000. The warrants are exercisable into one common share of the Company’s common stock at an exercise price of $1.00 per share on or before June 14, 2007. The transaction was not completed until September 2005 (Note 9).

The advances received from Tiger Eye Holdings Ltd. and Kallur Enterprises Ltd. are non-interest bearing, unsecured and have no specific terms of repayment.

- F69 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. – Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

8.	LONG-TERM DEBT

	September 30, 2005 (Unaudited)	December 31, 2004

Atlantic Canada Opportunities Agency (“ACOA”) project funding loan, unsecured and non-interest bearing. The loan was repaid in full July 2005.	$ -	$ 18,809

ACOA project funding loan, unsecured. The loan is non-interest bearing unless payments are past due, at which time interest is charged at the Bank of Canada discount rate plus 3% per annum. Repayment of principal was deferred to January 1, 2005, since then monthly principal payments are approximately $1,941 (CDN $2,274).	29,488	45,709

ACOA project funding loan unsecured. The loan is non-interest bearing unless payments are past due, at which time interest is charged at the Bank of Canada discount rate plus 3% per annum. Repayment of principal is due in monthly instalments of approximately $7,097 (CDN$8,313) commencing April 1, 2006. The amount of funds available under this facility as at September 30, 2005 is $425,809 (CDN$498,750). The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	268,872	207,745

ACOA project funding loan, unsecured and non-interest bearing. The loan is non-interest bearing unless payments are past due, at which time interest is charged at the Bank of Canada discount rate plus 3% per annum. The principal of the loan is repayable annually commencing September 1, 2007 at a rate equal to 5.0% of gross revenue. The maximum project funding under this facility is approximately $1,793,000 (CDN $2,100,000) The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	1,185,227	-

Program for Export Market Development (“PEMD”) project funding loan unsecured and non-interest bearing. The loan is repayable at a rate equal to 4% of sales to the USA. Arrears of $34,168 (CDN$40,021) are repayable in 39 monthly instalments of $814 (CDN$1,000) plus one instalment of $872 (CDN$1,021), commenced November 15, 2004. The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	59,820	58,224

Industrial Regional Assistance Program (“IRAP”) project funding loan, unsecured and non-interest bearing. The loan is repayable quarterly in arrears commenced January 1, 2005 at a rate equal to 1.25% of gross revenue. Arrears of $24,753 (CDN$28,993) are past due. The Company is currently in default of certain of the financial covenants and therefore the debt is considered as due on demand.	203,790	198,354
	1,747,197	528,841

Less: current portion	1,741,102	505,992
	$ 6,095	$ 22,849

Scheduled principal repayments until maturity are due as follows:
2006	$272,818
2007	140,933
2008	1,270,393
2009	63,053
$1,747,197

- F70 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

8.	LONG-TERM DEBT (continued)

Included in the 2006 scheduled principal repayments is the full repayment of the $203,790 IRAP project-funding loan. Principal repayments are based on 1.25% of gross revenue commencing January 1, 2005. Included in the 2008 scheduled principal repayments is the full repayment of the $1,185,227 ACOA project-funding loan. This loan has undefined principal repayments as the repayments are based on a percentage of sales, with the first payment commencing in the 2008 year.

The current portion of the long-term debt noted above is in excess of the scheduled principal repayments due in 2005 because a number of the loans are currently in default and have been classified on the Balance Sheet as current. All of the above project funding is subject to project verification and audit by the lending agency.

9.	CAPITAL STOCK

The Company implemented a stock split on the basis of two post-split shares for every one pre-split share by way of a stock dividend. The record date of this split was August 29, 2005. The effect of this split has been applied on a retroactive basis to all related disclosures and calculations in these financial statements.

On August 31, 2005, the Company approved the issuance of 200,000 shares of common stock and 100,000 share purchase warrants to an investor as settlement of advances in the amount of $100,000 (Note 7). The shares were valued at the quoted market price of the common stock on the date of agreement and the fair value of the warrants was calculated using Black Scholes option pricing model based on assumptions as described elsewhere in this note. As a result, a loss on settlement of advances payable of $144,170 was recorded on the Consolidated Statements of Operations for the nine-month period ended September 30, 2005.

On June 25, 2005, the Company approved the creation of a new class of shares. 10,000,000 preferred shares were authorized, each with a par value of $0.001. As at September 30, 2005, no preferred shares were issued and outstanding.

Concurrent with the Company’s acquisition of the Predecessor Company on November 11, 2004, the Company agreed to issue 2,230,000 shares of common stock to certain employees and management of the Predecessor. Of the total shares to be issued, 150,000 shares were not issued to the directors until 2005. The shares were valued at the quoted market value at the time of the acquisition, being $0.50 per share and recorded as management compensation expense at the time of acquisition.

Concurrent with the Company’s acquisition of the Predecessor Company on November 11, 2004, the Company agreed to issue 99,320 shares of common stock for settlement of past due directors fees. Of the total shares to be issued, 46,800 shares were not issued to the directors until 2005. The shares were valued at the quoted market value at the time of the acquisition, being $0.50 per share.

In connection with the Company’s acquisition of Blackstone Holdings Ltd. on July 9, 2004, the Company agreed to issue a total of 6,236,746 shares of common stock to the shareholders of Blackstone Holdings Ltd. Of the total shares to be issued, 2,000 were not issued until during the period ended September 30, 2005. The acquisition was accounted for using the carryover basis of accounting and as such the value ascribed to the shares was $0.06 per share.

- F71 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

9.	CAPITAL STOCK (continued)

In June 2005, the Company issued 660,000 units at a price of $0.50 per unit for aggregate gross proceeds of $330,000. Each unit was comprised of one common share and one-half of one non-transferable share purchase warrant, for a total of 330,000 whole share purchase warrants. Each whole share purchase warrant is exercisable into one common share of the Company’s stock at an exercise price of $1.00 per share for a two year period. A finder’s fee of $33,000 was paid to GM Capital Partners, Ltd. in respect of this transaction (Note 11).

In August 2005, the Company issued 4,348,000 units at a price of $0.50 per unit for aggregate gross proceeds of $2,174,000. Each unit was comprised of one common share and one-half of one non-transferable share purchase warrant, for a total of 2,174,000 whole share purchase warrants. Each whole share purchase warrant is exercisable into a one common share of the Company’s common stock at an exercise price of $1.00 per share on or before June 14, 2007. A finder’s fee of $217,400 was paid to GM Capital Partners, Ltd. in respect of this transaction (Note 11).

In September 2005, the Company issued 741,000 units at a price of $0.50 per unit for aggregate gross proceeds of $370,500. Each unit was comprised of one common share and one-half of one non-transferable share purchase warrant, for a total of 370,500 whole share purchase warrants. Each whole share purchase warrant is exercisable into a one common share of the Company’s common stock at an exercise price of $1.00 per share on or before June 14, 2007. A finder’s fee of $37,050 was paid to GM Capital Partners, Ltd. in respect of this transaction (Note 11). Subsequent to September 30, 2005, 5,000 units were cancelled.

Stock options

On December 6, 2004 the Company’s Board of Directors approved the 2004 Officer, Director, Employee, Consultant and Advisor Stock Compensation Plan (“2004 Incentive Plan”) pursuant to which a total of 4,000,000 of our shares could be issued. The plan is administered by the Board of Directors and expires in 10 years from its effective date.

On September 27, 2005, the Company’s Board of Directors approved our 2005 Incentive Plan pursuant to which the Company may grant an aggregate of up to 4,000,000 common shares or options to purchase common shares to employees, consultants or directors of our company or of any of our subsidiaries. The purpose of the 2005 Incentive Plan is to give the Company the ability to motivate participants to contribute to our growth and profitability. The Company’s Board of Directors administers the 2005 Incentive Plan. It will continue in effect until the earlier of the (a) date that all of the securities that can be issued pursuant to its terms have been granted or (b) September 27, 2015.

Awards under our 2005 Incentive Plan will vest as determined by the Company’s Board of Directors and as established in stock option agreements to be entered into between the Company and each participant receiving an award. Options granted under the 2005 Incentive Plan will have a term of 10 years from the date of grant but are subject to earlier termination in the event of death, disability or the termination of the employment or consulting relationship.

The exercise price of options granted under our 2005 Incentive Plan shall be determined by the Company’s board of directors but shall not be less than 85% of the fair market value of the Company’s common stock on the grant date. (In the case of options granted to a holder of more than 10% of the Company’s common stock, the option price must not be less than 110% of the market value of the common stock on the grant date.)

- F72 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

9.	CAPITAL STOCK (continued)

Stock options (continued)

Stock options become exercisable at dates determined by the Company’s Board of Directors at the time of granting the option.

On December 6, 2004, options to purchase 2,830,000 common shares were granted to directors, officers and employees under the Company’s 2004 Incentive Plan as follows:

Vesting Date	Price per Common Share	Number of Shares Under Options

December 6, 2004	$ 0.425	707,500
June 6, 2005	$ 0.425	707,500
December 6, 2005	$ 0.425	707,500
June 6, 2006	$ 0.425	707,500

On June 1, 2005, the Company granted 1,500,000 stock options to an employee of the Company at an exercise price of $0.96 per share for a period of ten years. These options were granted pursuant to the Company’s 2005 Stock Option Plan.

Vesting Date	Price per Common Share	Number of Shares Under Options

September 1, 2005	$ 0.96	125,000
December, 1, 2005	$ 0.96	125,000
March 1, 2006	$ 0.96	125,000
June 1, 2006	$ 0.96	125,000
September 1, 2006	$ 0.96	125,000
December 1, 2006	$ 0.96	125,000
March 1, 2007	$ 0.96	125,000
June 1, 2007	$ 0.96	125,000
September, 1, 2007	$ 0.96	125,000
December 1, 2007	$ 0.96	125,000
March 1, 2008	$ 0.96	125,000
June 1, 2008	$ 0.96	125,000

- F73 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

9.	CAPITAL STOCK (continued)
Stock options (continued)

On September 1, 2005, the Company granted a further 820,000 stock options to various employees, directors, officers and consultants of the Company at an exercise price of $0.85 per share for a period of five years. These options were granted pursuant to the Company’s 2005 Stock Option Plan.

Vesting Date	Price per Common Share	Number of Shares Under Options

September 1, 2005	$ 0.85	205,000
March, 1, 2006	$ 0.85	205,000
September 1, 2006	$ 0.85	205,000
March 1, 2007	$ 0.85	205,000

Stock option transactions and the number of stock options outstanding are summarized as follows:

	Number of Options	Weighted Average Exercise Price ($USD)

Balance, January 1, 2004	-	$ -
Granted	2,830,000	0.425

Balance, December 31, 2004	2,830,000	0.425
Granted	2,320,000	0.92
Forfeited	(310,000)	(0.425)
Balance September 30, 2005	4,840,000	$0.66

Options exercisable, as at September 30, 2005	1,745,000	$ 0.51
Options exercisable, as at December 31, 2004	707,500	$ 0.425

The weighted average fair value of options granted during the nine-month period ended September 30, 2005 was $0.74 per share.

The following stock options were outstanding at September 30, 2005:

Expiry date	Exercise Price	Number of Options

December 6, 2014 for 2004 Incentive Plan	$ 0.425	2,520,000
August 31, 2010 for 2005 Incentive Plan	$ 0.85	820,000
May 31, 20015 for 2005 Incentive Plan	$ 0.96	1,500,000

- F74 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

9.	CAPITAL STOCK (continued)

Stock options (continued)

Warrants

On December 1, 2004, the Company issued 4,000,000-share purchase warrants to a consultant for financial public relation services and other consulting services (Note 11). 3,000,000 of these share purchase warrants vest on January 15, 2006, while the remaining 1,000,000 vest on September 15, 2006. 2,000,000 of the share purchase warrants that vest on January 15, 2006 have an exercise price of $0.25 and expire November 30, 2006. The balance of the share purchase warrants that vest on January 15, 2006 have an exercise price of $0.50 and will expire on November 30, 2007. The 1,000,000 share purchase warrants that vest on September 15, 2006 have an exercise price of $1.00 and will expire on November 30, 2009.

At September 30, 2005, the following share purchase warrants were outstanding. None of the warrants were exercisable at September 30, 2005 or December 31, 2004.

Number of Warrants	Exercise Price	Expiry Date

2,000,000	$ 0.25	November 30, 2006
1,000,000	$ 0.50	November 30, 2007
1,000,000	$ 1.00	November 30, 2009
2,974,500	$ 1.00	June 14, 2007

Subsequent to September 30, 2005, 2,500 share purchase warrants were cancelled by the Company.

Stock-based compensation

During the nine-month period ended September 30, 2005 the Company granted 2,320,000 options to employees. Of the options granted during the year ended December 31, 2004, 1,710,000 were granted to employees and 1,120,000 were granted to non-employees. During the nine-month period ended September 30, 2005, 310,000 options previously granted to employees were forfeited.

Compensation expense for options granted during the period is recognized in accordance with SFAS No. 123 which requires such options to be measured at fair value using the Black-Scholes option pricing model. Such compensation is amortized over the contract services period or, if none exists, from the date of grant until the options vest. Compensation associated with unvested options granted to non-employees is remeasured on each balance sheet date using the Black-Scholes option pricing model. The fair value of stock options granted during 2004 and 2005 estimated at the date of grant using the fair value method prescribed in SFAS 123 used the following weighted average assumptions:

- F75 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

9.	CAPITAL STOCK (continued)

Stock based compensation (continued)

	Nine-month period ended September 30, 2005	Year Ended December 31, 2004

Risk-free interest rate	4.00%	4.35%
Expected life of options	8.2 years	10 years
Expected volatility of the Company’s common shares	70.72%	72.59%
Dividend	-%	-%

The fair value of options granted during the nine-month period ended September 31, 2005 was approximately $0.74 per share. (December 31, 2004 - $0.36 per share) The total stock-based compensation calculated under the fair value method in respect of these options was $551,069 (year ended December 31, 2004 - $1,019,989 for options granted in year ended December 31, 2004) using the Black-Scholes option-pricing model. The Company charged to stock based compensation expense $1,243,951 during the nine-month period ended September 30, 2005 (year ended December 31, 2004 - $156,223) leaving an unamortized balance of $1,475,750 (2004 - $863,766) for all options granted to be amortized to over the remaining vesting period.

Warrants

No compensation expense is required for the warrants issued during the nine-month period ended September 30, 2005. Compensation expense for warrants issued in December 2004 is recognized in accordance with SFAS No. 123 which requires such warrants to be measured at fair value using the Black-Scholes option pricing model. Such compensation is being amortized over the contract services period or, if none exists, from the date of grant until the options vest. The fair value of warrants issued during 2004 was estimated at the date of grant and, for warrants granted to non-employees, subsequently remeasured at each balance sheet and vesting date using the fair value method prescribed in SFAS 123 used the following weighted average assumptions:

	Nine-month period ended September 30, 2005	Year Ended December 31, 2004

Risk-free interest rate	4.21%	3.01%
Expected life of options	2.17 years	3 years
Expected volatility of the Company’s common shares	70.72%	72.59%
Dividend	-%	-%

The weighted average fair value of warrants issued during the nine-month period ended September 30, 2005 was $0.40 (December 31, 2004 - $0.59 per share). The total stock-based compensation recognized and charged to expense under the fair value method in respect of these warrants during the nine-months ended September 30, 2005 was $2,132,779 (December 31, 2004 - $83,724) using the Black-Scholes option-pricing model.

- F76 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

10.	SUPPLEMENTAL INFORMATION WITH RESPECT TO CASH FLOWS

	Successor Nine Months Ended September 30, 2005	Successor Nine Months Ended September 30, 2004	Predecessor Nine Months Ended September 30, 2004 (a)
(Increase) decrease in assets:
Accounts receivable	$ 1,756	$ -	$ (13,989)
Investment tax credits refundable	109,809	-	75,264
Inventory	(9,689)	-	(81,943)
Prepaid expenses Increase (decrease) in liabilities	(58,688)	488	(16,585)
Accounts payable and accrued liabilities	(113,587)	24,492	(69,041)
Customer deposits	-	-	123,433

	$ (70,399)	$ 24,980	$ 17,139

Non-cash investing and financing activities
Common stock issued to finance acquisition of Blackstone Holdings Ltd.	$ -	$ 400,422	$ -
Shares issued for services	$ -	$ 93,000	$ -
Gain on non-pro rata split-off	$ -	$ 7,304,286	$ -
Shares and warrants issued for settlement of
advances payable	$ 244,170	$ -	$ -

Interest paid	$ 21,806	$ -	$ 5,622

(a) Represents cash flows of Navitrak International Corporation, the Company’s predecessor (Note 1).

11.	RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in these consolidated interim financial statements include:

a)	Management fees paid during the nine-month period ended September 30, 2005 of $45,000 (2004 - $15,000) to two companies controlled by a director.

b)

The Company entered into a written consulting agreement with GM Capital Partners, Ltd., effective December 1, 2004 (subsequently changed to October 27, 2005), pursuant to which, GM Capital Partners, Ltd. has agreed to provide corporate counselling and advice. The term of the agreement is for a period of twenty-four months commencing December 1, 2004. The Company agreed to pay GM Capital Partners Ltd. an initial payment of $10,000 (paid in December 2004), and commencing after January 1, 2005, $10,000 per month. During the nine-month period ended September 30, 2005 (2004 -$Nil), $90,000 in consulting fees were paid to GM Capital Partners, Ltd., pursuant to this agreement

c)

- F77 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc. - Successor)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

11.	RELATED PARTY TRANSACTIONS (continued)

GM Capital Partners, Ltd. also received 4,000,000 share purchase warrants and $287,450 of finders fees (Note 9). In addition, if during the twenty-four month period of the agreement, any extension thereof, or for a period of two years following the termination of the agreement, the Company shall consummate a financing, whether in the form of equity, cash or other consideration, with any person or entity directly or indirectly introduced to the Company by GM Capital Partners, Ltd. then the GM Capital Partners, Ltd. is entitled to receive a finders fee equal to 10% of gross proceeds of the private financing. The agreement also specifies that if during the twenty-four month period of the agreement, any extension thereof, or for a period of two years following the termination of the agreement, the Company shall consummate a business combination with any person or entity directly or indirectly introduced to the Company by GM Capital Partners, Ltd., GM Capital Partners, Ltd. is entitled to additional compensation as follows: 5% of the 1st $1,000,000 of consideration paid; plus 4% of the 2nd $1,000,000 of consideration paid; plus 3% of the 3rd $1,000,000 of consideration paid; plus 2% of the 4th $1,000,000 of consideration paid; plus 1% of all consideration paid in excess of $5,000,000.

The above transactions are in the normal course of operations and are recorded at amounts established and agreed to between the related parties.

12.	SALES INFORMATION

Management has determined that it operates in one industry segment.

For the nine months ended September 30, 2005 and 2004, the Company’s sales were distributed as follows:

	Successor Nine-Months Ended September 30, 2005	Successor Nine-Months Ended September 30, 2004	Predecessor Nine-Months Ended September 30, 2004 (a)

Canada	$ -	$ -	$ 8,217
United States	81,733	-	94,605

	$ 81,733	$ -	$ 102,822

(a) Represents sales information associated with Navitrak International Corporation, the Company’s predecessor. (Note 1)

For the nine-month period ended September 30, 2005 approximately 85% of sales were derived from one customer. No significant amounts were included in accounts receivable as at September 30, 2005. For the predecessor’s nine-month period ended September 30, 2004 approximately 92% of sales were derived from another customer. No significant amounts were included in accounts receivable as at September 30, 2004 owing from this customer.

- F78 -

NAVITRAK INTERNATIONAL CORPORATION (Formerly Flashpoint International Inc.)

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(Unaudited – Expressed in US dollars)

13.	COMMITMENTS

(a)	The Company has entered into a lease agreement for a new office. Minimum lease payments under the lease (excluding operating expenses) over the next five years are as follows:

Twelve months ended September 30
2006	$34,877
2007	$36,616
2008	$37,754
2009	$39,192
2010	$20,135

After July 1, 2007, provided that the Company is not in default of the Lease, the Company has the option to terminate the lease within a six-month period.

The Company is committed to furnish the leased premise with and maintain therein a sufficient quantity of inventory, equipment and other assets to secure six months of rent payments.

(b)

For certain of the Company’s employees, their employment agreement specifies that they are entitled to severance pay upon termination based on a pre-determined number of months salary. As at September 30, 2005, the obligation for the severance payments should they be terminated was approximately $340,000 (CDN $398,750) and $100,000 denominated in USD (December 31, 2004 - $333,000 (CDN $398,750)).

(c)

For a certain employee of the Company, the employment agreement specifies that they are entitled to a bonus of 500,000 shares of common stock on each of June 30, 2006, June 30, 2007 and June 30, 2008 so long as he is continued to be employed by the Company at that time.

- F79 -

Navitrak International Corporation

(formerly Flashpoint International, Inc. – Successor)

Pro-forma Financial Information

The Unaudited Pro Forma Consolidated Financial Information reflects financial information that gives effect to the November 11, 2004 acquisition of net assets of Navitrak International Corporation (“Navitrak Canada”, an unrelated company and our predecessor) in exchange for $10,000 cash, $50,000 in non-interest bearing short-term notes payable and the issuance of 1,400,000 shares of our common stock. Also in connection with the acquisition, we issued:

•     2,480,000 shares of our common stock to settle indebtedness of Navitrak Canada;

•     2,230,000 shares of our common stock to certain employees and management of Navitrak Canada; and

•      99,320 shares of our common stock to directors of Navitrak Canada to settle unpaid director fees.

The Pro Forma Consolidated Financial Information included herein reflects the use of the purchase method of accounting for the acquisition of the Navitrak Canada net assets. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in the Company's SB-2 Registration Statement.

The Pro Forma Consolidated Statement of Operations gives effect to the acquisition of Navitrak Canada net assets as if they had occurred on January 1, 2004.

The Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 combines the results of the Company and Navitrak Canada for the year then ended. The consolidated financial statements of the Company for the year ended December 31, 2004 include the results of operations attributed to the net assets of Navitrak Canada for the 50-day period from November 12, 2004 to December 31, 2004.

The Pro Forma Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the period presented; nor does it purport to present the results of operations for future periods.

- F80 -

Navitrak International Corporation
(formerly Flashpoint International, Inc. - Successor)
Pro-Forma Consolidated Statement of Operations
(Unaudited - Expressed in US Dollars)

For the year ended	Navitrak Nevada	Navitrak Canada		Pro Forma
December 31, 2004	(Successor)	(Predecessor) (1)	Adjustments	Balance

Sales	$-	$104,844	$-		$104,844

Expenses
Cost of sales	7,623	27,768	-		35,391
General and administrative	1,643,221	738,042	-		2,381,263
Depreciation	6,435	30,568	-		37,003
Selling	191,400	48,559	-		239,959
Loss on disposal of property and equipment	-	1,070	-		1,070
Product development	79,510	272,085	-		351,595
	1,928,189	1,118,092	-		3,046,281
Loss from operations	(1,928,189)	(1,013,248)	-		(2,941,437)

Other income (expenses)
Interest expense	(10,274)	(194,996)	58,804	(2)	(16,041)
			130,425	(3)
Interest income	60,885	773	(58,804)	(2)	2,854
Foreign exchange gain	2,655	83,742	-		86,397
Write-down of investment in Invisa, Inc.	(693,751)	-	-		(693,751)
Gain (loss) on settlement of debt	(11,531)	22,420	-		10,889

Loss from continuing operations	$(2,580,205)	$(1,101,309)	$130,425		$(3,551,089)

Loss per share – continuing operations – basic and diluted	$(0.10)	$(0.03)			$(0.11)

Weighted average shares outstanding (4)	27,421,209	34,393,161			32,932,685

(1)	To reflect of the operations of Navitrak Canada (Predecessor) from January 1, 2004 through to the date of the acquisition of the net assets of Navitrak Canada on November 12, 2004.

(2)

To eliminate interest charged to Navitrak Canada by us prior to the November 12, 2004 acquisition of net assets. On November 11, 2004, the loan receivable (including accrued interest) from Navitrak Canada was

- F81 -

$1,338,170 and bore interest at the rate of 12% per annum. For the period from January 1, 2004 to November 11, 2004, interest of $58,804 was accrued on this loan.

(3)

As part of the purchase price in connection with the acquisition of the Navitrak Canada net assets, we issued 2,480,000 shares of its common stock to settle the Series A Secured Convertible Debentures and shareholder bridge loans of the Predecessor. On November 11, 2004, the loan payable to the shareholders via bridge loans totalled $352,074, of which $318,566 was settled with our common shares. On November 11, 2004, the balance of Series A Secured Convertible Debentures was $924,131, all of which was settled in our common shares. There was no gain or loss recognized on the settlement as the quoted market price of our common shares approximated the carrying value of the settled debt on the acquisition date.

Interest on both debt facilities accrued at the rate of 12% per annum. For the period from January 1, 2004 to November 11, 2004, interest expense of $102,024 and $28,401 was incurred, respectively, on the convertible debentures and those shareholder bridge loans settled with our common stock upon acquisition of the Navitrak Canada net assets.

(4)

Pro-forma weighted average shares outstanding considers the effect of the 1,400,000 common shares issued to acquire the net assets of Navitrak Canada the Predecessor as if they were issued on January 1, 2004, along with the following share issuances:

•	2,480,000 for settlement of bridge loans and convertible debentures (discussed in Note 3 above)
•	99,320 to directors for settlement of past fees due to the directors of Navitrak Canada
•	2,230,000 to employees and management of Navitrak Canada

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24	Indemnification of Directors and Officers.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

- reasonably believed that their conduct was in or not opposed to our company's best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favour by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themself in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- by independent legal counsel in a written opinion; or

- by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,382
Printing and engraving expenses(1)	$1,000
Accounting fees and expenses(1)	$200,000
Legal fees and expenses(1)	$100,000
Transfer agent and registrar fees(1)	$1,000
Fees and expenses for qualification under state securities laws	$6,000
Miscellaneous(1)	$5,000
Total	$314,382

(1) We have estimated these amounts.

Item 26	Recent Sales of Unregistered Securities - Last Three Years.

On August 31, 2005 we sold 200,000 units, at a price of $0.50 per unit for an aggregate purchase price of $100,000 to one non-U.S. investor relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S promulgated thereunder. Each unit was comprised of one common share and one-half of one transferable share purchase warrant, for a total of 100,000 whole share purchase warrants. Each whole share purchase warrant entitles the holder to purchase one common share of our company at an exercise price of $1.00 per share on or before June 14, 2007. The purchase price for these securities was paid by applying a portion of outstanding debt owed by our company to the investor as the purchase proceeds, thus reducing the outstanding balance of the debt.

On September 27, 2005, we issued an aggregate of 820,000 stock options to various employees, directors, officers and consultants of our company at an exercise price of $0.85 per share for a period of five years. These options were granted pursuant to our 2005 Stock Option Plan and pursuant to stock option agreements on our form of stock option agreement. Each stock option agreement provides that the options granted vest in four equal instalments, with the first instalment having vested on the date of grant (September 27, 2005), and the balance vesting in three equal instalments on March 27, 2006, September 27, 2006 and March 27, 2007 (i.e., months 6, 12 and 18 from the date of grant).

On November 11, 2005, our board of directors issued 1,500,000 stock options to one employee with an exercise price of $0.96 per share. These options were granted pursuant to a written employment agreement dated as of June 1, 2005, and they vest in 12 equal instalments of 125,000 options each. 125,000 of these share purchase options vested on November 11, 2005 (the date of the resolution authorizing the grant of the options). Another 125,000 vested on December 1, 2005. The remainder will vest in instalments of 125,000 options on each of March 1, 2006, June 1, 2006, September 1, 2006, December 1, 2006, March 1, 2007, June 1, 2007, September 1, 2007, December 1, 2007, March 1, 2008 and June 1, 2008.

During June, August and September, 2005, we sold an aggregate of 5,744,000 units at a price of $0.50 per unit for aggregate gross proceeds of $2,972,000 to 59 persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. Each unit was comprised of one common share and one-half of one transferable share purchase warrant, for a total of 2,872,000 whole share purchase warrants. Each whole share purchase warrant is exercisable into one common share of our company at an exercise price of $1.00 per share on or before June 14, 2007.

On August 29, 2005, we issued an aggregate of 14,883,215 shares of our common stock to all of the holders of our common shares who were holders of record on August 26, 2005, in connection with a 2 for 1 stock split effected by way of a stock dividend.

On December 6, 2004, we issued an aggregate of 2,830,000 stock options to various employees, directors, officers and consultants of our company at an exercise price of $0.425 for a period of 10 years. These options were granted pursuant to our 2004 Stock Option Plan and pursuant to stock option agreements on our form of stock option agreement. Each stock option agreement provides that the options granted vest in four equal instalments, with the first instalment having vested on the date of grant (December 6, 2004), and the balance vesting in three equal instalments on June 6, 2005, December 6, 2005 and June 6, 2006 (i.e., months 6, 12 and 18 from the date of grant). The options and exercise price have been adjusted to reflect a 2:1 split of our company’s common shares effective August 29, 2005.

On December 6, 2004, we issued 50,000 shares in settlement of a debt to one non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On December 6, 2004, we issued 63,000 common shares to a consultant of our company in payment of a consulting fees due to him. In issuing these shares we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereof.

On December 1, 2004, we issued 4,000,000 share purchase warrants to a consultant outside of the United States. 3,000,000 of these share purchase warrants vest on January 15, 2006, while the remaining 1,000,000 vest on September 15, 2006. 2,000,000 of the share purchase warrants that vest on January 15, 2006 have an exercise price of $0.25 and expire November 30, 2006. The balance of the share purchase warrants that vest January 15, 2006 have an exercise price of $0.50 and expire November 30, 2007. The 1,000,000 share purchase warrants that will vest September 15, 2006 have an exercise price of $1.00 and will expire November 30, 2009. These warrants have been adjusted to reflect a 2:1 split of our company’s common shares effective August 31, 2005. In issuing these share purchase warrants we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder.

On November 12, 2004, we completed the acquisition of substantially all of the assets of the Canadian Navitrak International Corporation, our predecessor, an unrelated Ontario corporation, including the capital stock of our operating subsidiary Navitrak Engineering Incorporated, pursuant to an asset purchase agreement dated as of January 31, 2004, as amended through September 16, 2004. At the completion of this transaction, we:

•	issued 1,400,000 common shares to Canadian Navitrak International Corporation, an unrelated Ontario corporation.
•

issued an aggregate of 1,867,496 common shares to nine persons in exchange for the acquisition of nine series A convertible secured debentures that were originally issued by Canadian Navitrak International Corporation on or about December 18, 2002.

•

issued an aggregate of 612,504 common shares to five persons who held, in the aggregate, five secured ‘mini-bridge’ loans made to Canadian Navitrak International Corporation having, at November 12, 2004, an aggregate outstanding balance due of approximately $295,000 (Cdn $368,903).

•

issued an aggregate of 2,080,000 common shares, at a purchase price of $0.05 per share, to eleven key employees of Navitrak Engineering Incorporated (due to oversight at the closing, 150,000 of these shares were not actually issued until January, 2005).

•

issued an aggregate of 99,320 common shares to three ex-directors of Canadian Navitrak International Corporation as payment of past due directors’ fees (due to oversight at the closing, 46,800 of these shares were not actually issued until January, 2005).

•	issued an aggregate of 150,000 common shares to one ex-director of Canadian Navitrak International Corporation at a purchase price of $0.05 per share.

For more detail concerning this transaction, please refer to the section of this registration statement titled “Description of Business” beginning at page 39, above. All but one of the persons to whom we issued these securities were not “U.S. persons” as defined in Regulation S, and all of the transactions with each of them were negotiated and completed outside of the United States. The one U.S. person involved was an ex-director of Navitrak International Corporation and an accredited investor, as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended. In issuing all of these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Regulation S.

On June 22, 2004 we issued 60,000 common shares to a consultant in exchange for services rendered to our company. On June 24, 2004, we issued an additional 114,000 common shares to this consultant for services rendered. The consultant is located in Europe and we relied on the exemption from the Registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) and/or by Regulation S promulgated thereunder.

During the period beginning June, 2004 and ending September 30, 2004, we issued an aggregate of 1,197,364 common shares for gross cash proceeds of $598,682 to four investors. All of these investors were not “U.S. persons” as defined in Regulation S, and all of the transactions with each of them were negotiated and completed outside of the United States.

During the period beginning June, 2004 and ending in September, 2004, we issued an aggregate of 6,234,746 of our common shares to 70 persons in a one-for-one share exchange whereby we acquired all of the issued and outstanding securities of Blackstone Holdings Corporation, a Nevada corporation. None of the stockholders of Blackstone Holdings Corporation was a U.S. person, the offer and exchange of these shares took place outside of the United States, and we relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Regulation S. Of the total shares to be issued, 2,000 were not issued until 2005.

On June 1, 2004, we issued an aggregate of 3,107,000 shares of our common stock to all of the holders of our common shares who were holders of record on June 1, 2004, in connection with a 2 for 1 stock split.

Item 27	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-laws
3.3	Articles of Amendment of Articles of Incorporation filed with the Nevada Secretary of State July 29, 1999
3.4	Articles of Amendment of Articles of Incorporation filed with the Nevada Secretary of State August 29, 2001
3.5	Articles of Merger filed with the Nevada Secretary of State October 4, 2001
3.6	Articles of Merger filed with the Nevada Secretary of State October 10, 2001
3.7	Certificate of Articles of Amendment filed with the Nevada Secretary of State October 18, 2001
3.8	Articles of Merger filed with the Nevada Secretary of State November 3, 2004
3.9	Certificate of Amendment filed with the Nevada Secretary of State July 21, 2005
4.1	Form of Share Certificate
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1	2005 Incentive Plan
10.2	Amended and Restated 2005 Incentive Plan
10.3	2004 Incentive Plan
10.4	Amended and Restated 2004 Incentive Plan
10.5	Employment Agreement with Herb Lustig
10.6	Consulting Agreement with AD Butler and Associates
10.7	Employment Agreement with Ping Chen
10.8	Employment Agreement with Yulia Lazukova
10.9	Employment Agreement with Robert D. Gallant
10.10	Employment Agreement with Dr. Adam Wolinski
10.11	Consulting Agreement with G.M. Capital Partners

10.12	2005 Form of Stock Option Agreement (Non-Qualified)
10.13	2004 Form of Stock Option Agreement (Non-Qualified)
10.14	2005 Form of Offshore Offering Subscription Agreement
10.15	2004 Form of Offshore Offering Subscription Agreement
10.16	Amended and Restated Consulting Agreement with G.M. Capital Partners, Ltd.
10.17	Atlantic Canada Opportunities Agency Business Development Program Contract dated January 20, 1999 with Navitrak Engineering Incorporated (Project # 6004-60-30,916-1)
10.18	Amendment #1 dated July 18, 2000 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1)
10.19	Amendment #2 dated August 22, 2002 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1)
10.20	Amendment #3 dated April 9, 2003 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1)
10.21	Amendment #4 dated November 4, 2003 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1)
10.22	Amendment #5 dated July 5, 2004 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1)
10.23	Amendment #6 dated January 10, 2005 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1)
10.24	Contract dated March 9, 2004 between Atlantic Canada Opportunities Agency and Navitrak Engineering Incorporated, Navitrak International Corporation and Navitrak Systems Inc. (Project #183782)
10.25	Amendment #1 dated February 8, 2005 to Contract between Atlantic Canada Opportunities Agency and Navitrak Engineering Incorporated and Navitrak International Corporation (Project #183782)
10.26	Evaluation Agreement (North America) between NAVTEQ North America and Navitrak International Corporation
10.27	Data License and Reseller Agreement effective March 30, 2001 between Navigation Technologies Corporation and Navitrak International Corporation
10.28	Third Amendment to Data License Agreement and Territory Licenses No. 1 and 2 between NAVTEQ North America, LLC and Navitrak International Corporation
10.29	Fourth Amendment to Data License Agreement and Territory Licenses No. 1 and 2 between NAVTEQ North America, LLC and Navitrak International Corporation
10.30	Amendment No. 1 to NRC Contribution Agreement No. 376225PA
10.31	Consent of ATlantic Canada Opportunity Agency for Projects 165474, 166156, 181936 and 183782
10.32	Industrial Research Assistance Program Repayable Contribution Agreement, Project 376225, effective January 4, 2000
10.33	Amendts to PEMD Project No. N470834
10.34	Amendment No. 3 to NRC Contribution Agreement No. 376225PA
10.35	Amendment No. 4 to NRC Contribution Agreement No. 376225PA
10.36	Amendment No. 5 to NRC Contribution Agreement No. 376225PA
10.37	Amendment No. 6 to NRC Contribution Agreement No. 376225PA
10.38	Amendment No. 7 to NRC Contribution Agreement No. 376225PA
10.39	Second Amendment to Territory Licenses No. 1 & 2 between Navigation Techologies North America, LLC and Navitrak International Corporation
10.40	ACOA Business Development Program Contract, Project No: 6004-60-29,678-1, September 10, 1996
10.41	ACOA Business Development Program Loan, Project No: 6004-60-29,678-1, February 1999
10.42	PEMD Schedule 1 to Agreement for Market Development Strategies
21.1	Subsidiaries of Navitrak International Corporation Navitrak Engineering Incorporated Navitrak Sales Corporation 0705951 B.C. Ltd. Navitrak Technologies Inc.
23.1	Consent of BDO Dunwoody LLP on Navitrak International Corporation (Successor)
23.2	Consent of BDO Dunwoody LLP on Navitrak International Corporation (Predecessor)

Item 28	Undertakings.

The undersigned Company hereby undertakes that it will:

(1)	file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:
(a)	any prospectus required by Section 10(a)(3) of the Securities Act;
(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)	any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;
(2)

for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Navitrak pursuant to the foregoing provisions, or otherwise, Navitrak has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Navitrak of expenses incurred or paid by a director, officer or controlling person of Navitrak in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Navitrak will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on December 30, 2005.

NAVITRAK INTERNATIONAL CORPORATION

a Nevada corporation

By: /s/ Robert Knight

Robert Knight, President and Director

December 30, 2005

By: /s/ Richard Brown

Richard Brown, Chief Financial Officer and Director

December 30, 2005

By: /s/ Randle Barrington-Foote

Randle Barrington-Foote, Director

December 30, 2005

By: /s/ Joel Strickland

Joel Strickland, Director

December 30, 2005